    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1996


                                                     REGISTRATION NO.: 333-06151
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             METROGOLF INCORPORATED
             (Exact name of Registrant as specified in its charter)

           COLORADO                          7200                  84-1288480
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of
incorporation or organization)      Classification Number)       Identification
                                                                    Number)

                           1999 BROADWAY, SUITE 2435
                             DENVER, COLORADO 80202
                                 (303) 294-9300
         (Address and telephone number of principal executive offices)
                         ------------------------------

                            CHARLES D. TOURTELLOTTE
                           1999 BROADWAY, SUITE 2435
                             DENVER, COLORADO 80202
                                 (303) 294-9300
           (Name, address and telephone number of agent for service)
                         ------------------------------

                COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:

          Jeffrey M. Knetsch                         Kevin A. Cudney
           Brent T. Slosky                          George A. Hagerty
Brownstein Hyatt Farber & Strickland,              Dorsey & Whitney LLP
                 P.C.
     410 17th Street, 22nd Floor               370 17th Street, Suite 4400
        Denver, Colorado 80202                    Denver, Colorado 80202
telephone: (303) 534-6335 / facsimile:    telephone: (303) 629-3400 / facsimile:
            (303) 623-1956                            (303) 629-3450

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of the Registration Statement.
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
          SECURITIES TO BE REGISTERED             BE REGISTERED (1)      PER SHARE (2)       OFFERING PRICE      REGISTRATION FEE
Common Stock, no par value.....................       1,933,571              $8.00             $15,468,568           $5,334(3)


(1) Includes 180,000 shares to cover the Underwriters' Over-Allotment Option. Also includes an indeterminate number of shares that are issuable upon conversion of the PP Notes (as defined herein), presently estimated to be 553,571 shares.


(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a).


(3) Previously paid.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             METROGOLF INCORPORATED
                             CROSS REFERENCE SHEET
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS IN PART I OF FORM S-1


FORM S-1 CAPTION                                                                   PROSPECTUS CAPTION
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page; Outside Back Cover Page
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds......................................  Use of Proceeds
       5.  Determination of Offering Price......................  Outside Front Cover Page; Underwriting
       6.  Dilution.............................................  Dilution
       7.  Selling Security Holders.............................  Not Applicable
       8.  Plan of Distribution.................................  Outside Front Cover Page; Underwriting
       9.  Description of Securities to Be Registered...........  Description of Capital Stock
      10.  Interests of Named Experts and Counsel...............  Not Applicable
      11.  Information with Respect to the Registrant...........  Prospectus Summary; Risk Factors; Capitalization;
                                                                   Selected Consolidated Financial Data; Management's
                                                                   Discussion and Analysis of Financial Condition and
                                                                   Results of Operations; Business; Management;
                                                                   Description of Capital Stock; Consolidated and
                                                                   Combined Financial Statements
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable

                                EXPLANATORY NOTE


    This Registration Statement covers the registration of (i) an offering of 1,380,000 shares of common stock, no par value ("Common Stock"), including shares of Common Stock to cover over-allotments, of MetroGolf Incorporated (the "Company"), a Colorado corporation, for sale by the Company in an underwritten public offering, and (ii) an additional 553,571 shares (the "Conversion Shares") of Common Stock (or such greater number of shares as may be required) issuable upon conversion of the Company's 12% Convertible Subordinated Notes due 1997 (the "PP Notes") that were issued in a private placement closed on May 30, 1996 to the holders thereof (the "Noteholders"). The PP Notes are convertible at 50% of the price to public in the public offering (the "IPO") if converted simultaneously with the closing of the IPO or at 50% of the Market Price of the Common Stock (as defined), if converted at a later date. The above number of Conversion Shares is determined utilizing a $7.00 per share price in the IPO (the middle of the expected range).



    The complete prospectus relating to the underwritten offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Conversion Shares, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Shares Eligible for Future Sale," and "The Conversion" to be used in lieu of the sections entitled "Concurrent Offering," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus relating to the underwritten offering. Certain sections of the Prospectus for the underwritten offering will not be used in the Prospectus relating to the Conversion Shares such as "Use of Proceeds" and "Dilution." In addition, certain language in the Prospectus for the underwritten offering relating to the underwritten offering will be changed, with such changes being submitted to the Securities and Exchange Commission in a Prospectus pursuant to Rule 424.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 22, 1996


PROSPECTUS

                     [LOGO]

                                        METROGOLF

                                     INCORPORATED

                        1,200,000 SHARES OF COMMON STOCK
                               ------------------

    MetroGolf Incorporated ("MetroGolf" or the "Company") is hereby offering 1,200,000 shares of its common stock, no par value ("Common Stock").


    Prior to this offering (the "Offering"), there has been no public market for the Common Stock, and no assurance can be given that any such market will develop. It is currently estimated that the initial public offering price of the Common Stock will be between $6.00 and $8.00 per share. For information regarding the factors considered in determining the price to the public in the Offering, see "Underwriting." The Company has applied for listing of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq") under the proposed symbol "MGLF" and the Boston Stock Exchange ("BSE") under the proposed symbol "MGO."



    Concurrently with the Offering, the Company is also registering the shares of Common Stock that may be acquired by holders (the "Noteholders") of the Company's 12% Convertible Subordinated Notes due 1997 (the "PP Notes") upon conversion thereof (the "Conversion Shares"). The Noteholders may not sell the Conversion Shares until 180 days after the consummation of the Offering unless earlier allowed by Laidlaw Equities, Inc. and Cruttenden Roth Incorporated, as representatives (the "Representatives") of the several underwriters for the Offering (the "Underwriters").



    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" CONTAINED AT PAGES 8-13 OF THIS PROSPECTUS AND "DILUTION."

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                                    CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


                                                               UNDERWRITING
                                                                DISCOUNTS          PROCEEDS TO THE
                                     PRICE TO THE PUBLIC    AND COMMISSIONS(1)       COMPANY (2)
Per Share..........................           $                     $                     $
Total (3)..........................           $                     $                     $


(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses of the Offering payable by the Company, estimated
    at $          ($          if the over-allotment option granted to the
    Underwriters described below is exercised in full).

(3) The Company has granted to the Underwriters an option, exercisable within 45 days after the date hereof (the "Underwriters' Over-allotment Option"), to purchase up to 180,000 additional shares of Common Stock on the same terms as set forth above, solely to cover over-allotments, if any. If the Underwriters' Over-allotment Option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and Proceeds to the
    Company will be $          , $         and $          , respectively. See
    "Underwriting."

                           --------------------------


    The shares of Common Stock are offered when, as and if delivered to and accepted by the Underwriters and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made against payment therefor at the offices of Laidlaw Equities, Inc., 100 Park
Avenue, New York, New York 10017 on or about              1996.


                           --------------------------

LAIDLAW EQUITIES, INC.                                           CRUTTENDEN ROTH
                                                        INCORPORATED

               The date of this Prospectus is              , 1996

                     [WATERMARK UNDERLAY OF METROGOLF LOGO]



                             ADDITIONAL INFORMATION



    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered by this Prospectus. For the purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto, to which reference hereby is made. Any interested party may inspect the Registration Statement and its exhibits, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10007. Any interested party may obtain copies of all or any portion of the Registration Statement and its exhibits at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549.



    As a result of the Offering, the Company will become subject to the periodic reporting and other informational requirements of the Securities and Exchange Act of 1934, as amended. As long as it is subject to such reporting and informational requirements, the Company will file with the Commission all reports, proxy statements and other information required thereby, which may be inspected at the public reference facilities described above. The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited by independent certified public accountants and with quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.


                           --------------------------


    IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON NASDAQ, BSE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                           --------------------------


                         FOR CALIFORNIA RESIDENTS ONLY



    WITH RESPECT TO SALES OF THE COMMON STOCK BEING OFFERED HEREBY TO CALIFORNIA RESIDENTS, SUCH COMMON STOCK MAY BE SOLD ONLY TO (1) "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT, (2) BANKS, SAVINGS AND LOAN ASSOCIATIONS, TRUST COMPANIES, INSURANCE COMPANIES, INVESTMENT COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, PENSION AND PROFIT SHARING TRUSTS, CORPORATIONS OR OTHER ENTITIES WHICH, TOGETHER WITH THE CORPORATION'S OR OTHER ENTITY'S AFFILIATES, HAVE A NET WORTH ON A CONSOLIDATED BASIS ACCORDING TO THEIR MOST RECENT REGULARLY PREPARED FINANCIAL STATEMENTS (WHICH SHALL HAVE BEEN REVIEWED, BUT NOT NECESSARILY AUDITED, BY OUTSIDE ACCOUNTANTS) OF NOT LESS THAN $14,000,000 AND SUBSIDIARIES OF THE FOREGOING, (3) ANY CORPORATION, PARTNERSHIP OR ORGANIZATION (OTHER THAN A CORPORATION, PARTNERSHIP OR ORGANIZATION FORMED FOR THE SOLE PURPOSE OF PURCHASING THE SECURITIES OFFERED HEREBY) WHO PURCHASES AT LEAST $1,000,000 AGGREGATE AMOUNT OF THE SECURITIES OFFERED HEREBY, (4) ANY NATURAL PERSON WHO (A) HAS INCOME OF $65,000 AND A NET WORTH OF $250,000, OR (B) HAS A NET WORTH OF $500,000 (IN EACH CASE, EXCLUDING HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), OR (5) ANY "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED UNDER RULE 144A OF THE SECURITIES ACT.

                                 FOLD OUT PAGE
                         [VIEW OF ILLINOIS CENTER GOLF]
                        METROGOLF'S ILLINOIS CENTER GOLF
                                    CHICAGO

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) INCLUDED ELSEWHERE IN THIS PROSPECTUS. ALL COMMON STOCK AMOUNTS IN THIS PROSPECTUS HAVE BEEN ADJUSTED TO REFLECT THE COMPANY'S 5.5-TO-1 STOCK SPLIT EFFECTED ON AUGUST 31, 1995 BUT DO NOT GIVE EFFECT TO THE EXERCISE OF (I) THE UNDERWRITERS' OVER-ALLOTMENT OPTION, (II) THE UNDERWRITER'S WARRANTS, AND (III) UP TO 250,000 SHARES AVAILABLE FOR GRANT UNDER THE COMPANY'S 1996 STOCK OPTION AND STOCK BONUS PLAN (THE "STOCK OPTION PLAN"). THE COMPANY WAS FORMERLY KNOWN AS THE VINTAGE GROUP USA, LTD. METROGOLF INCORPORATED, ITS SUBSIDIARIES AND, IF THE CONTEXT SO REQUIRES, ILLINOIS CENTER GOLF PARTNERS, L.P. ("ICGP") AND GOOSE CREEK GOLF PARTNERS LIMITED PARTNERSHIP ("GCGP"), AS SUBSIDIARIES TO BE CONSOLIDATED WITH THE COMPANY, ARE REFERRED TO HEREIN AS THE "COMPANY."


                                  THE COMPANY


    MetroGolf Incorporated acquires, develops and operates golf centers designed to provide a wide variety of practice and play opportunities in major metropolitan areas. The Company's centers are located in areas with high concentrations of office, urban residential and hotel development that are convenient for time-constrained golfers. The Company's golf centers typically offer: practice facilities; instructional programs such as the David Leadbetter Golf Academy-Registered Trademark- currently at the Company's Illinois Center Golf facility; a full-line pro shop; restaurant, bar and catering facilities; group meeting areas; and, in some cases, par-3 or executive-length golf courses. The Company's golf centers are designed around a driving range with target greens, bunkers and traps to simulate actual golf course conditions. The Company's driving ranges, which typically include substantially more hitting stations than the industry average, are lighted to permit night play and are enclosed or sheltered in a climate-controlled environment.



    The Company's strategy is to become the leading owner and operator of golf centers in major metropolitan areas. The Company intends to accomplish this goal principally by acquiring existing golf facilities that have the potential for revenue enhancement through expansion of facilities, more efficient management and innovative marketing strategies. The Company intends to develop new golf centers in attractive markets where existing facilities are not suitable for acquisition. The Company has capitalized on the national media and industry recognition of its flagship development, Illinois Center Golf, a golf center and par-3 golf course in downtown Chicago, and has built a substantial pipeline of attractive projects for acquisition and development. In addition to Illinois Center Golf, the Company currently operates Goose Creek Golf Club ("Goose Creek"), an 18-hole golf course in suburban Washington, D.C., Fremont Golf Center and Harborside Golf Center (described below). Based on written acceptances to the Company's offer to purchase the limited partnership interests in each of the limited partnerships that own Illinois Center Golf and Goose Creek, the Company believes that, simultaneously with the closing of the Offering, it will acquire most, if not all, of such limited partnership interests for a combination of cash and convertible notes.



    According to the National Golf Foundation (the "NGF"), there were over 24 million golfers in the United States in 1995. According to the editorial staff of Golf Range & Recreation Report, as of November 1, 1995, there were 1,932 stand-alone golf ranges in the United States, up 11.6% from 1994. In addition, there were approximately 8,000 other ranges associated with public and private golf courses. The Company estimates that, in 1995, over 90% of all stand-alone driving ranges were managed by independent owner-operators. The Company believes that consolidation of this fragmented industry presents numerous opportunities for the Company to acquire, upgrade and renovate golf facilities and to realize economies of scale through efficiencies of management, marketing and purchasing. The Company also believes that many individual owner-operators lack the expertise and financial resources to compete effectively in a consolidating industry.

RECENT TRANSACTIONS AND OTHER POTENTIAL TRANSACTIONS



    Consistent with its business strategy of increasing ownership and operation of golf centers, the Company purchased the leasehold interest on an existing driving range and learning center facility in Fremont, California (the east San Francisco Bay area) on July 1, 1996, where it plans to develop an executive-length golf course (the "Fremont Golf Center"). On July 1, 1996, the Company also entered into a sublease, with an option to purchase, for the Harborside Golf Center, a double-tiered, double-ended driving range, putting green, clubhouse and sports bar/cafe in downtown San Diego, California. The Company is also developing a golf center located on the top of the Port Authority Bus Terminal in midtown Manhattan, New York City (the "New York Golf Center").



    The Company is actively pursuing acquisition or development projects in major cities, including Atlanta, Denver, Los Angeles, St. Louis, San Diego, San Francisco, Tampa and Toronto. The Company currently has 13 properties under active review as candidates for acquisition and has either entered into or is currently negotiating non-binding letters of intent with respect to nine of these properties. Eight of those nine properties are located in or near a major metropolitan area in the Western United States, and the remaining property is located in a major metropolitan area in the Midwestern United States. Each of the nine properties contains a driving range, pro shop and food and beverage facility. In some cases, the property has either a golf course or adjacent land available for expansion or development of additional golf facilities. Consummation of any acquisition or development of these or any other future sites is subject to the satisfaction of various conditions, including the satisfactory completion of due diligence by the Company and the negotiation of definitive agreements. The Company's strategy is to acquire up to three additional golf centers by the end of 1996 and to acquire or develop five more centers by the end of 1997. As consideration for any future acquisition or development, the Company may pay cash, incur indebtedness or issue debt or equity securities. Such acquisitions or developments could result in material changes in the Company's financial condition and operating results; however, there can be no assurance as to the occurrence of any of these acquisitions or developments or, if they occur, as to the timing of the consummation of any acquisitions or developments.


    MetroGolf is organized under the laws of the State of Colorado. The Company's principal executive offices are located at 1999 Broadway, Suite 2435, Denver, Colorado 80202. Its phone number is (303) 294-9300.

                                  THE OFFERING


Common Stock Offered...................  1,200,000 shares(a)
Common Stock to be Outstanding After
Offering...............................  3,592,647 shares(b)
Risk Factors...........................  The Common Stock offered hereby involves a high degree of risk and immediate and substantial
                                         dilution. See "Risk Factors" and "Dilution."
Use of Proceeds........................  The Company will use the net proceeds from the
                                         Offering to acquire and develop golf centers and
                                         for working capital, to upgrade and renovate
                                         existing golf centers, to acquire limited
                                         partnership interests in ICGP and GCGP and to
                                         redeem the Company's Redeemable Preferred Stock
                                         (see "Description of Capital Stock -- Preferred
                                         Stock"). See "Use of Proceeds."
Proposed Nasdaq Symbol.................  "MGLF"
Proposed BSE Symbol....................  "MGO"


- ------------------------

(a) Does not give effect to any exercise of the Underwriters' Over-allotment Option.



(b) Includes issuance of 553,571 shares upon conversion of the PP Notes and 351,750 shares upon conversion of the convertible notes issued in connection with the acquisition of 90% of the limited partnership interests in each of ICGP and GCGP (the "Convertible Notes"). See "Concurrent Offering" and "Partnership Acquisitions." Does not include (i) 157,500 shares issuable upon conversion of the warrants issued in connection with the acquisition of the limited partnership interests in ICGP, (ii) the 25,000 shares issuable upon conversion of the warrant issued to Laidlaw Equities, Inc. for its services as placement agent for the Private Placement, (iii) 120,000 shares issuable to the Representatives upon conversion of warrants issued to them for their services in connection with the Offering, (iv) up to 180,000 shares issuable upon exercise of the Underwriters' Over-allotment Option, or
    (v) 250,000 shares of Common Stock available for future grant under the Company's Stock Option Plan. See "Underwriting" and "Management -- Stock Option Plan."

               SUMMARY CONSOLIDATED AND PRO FORMA FINANCIAL DATA


    The historical financial information set forth below has been derived from the Consolidated and Combined Financial Statements of the Company for the respective periods presented and is qualified in its entirety by, and should be read in conjunction with, the Consolidated and Combined Financial Statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial and statistical data included elsewhere in this Prospectus. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that will be achieved for future periods, including for the entire year ending on December 31, 1996. The pro forma summary consolidated financial information set forth below for the Company gives effect to the interest expense associated with proceeds from the sale of the PP Notes and proceeds from the sale of Common Stock in the Offering (but not including the shares issuable pursuant to the Underwriters' Over-allotment Option), the acquisition by the Company of the Fremont Golf Center, the acquisition of limited partnership interests in ICGP and GCGP, the $1,750,000 in proceeds from ICGP's long-term debt and ICGP's $1,434,000 in property and equipment acquisitions, and are based on the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing historical financial statements and notes thereto, which are incorporated by reference herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements (including the notes to such financial statements) included elsewhere in this Prospectus. The 1992 column reflects information from February 21, 1992 (date of inception) to December 31, 1992.



                                    SIX MONTHS ENDED
                                        JUNE 30,                           YEARS ENDED DECEMBER 31,
                           -----------------------------------  -----------------------------------------------
                               PRO                                  PRO                                          INCEPTION TO
                              FORMA             ACTUAL             FORMA                   ACTUAL                DECEMBER 31,
                           -----------  ----------------------  -----------  ----------------------------------  ------------
                              1996         1996        1995        1995         1995        1994        1993         1992
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------
CONSOLIDATED STATEMENTS
 OF OPERATIONS DATA:
Total revenues...........  $ 1,291,202  $   99,275  $   85,013  $ 3,657,593  $  335,303  $  291,237  $  106,313   $   76,250
Total operating
 expenses................    2,016,706     422,296     371,011    4,704,460     882,709     565,811     109,176       47,655
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------
Operating loss...........     (725,504)   (323,021)   (285,998)  (1,046,867)   (547,406)   (274,574)     (2,863)      28,595
Other....................     (631,044)    (36,959)      4,130   (1,190,943)     15,294       9,761      (1,304)      (2,273)
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------
Net loss.................  $(1,356,548) $ (359,980) $ (281,868) $(2,237,810) $ (532,112) $ (264,813) $   (4,167)  $   26,322
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------
Net loss applicable to
 common stockholders.....  $(1,356,548) $ (445,292) $ (354,389) $(2,237,810) $ (687,164) $ (315,490) $   (4,167)  $   26,322
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------
Net loss per common
 share...................  $      (.52) $     (.32) $     (.25) $      (.86) $     (.49) $     (.23) $   --       $      .02
Weighted average common
 and common equivalent
 shares outstanding......    2,595,701   1,395,701   1,395,701    2,595,701   1,395,701   1,395,701   1,395,701    1,395,701
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------
                           -----------  ----------  ----------  -----------  ----------  ----------  ----------  ------------



                                                                       AT JUNE 30, 1996      AT DECEMBER 31, 1995
                                                                   ------------------------  --------------------
                                                                   HISTORICAL    PRO FORMA          ACTUAL
                                                                   -----------  -----------  --------------------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents........................................  $ 1,313,841  $ 4,536,566       $      324
Working capital (deficit)........................................   (1,340,376)    (754,262)        (505,968)
Total assets.....................................................    2,698,529   19,986,607          979,679
Short-term debt..................................................    1,803,771    2,988,581          290,253
Long-term debt...................................................       13,586    8,468,483           23,151
Total stockholders' equity (deficit).............................      (52,801)   5,571,783          100,961

                                  RISK FACTORS


    AN INVESTMENT IN THE COMMON STOCK IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO ARE ABLE TO AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.



LIMITED OPERATING HISTORY; RECENT LOSSES



    The Company's predecessor was formed in 1992. When consolidated with its subsidiaries, the Company had losses of $359,980, $532,112, $264,813 and $4,167 for the six months ended June 30, 1996 and the twelve months ended December 31, 1995, 1994 and 1993, respectively. GCGP reported net losses of $261,569, $75,624, $28,115 and $138,593 for the six months ended June 30, 1996 and the twelve months ended December 31, 1995, 1994 and 1993, respectively. ICGP reported net losses of $471,207, $535,212, $1,110,765 and $239,331 for the six
months ended June 30, 1996 and the twelve months ended December 31, 1995, and 1994 and from May 28, 1993 (inception date) to December 31, 1993, respectively. At June 30, 1996, the Company reported an accumulated deficit of $1,019,416, total stockholders' deficit of $52,801 and a working capital deficit of $1,340,376.



ADDITIONAL CAPITAL REQUIREMENTS



    The fiscal strength of the Company will be affected by the amount of funds raised in the Offering, in project financings and in future equity and debt financings. The Company's expected equity capital requirements for project acquisition, development and expansion include approximately $500,000 for the New York Golf Center, approximately $500,000 for the Fremont Golf Center, approximately $1,575,000 for the acquisition of the limited partnership interests in ICGP, approximately $475,000 for the acquisition of the limited partnership interests in GCGP and approximately $2,560,000 for future acquisitions and working capital. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The Company expects to incur mortgage or other indebtedness relating to these and its other golf centers by borrowing from banks, institutional lenders or private lenders in order to develop or purchase these and its other golf centers and to finance improvements thereto. Failure to raise capital will adversely affect the fiscal strength of the Company. In the absence of such additional funds, the Company will have a less diversified portfolio of investments in golf facilities and will have less capital to enable it to withstand economic downturns. Should any such financing, together with the revenues of such golf project subject to such financing, be insufficient to service such debt and pay taxes and other operating costs of such project, the Company would be required to utilize working capital, seek additional debt or equity investment funds or suffer foreclosure of the project. Any such use of working capital would decrease the funds available to the Company for its other projects and future acquisitions and developments.



GOOSE CREEK GOING CONCERN OPINION



    In their report dated May 17, 1996 included herein, BDO Seidman, LLP ("BDO"), independent certified public accountants for GCGP, expressed "substantial doubts" about Goose Creek Golf Partners Limited Partnership's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." BDO has informed the Company that, upon the closing of the Offering and the simultaneous acquisition by the Company of approximately 90% of the limited partnership interests in GCGP, their report with respect to the audited financial statements of GCGP would no longer contain a "going concern" paragraph.



EXPANSION STRATEGY; POSSIBLE LACK OF SUITABLE LOCATIONS


    The Company's ability to significantly increase revenue, net income and operating cash flow over time depends in large part upon its success in acquiring or leasing and constructing additional golf facilities at suitable locations upon satisfactory terms. There can be no assurance that suitable golf facility acquisition or lease opportunities will be available or that the Company will be able to consummate acquisition or leasing transactions on satisfactory terms. The acquisition of golf facilities may become more expensive in the future to the extent that competition for sites increases. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the construction and opening or renovation of new golf facilities. See "-- Additional Capital Requirement," "-- Dependence On Key Employees; Recruitment of Additional Personnel," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


    To implement its expansion strategy, the Company must integrate acquired or newly opened golf centers into its existing operations. As the Company grows, there can be no assurance that additional golf centers can be readily assimilated into the Company's operating structure. Inability to integrate golf facilities efficiently will have a material adverse effect on the Company's financial condition and results of operations. See "Business." The development of golf centers is subject to all the delays and uncertainties associated with development and construction projects generally, such as the performance by construction contractors, costs of materials, labor and energy, inflation, adverse weather, adverse subsurface conditions and other factors that could cause construction and rehabilitation costs to exceed the Company's estimates. The acquisition and development of golf centers may become more expensive in the future to the extent that competition for sites increases. The future success and growth of the Company will depend on, among other things, its ability to acquire suitable operating properties and development sites and to obtain required financing for future acquisitions or development of golf facilities. There can be no assurance that the Company will be able to acquire suitable sites or facilities or to obtain financing on favorable terms.


CONCENTRATION OF SHARE OWNERSHIP



    Currently, 100% of the Company's capital stock is owned by Charles D. Tourtellotte, the Company's President. Depending on whether or not the Underwriters' Over-allotment Option is exercised, upon completion of the Offering and before considering the exercise of all outstanding warrants (except warrants held by officers and directors), options and conversion of all notes convertible into Common Stock, Mr. Tourtellotte will own between 46.0% and 42.9% of the outstanding shares of Common Stock. Based on acquisition of 90% of the limited partnership interests in ICGP and GCGP, after giving effect to the exercise of all outstanding warrants, options and conversion of notes convertible into Common Stock, Mr. Tourtellotte will own between 26.8% and 25.6% of the outstanding shares of Common Stock. The Company's Certificate of Incorporation does not provide for cumulative voting. Accordingly, by virtue of his Common Stock ownership, Mr. Tourtellotte will be in a position to effectively control the election of all of the members of the Board of Directors of the Company and to control the outcome of matters submitted to a vote of the Company's stockholders, thereby completely controlling the management, policies and operations of the Company. See "Principal Stockholders" and "Shares Eligible for Future Sale."



NO PRIOR MARKET FOR COMMON STOCK



    Prior to the Offering, there has been no public market for the Common Stock. The Company has applied for the Common Stock to be traded, subject to official notice of issuance, on Nasdaq and BSE; however, there can be no assurance that the Common Stock will be accepted for such listing or that an active trading market will develop after the Offering or, if developed, that it will be sustained. The price to the public of the Offering (the "IPO Price") will be determined through negotiations between the Underwriters and the Company. See "Underwriting" for the factors considered in determining the IPO Price. There can be no assurance that the price at which the Common Stock will trade in the public market will not be lower than the IPO Price.

DILUTION



    Assuming that the IPO Price is $7.00, the IPO Price will exceed the net tangible book value per share of the Common Stock by $4.70 or 67%. Accordingly, purchasers of shares of Common Stock offered hereby will incur immediate and substantial dilution. See "Dilution."


RISK OF TERMINATION OF ILLINOIS CENTER GOLF LEASE


    The ground lease for Illinois Center Golf terminates on July 4, 2009, but is subject to early termination under certain circumstances. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation." Because of the financial penalties and costs to the landlord in a termination, the Company believes such termination is unlikely for the next several years; however, termination of the lease would result in the loss of the Company's flagship project, which may have a negative impact on the Company's visibility and ability to proceed with the construction or acquisition of new metropolitan golf centers.


COMPETITION

    The golf industry is highly competitive and includes competition from other golf facilities, traditional golf ranges and golf courses, as well as other recreational pursuits. The Company may face imitation and other forms of competition. Many of the Company's potential competitors have considerably greater financial and other resources, experience and customer recognition than does the Company. The Company may also encounter substantial competition from other investor groups, some of whom have significantly greater financial resources than the Company, in seeking suitable golf investments. The Company's golf investments may also experience competition in their day-to-day operations from existing and newly constructed facilities. Such competition may adversely impact the cash flow to the Company from its golf facility investments. See "Business -- Competition."

VULNERABILITY TO WEATHER CONDITIONS AND SEASONAL RESULTS

    The second and third quarters of the calendar year have historically accounted for, and are expected in the future to account for, a greater portion of the Company's operating revenue than do the first and fourth quarters of the calendar year. This is primarily due to an outdoor playing season limited by weather. Although most of the Company's driving ranges are designed to be all-weather facilities, portions of such facilities, such as the golf courses, are outdoors and vulnerable to weather conditions. Also, golfers are less inclined to practice when weather conditions limit their ability to play golf on outdoor courses. This seasonal pattern, as well as the timing of new golf center openings, may cause the Company's results of operations to vary significantly from quarter to quarter. Accordingly, period-to-period comparisons are not necessarily meaningful and should not be relied on as indicative of future results. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

POSSIBILITY OF NONSPECIFIED INVESTMENTS


    As of the date hereof, the Company has a fully negotiated, but unsigned, lease for the New York Golf Center site. The Company expects the lease to be executed upon the completion of certain design and engineering studies. See "Business -- Future Projects." In addition, the Company will select additional projects prior or subsequent to completion of the Offering. Assuming the New York Golf Center is completed, the Company's management will have the discretion to allocate $2,560,000, or 36%, of the Net Proceeds of the Offering to other selected projects and working capital. The Company may determine not to proceed with any particular projects or may be unable to satisfy the conditions contained in its agreements with respect to the New York Golf Center. While holders of Common Stock may be provided information with respect to any metropolitan golf facility which is purchased or developed by the Company, the holders of Common Stock will not receive a general distribution of information about any facility prior to acquisition, nor will such holders have a direct opportunity to evaluate or approve any of the properties or terms of the Company's investments. The purchasers of Common Stock must rely primarily upon the ability of the officers and directors of the Company with respect to the utilization of such unallocated proceeds and selection and negotiation of sites or facilities. There can be no assurance that desirable golf facilities meeting the Company's criteria will be available or can be developed on financially attractive terms. In addition, there can be no assurance that any golf facility that is selected by the Company for acquisition or development will meet its projections and the Company's objectives.


DEPENDENCE ON DISCRETIONARY CONSUMER SPENDING

    The amount spent by consumers on discretionary items, such as family, leisure and entertainment activities, like those offered by the Company's golf centers, have historically been dependent upon levels of discretionary income, which may be adversely affected by general economic conditions. A decrease in consumer spending on golf will have an adverse effect on the Company's financial condition and results of operations.

DEPENDENCE ON KEY EMPLOYEES; RECRUITMENT OF ADDITIONAL PERSONNEL


    The continuing services of the Company's President, Charles D. Tourtellotte, and Executive Vice President, J.D. Finley, are considered essential to the successful operation of the Company. The Company has an employment contract with each of Mr. Tourtellotte and Mr. Finley through December 31, 1998. If either Mr. Tourtellotte or Mr. Finley should die or withdraw, or be removed from his position with the Company, there can be no assurance that a capable successor could be found. The Company maintains a $1,000,000 key-man life insurance policy on Mr. Tourtellotte, the proceeds of which are payable to the Company, and will have a similar policy on Mr. Finley prior to consummation of the Offering,. The Company will also be required to hire additional personnel to staff the golf centers it intends to develop or acquire. There can be no assurances that the Company will be able to attract or retain qualified personnel. See "Business -- Employees."


USE OF LEVERAGE


    The Company expects to incur mortgage and other indebtedness relating to its golf facilities by borrowing from banks, institutional lenders or private lenders in order to develop or purchase its golf facilities and to finance rehabilitation and construction improvements thereto. In addition, GCGP currently has indebtedness of approximately $3.3 million secured by Goose Creek and guaranteed by the Company, and ICGP currently has indebtedness of approximately $1.75 million secured by the assets of Illinois Center Golf and guaranteed by the Company. There can be no assurance that the Company will be able to satisfy such loans or to sell or refinance its golf facilities upon favorable terms at the maturity of such loans. Should the revenues of any golf project subject to financing be insufficient to service such debt and pay taxes and other operating costs, the Company would be required to utilize working capital, seek additional debt or equity investment funds or suffer foreclosure of the project. There can be no assurance that additional funds, if needed, would be available to the Company or, if available, would be made available on terms acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


ENVIRONMENTAL MATTERS


    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability regardless of whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The existence of hazardous or toxic substances or the failure to properly remediate such matters may adversely affect the use of the property and result in a loss of value. In connection with the ownership (direct or indirect), operation, management and development of golf facilities, the Company may be liable for removal or remediation costs, as well as certain other costs which could relate to such hazardous or toxic substances (including governmental fines and injuries to persons and property). The Company will make certain investigations and obtain a Phase I environmental survey of a property prior to purchase or development, but such studies are not designed to disclose all environmental hazards. The Company will not undertake the investment in golf facilities if it believes that the environmental factors might have a material adverse effect on the Company's business, assets or results of operations.

RISKS OF GOVERNMENTAL REGULATION


    The rehabilitation and development of golf facilities is subject, both directly and indirectly, to federal, state, and local governmental regulation, including environmental, sewer, water, zoning and similar regulations. It is possible that (i) the enactment of new laws, (ii) changes in the interpretation or enforcement of applicable codes, rules and regulations, or (iii) the decision of any authority to change current zoning classifications or requirements may have a substantial adverse effect on the value of the Company's golf facilities. No assurance can be given that any of the regulations or controls which affect its golf facilities will not be changed, and the Company will have no control over any such change. Consequently, it is possible that one or more changes could decrease the value of a golf facility or impair the operations of a golf facility after acquisition.


UNINSURED LOSSES


    The Company intends to carry, and to cause its contractors, subcontractors and its property managers to carry, insurance appropriate to their respective activities, including liability and extended coverage insurance and comprehensive "builder's all-risk" insurance on the Company's golf facilities, with policy specifications and insured limits as are customarily carried for similar properties. There may, however, be certain risks which are uninsurable or not insurable on terms which are believed to be economical. Such risks could include, but are not necessarily limited to, earthquakes, floods, hazardous waste contamination and civil rights violations. Should a loss occur that is not covered by insurance, the Company may be materially adversely affected. The Company believes that its golf facilities will be adequately insured as is customary in the industry for similar properties.



MAINTENANCE CRITERIA FOR NASDAQ SECURITIES; PENNY STOCK RISKS



    The National Association of Securities Dealers, Inc., which administers Nasdaq, recently made changes in the criteria for continued eligibility on Nasdaq. In order to continue to be included on Nasdaq, the Company must maintain $2 million in total assets, a $200,000 market value of its public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers, at least 300 holders of the Common Stock and a minimum bid price of the Common Stock of $1 per share; provided, however, that, if the Common Stock falls below such minimum bid price, it will remain eligible for continued inclusion on Nasdaq if the market value of the public float is at least $1 million and the Company has $2 million in capital and surplus. The Company's failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of its securities on Nasdaq. In such event, trading, if any, in the securities may then continue to be conducted in the non-Nasdaq over-the-counter market in less orderly markets commonly referred to as the electronic bulletin board and the "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the securities. In addition, the Company would be subject to a rule promulgated by the Securities and Exchange Commission (the "Commission") that, if the Company fails to meet criteria set forth in such rule, imposes various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transactions prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities, which may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market.



    If the Company fails to maintain its qualification for Common Stock to trade on Nasdaq and is trading below $5.00 per share, the Common Stock will be subject to the rules of the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to penny stocks. In that event, the Company's securities will be subject to the disclosure rules for transactions involving penny stocks which require broker-dealers, among other things, to (i) determine the suitability of purchasers of the securities, and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealers last purchased or sold the securities. The additional burdens imposed upon broker-dealers may discourage them from effecting transactions in penny stocks, which could reduce the liquidity of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE


    Sales of a substantial number of shares of Common Stock in the public market after the Offering could adversely affect the market price of the Common Stock. Excluding the shares (and Representative warrants for 120,000 shares) issued in the Offering and assuming all outstanding warrants, options and convertible securities are exercised or converted into Common Stock, there will be 2,575,147 shares of Common Stock available for future sale. Of such shares, 553,571 shares (from the conversion of the PP Notes (or such other number of shares issued upon conversion) may not be sold for a period of 180 days following the date of consummation of the Offering; 509,250 shares (from the conversion of the Convertible Notes issued in connection with the Company's acquisition of the limited partnership interests of ICGP and GCGP may not be issued and sold until the date that is 13 months after the date of consummation of the Offering; and 1,233,284 shares which are owned by officers, directors or stockholders who own 5% or more of the outstanding Common Stock, and pursuant to an Underwriters' lock-up, may not be sold for 13 months after the date of consummation of the Offering.


    In addition to the foregoing, in connection with the Offering, the Company is adopting a stock option plan covering 250,000 shares of Common Stock, none of which have been issued. Also, the Company issued warrants to purchase an aggregate of 267,300 shares of Common Stock at an exercise price of $1.45 in connection with the sale of the Redeemable Preferred Stock, all of which are immediately exercisable. See "Management -- Stock Option Plan." All of the Common Stock described above can only be issued if such stock is registered or exempt from registration under the Securities Act. In addition, all such shares will be "restricted shares" when issued unless registered under the Securities Act.


POTENTIAL CONFLICT OF INTEREST



    As disclosed in "Certain Transactions," the Company has, from time to time, entered into various transactions with affiliates, including its President and Executive Vice President, that may result in potential conflicts of interest. See "Certain Transactions."



NO DIRECTOR PERSONAL LIABILITY



    The Company's Articles of Incorporation provide that no Director shall be personally liable to the stockholders for monetary damages for breach of fiduciary duty as a Director, provided that the provision shall not apply (i) for any breach of the Director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law, (iii) for certain acts specified in the Colorado statutes, or (iv) for any transaction from which the Director derived an improper personal benefit.

                                USE OF PROCEEDS


    The net proceeds (the "Net Proceeds") to the Company from the sale of the 1,200,000 shares of Common Stock offered by the Company are estimated to be approximately $7,110,000 ($8,244,000 if the Underwriters' Over-allotment Option is fully exercised), based on an Offering price of $7.00 per share. The Company expects to use the Net Proceeds as follows:.



ANTICIPATED USE OF NET PROCEEDS                                                   AMOUNT       PERCENTAGE
- -----------------------------------------------------------------------------  -------------  -------------
Future Acquisitions and Working Capital......................................  $   2,560,000          36%
Fremont Golf Center..........................................................        500,000           7%
New York Golf Center.........................................................        500,000           7%
Limited Partnership Acquisitions:
  ICGP.......................................................................      1,575,000          22%
  GCGP.......................................................................        475,000           7%
Redemption of Redeemable Preferred Stock.....................................      1,500,000          21%
                                                                               -------------         ---
    TOTAL....................................................................  $   7,110,000         100%



    Pending their use as set forth above, the Company intends to invest the Net Proceeds in short-term, investment grade, interest-bearing securities . The described use of proceeds is based upon management's assumptions concerning certain acquisition, development, financial and other matters which may affect the Company in the future. If the development of the Company's business varies materially from these assumptions, the Company may make changes in the proposed location and size of its golf centers and may reallocate some proceeds in the best interests of the Company. In the event that the Underwriters exercise the Underwriters' Over-allotment Option, the Company will utilize any additional Net Proceeds for future acquisitions and working capital.


                                DIVIDEND POLICY

    The Company has not paid any dividends since its formation. The Company intends to retain all future earnings for use in its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. This policy will be reviewed from time to time by the Company's Board of Directors in light of, among other things, its results of operations and capital requirements.

                                    DILUTION


    The negative net tangible book value of the Company at June 30, 1996 was $(1,696,210), or approximately $(1.38) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company, less total liabilities, divided by the number of shares of Common Stock, warrants and certain rights outstanding. After giving effect to the sale by the Company of shares of its Common Stock offered hereby and the application of the Net Proceeds therefrom (including the redemption of all the outstanding Redeemable Preferred Stock), the net tangible book value of the Company at June 30, 1996, after such adjustment would have been $5,599,240, or $2.30 per share of Common Stock and warrants. This represents an immediate increase in net tangible book value per share of $3.68 to current stockholders and an immediate dilution in net tangible book value of $4.70 per share (or 67%) to investors in the Offering at the assumed IPO Price of $7.00. The following illustrates this dilution per share:



Assumed initial public offering price per share.....................             $    7.00
  Net negative tangible book value before the Offering..............  $   (1.38)
  Increase per share attributable to investors in the Offering......       3.68
                                                                      ---------
Net tangible book value per share after the Offering................             $    2.30
                                                                                 ---------
                                                                                 ---------
Dilution per share to investors in the Offering.....................             $    4.70
                                                                                 ---------
                                                                                 ---------



    The following table summarizes, as of June 30, 1996, the difference in the total consideration paid and the original price per share paid between current shareholders and investors in the Offering with respect to the number of shares of Common Stock purchased from the Company, assuming an IPO Price of $7.00 per share.


                                                                             CONSIDERATION               AVERAGE PRICE
                                                SHARES OWNED      PERCENT        PAID         PERCENT      PER SHARE
                                               ---------------  -----------  -------------  -----------  -------------
Current Stockholders.........................     1,233,284(1)       50.7%   $     273,012        3.0%     $    0.22
Investors in the Offering....................     1,200,000          49.3%   $   8,400,000       97.0%     $    7.00
                                               ---------------      -----    -------------      -----
  Total......................................     2,433,284         100.0%   $   8,673,012      100.0%
                                               ---------------      -----    -------------      -----
                                               ---------------      -----    -------------      -----

- ------------------------
(1) Includes all warrants (whether vested or unvested) issued to directors and officers.

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company on a consolidated basis at June 30, 1996, and as adjusted to give effect to the Offering of 1,200,000 shares of Common Stock (assuming that the Underwriters' Over-allotment Option is not exercised) at an assumed IPO Price of $7.00 per share, net of underwriting discounts and estimated Offering expenses and the application of the Net Proceeds. See "Use of Proceeds."



                                                                          JUNE 30, 1996   PRO FORMA (1)
                                                                          --------------  --------------
Long term debt, less current maturities.................................  $       13,586  $    8,468,483
Investments in affiliates...............................................           6,318            -0 -
Minority interest in consolidated subsidiaries..........................          21,773         487,014
                                                                          --------------  --------------
    Total long-term liabilities.........................................          41,677       8,955,497
Stockholders' equity
  Preferred stock.......................................................          45,500            -0 -
  Additional paid-in capital............................................         940,609            -0 -
  Common stock..........................................................         146,830       7,256,830
  Notes receivable, stockholder.........................................        (166,324)       (166,324)
  Accumulated deficit...................................................      (1,019,416)     (1,518,723)
                                                                          --------------  --------------
    Total stockholders' equity (deficit)................................         (52,810)      5,571,783
                                                                          --------------  --------------
    Total long-term liabilities and stockholders' equity (deficit)......  $      (11,133) $   14,527,280
                                                                          --------------  --------------
                                                                          --------------  --------------


- ------------------------


(1) The Pro Forma information of the Company gives effect to the proceeds from the sale of Common Stock in the Offering, the acquisition by the Company of the Fremont Golf Center pursuant to the purchase option agreement between the parties, and the acquisitions of 90% of the limited partnership interests in ICGP and GCGP and are based on the estimates and assumptions set forth in the pro forma consolidated financial information headnote (unaudited) and notes to pro forma consolidated financial statements (unaudited) included elsewhere in this Prospectus.

               SELECTED CONSOLIDATED AND PRO FORMA FINANCIAL DATA


    The historical selected consolidated financial information set forth below has been derived from the Consolidated and Combined Financial Statements of the Company for the respective periods presented and is qualified in its entirety by, and should be read in conjunction with, the Consolidated and Combined Financial Statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial and statistical data included elsewhere in this Prospectus. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that will be achieved for future periods, including for the entire year ending on December 31, 1996. The pro forma selected consolidated financial information set forth below for the Company gives effect to the interest expense associated with the proceeds from the sale of the PP Notes and proceeds from the sale of Common Stock in the Offering (but not including the shares issuable pursuant to the Underwriters' Over-allotment Option), the acquisition by the Company of the Fremont Golf Center, the acquisition of 90% of the limited partnership interests in each of ICGP and GCGP, the $1,750,000 in proceeds from ICGP's long-term debt and ICGP's $1,434,000 in property and equipment acquisitions, and are based on the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing historical financial statements and notes thereto, which are incorporated by reference herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements (including the notes to such financial statements) included elsewhere in this Prospectus. The 1992 column reflects information from February 21, 1992 (date of inception) to December 31, 1992.



                                   SIX MONTHS ENDED
                                       JUNE 30,                           YEARS ENDED DECEMBER 31,
                          -----------------------------------  -----------------------------------------------
                                                                                                                INCEPTION TO
                           PRO FORMA           ACTUAL           PRO FORMA                 ACTUAL                DECEMBER 31,
                          -----------  ----------------------  -----------  ----------------------------------  -------------
                             1996         1996        1995        1995         1995        1994        1993         1992
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
CONSOLIDATED STATEMENTS
 OF OPERATIONS DATA:
Total revenues..........  $ 1,291,202  $   99,275  $   85,013  $ 3,657,593  $  335,303  $  291,237  $  106,313   $    76,250
Total operating
 expenses...............    2,016,706     422,296     371,011    4,704,460     882,709     565,811     109,176        47,655
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
Operating loss..........     (725,504)   (323,021)   (285,998)  (1,046,867)   (547,406)   (274,574)     (2,863)       28,595
Other income (expense)..     (694,372)    (28,090)      9,669   (1,276,042)     35,122      13,630          88        (1,263)
Equity in loss of
 affiliates.............         -0 -      (2,629)       (877)                    (770)       (309)     (1,392)       (1,010)
Minority interest in
 income of consolidated
 subsidiaries...........       63,328      (6,240)     (4,662)      85,099     (19,058)     (3,560)
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
Net loss................  $(1,356,548) $ (359,980) $ (281,868) $(2,237,810) $ (532,112) $ (264,813) $   (4,167)  $    26,322
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
Net loss applicable to
 common stockholders....  $(1,356,548) $ (445,292) $ (354,389) $(2,237,810) $ (687,164) $ (315,490) $   (4,167)  $    26,322
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
Net loss per common
 share..................  $      (.52) $     (.32) $     (.25) $      (.86) $     (.49) $     (.23) $    (0.00)  $       .02
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
Weighted average common
 and common equivalent
 shares outstanding.....    2,595,701   1,395,701   1,395,701    2,595,701   1,395,701   1,395,701   1,395,701     1,395,701
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------
                          -----------  ----------  ----------  -----------  ----------  ----------  ----------  -------------



                                           AT JUNE 30, 1996                    DECEMBER 31, 1995
                                        -----------------------  ---------------------------------------------
                                        HISTORICAL   PRO FORMA     1995       1994       1994         1992
                                        ----------  -----------  ---------  ---------  ---------  ------------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.............  $1,313,841  $ 4,536,566  $     324  $ 195,777  $  41,590   $      892
Working capital (deficit).............  (1,340,376)    (754,262)  (505,968)   179,422     (4,058)        (392)
Total assets..........................   2,698,529   19,986,607    979,679    812,725    206,388        8,218
Short-term debt.......................   1,803,771    2,988,581    290,253     43,910      4,296       20,000
Long-term debt........................      13,586    8,468,483     23,151     26,287     21,595            0
Total stockholders' equity
 (deficit)............................     (52,801)   5,571,783    100,961    489,066     19,084      (17,012)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Company's financial statements and the notes thereto appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements, and actual results could differ materially from those projected in the forward-looking statements, as well as those discussed in "Risk Factors" and elsewhere in this Prospectus.


GENERAL BACKGROUND



    On February 21, 1992, Mr. Tourtellotte incorporated and was the sole stockholder of The Vintage Group USA, Ltd. On May 26, 1993, Mr. Tourtellotte incorporated and was the sole stockholder of TVG (Illinois Center) Inc. ("IC"). On July 29, 1994, The Vintage Group USA, Ltd. changed its name to TVG (Virginia) Inc. ("VA"). Simultaneously, Mr. Tourtellotte formed the Company under the name of The Vintage Group (USA) Ltd. and contributed his common stock of VA and IC to the Company in exchange for 100% of its outstanding common stock. The Company recently changed its name to MetroGolf Incorporated. VA and IC were formed for the purpose of holding the general partner interests in GCGP and ICGP. VA is the general partner of GCGP. IC is the general partner of ICGP, which owns Illinois Center Golf in downtown Chicago. See "Business -- Company Golf Centers."



OVERVIEW



    The Company's strategy is to grow revenues and net income by increasing the number of golf centers it owns, leases or manages by (i) identifying and acquiring existing golf facilities that have the potential for revenue enhancement through better management and improved or expanded facilities, including the addition of enclosed hitting areas, full-line pro-shops and other amenities, (ii) developing new golf centers in locations where suitable acquisition opportunities are not available, and (iii) seeking to realize economics of scale through centralized purchasing, accounting, management information and cash management systems. Consistent with this strategy, the Company believes it will acquire most, if not all, of the limited partnership interests in ICGP and GCGP. In addition, The Company is actively pursuing acquisition or development projects in major cities, including Atlanta, Denver, Los Angeles, St. Louis, San Diego, San Francisco, Tampa and Toronto. The Company currently has 13 properties under active review as candidates for acquisition and has either entered into or is currently negotiating non-binding letters of intent with respect to nine of these properties. Consummation of any acquisition or development of these or any other future sites is subject to the satisfaction of various conditions, including the satisfactory completion of due diligence by the Company and the negotiation of definitive agreements. The Company's strategy is to acquire up to three additional golf centers by the end of 1996 and to acquire or develop five more centers by the end of 1997. As consideration for any future acquisition or development, the Company may pay cash, incur indebtedness or issue debt or equity securities. Such acquisitions or developments could result in material changes in the Company's financial condition and operating results; however, there can be no assurance as to the occurrence of any of these acquisitions or developments or, if they occur, as to the timing of the consummation of any acquisitions or developments.



RESULTS OF OPERATIONS



    The Company derived its revenue from two major sources: development or acquisition fees and management fees. Management fees are generated by three subsidiaries of the Company: IC and VA, as managing general partners of ICGP and GCGP, and MetroGolf Management, Inc. ("MGMI"), as property managers of Illinois Center Golf, Goose Creek, Harborside Golf Center and Fremont Golf Center. The Company initially used outside management companies to manage its golf centers. In September 1995, the operations management subcontract for Illinois Center Golf was terminated. In March 1996, the Company terminated the third-party management company for Goose Creek. All Company properties are, and in the future are expected to be, managed by MGMI.

    SIX MONTHS ENDED JUNE 30, 1996, AS COMPARED TO SIX MONTHS ENDED JUNE 30,
1995



    Total revenues, consisting solely of management fees, increased 15.7%, to approximately $99,300 for the six months ended June 30, 1996, from approximately $85,000 for the six months ended June 30, 1995.



    Operating expenses increased 13.8% to $422,300 for the six months ended June 30, 1996, from $371,000 for the six months ended June 30, 1995. Officer salaries increased to $269,752 in 1996 from $157,644 for the six months ended June 30, 1995 due to salary increases and the addition of two corporate officers. In addition, other general and administrative expenses for the six months ended June 30, 1996 decreased to $142,894 from $207,305 in 1995, due primarily to decreases in legal and accounting fees associated with pursuing private financing.


    Depreciation expense remained relatively unchanged from 1995 to 1996 primarily because there was little change in depreciable assets from 1995 to 1996.


    Interest expenses increased to $62,490 in 1996 from $10,371 in 1995 primarily due to placement of the $2,025,000 PP Notes in the second quarter of 1996. The Company expects the majority of the interest expense relating to the PP Notes to be paid in stock, in accordance with the conversion terms of the PP Notes.



    Interest income increased to $34,400 in 1996 from $20,040 in 1995 as a result of an increase in interest-bearing receivables of approximately $235,000.


    TWELVE MONTHS ENDED DECEMBER 31, 1995, AS COMPARED TO DECEMBER 31, 1994


    Total revenues for 1995 increased 15.1%, to approximately $335,000 from approximately $291,000 for 1994. In 1995, the Company earned approximately $190,000 from management fees, $120,000 from an acquisition fee and $25,000 from consulting fees. In 1994, the Company earned approximately $160,000 from management fees, $125,000 from development fees and $6,000 from consulting fees. Each of these are discussed in more detail below.



    VA, a wholly owned subsidiary, is the managing partner of GCGP, which is the owner of Goose Creek. VA earns a fee of approximately $51,000 annually for managing GCGP. The Company earned management fees of $51,000 for 1995, which increased by 5% from the prior year in accordance with a contractual inflation adjustment.


    IC, an 89% owned subsidiary, is the managing general partner of ICGP, which is the owner of Illinois Center Golf. IC earns a fee of approximately $60,000 annually for managing ICGP. The Company earned management fees of $60,000 for 1995 and $35,000 for 1994 as IC began earning its management fee beginning June 1, 1994.


    MGMI, a 51% owned subsidiary during 1995 (now wholly owned), earned management fees of approximately $79,000 and $76,000 in 1995 and 1994, respectively, as the facility manager of Illinois Center Golf.



    In 1995, the Company did not earn any development fees. In 1995, the Company earned a fee of $120,000 for assigning its rights to purchase a golf course in South Carolina. In addition, the Company earned a $25,000 fee in 1995 from the purchaser of a promissory note held by the former owner of Goose Creek for negotiating the purchase of the promissory note at a substantial discount. In 1994, the Company earned a development fee of $125,000 upon completion of the Illinois Center Golf facility. Each of these sources of revenue are considered nonrecurring.



    Operating expenses increased to approximately $883,000 in 1995 from approximately $566,000 in 1994. Although salaries decreased to $344,000 in 1995 from $374,000 in 1994, other general and administrative expenses increased to $520,000 in 1995 from $181,000 in 1994. The primary reasons for the increase in general and administrative expenses were an increase in legal and accounting fees in 1995 associated with preparation of various securities offering documents and the initial audit of the Company in 1995. In addition, the Company paid a commission of $25,000 from the fees it earned for assigning its rights to purchase the South Carolina property and paid subcontract property management fees of $45,000. These costs were not incurred in 1994. The Company also leased new office space in September of 1994; accordingly, rent expense is approximately $17,000 higher in 1995 than in 1994.



    Depreciation expense increased to $19,000 in 1995 from $10,800 in 1994.



    Interest income increased to $61,100 in 1995 from $15,500 in 1994 as a result of interest-bearing loans to ICGP and GCGP, starting in September 1994 and November 1995, as well as interest-bearing loans to its sole Common Stock holder.



    Interest expense increased to $26,000 in 1995 from $1,800 in 1994, primarily due to the Company's borrowings under its line of credit, which were primarily used to make loans to ICGP and GCGP.



    The equity in loss of affiliates represents the Company's proportional share of the losses of ICGP and GCGP, which had larger losses in 1995 than in 1994.



    TWELVE MONTHS ENDED DECEMBER 31, 1994, AS COMPARED TO DECEMBER 31, 1993



    Total revenues for 1994 increased 174.5%, to approximately $291,000 from approximately $106,000 for 1993. In 1994, the Company earned approximately $160,000 from management fees from ICGP and GCGP, $125,000 from development fees and $6,000 from consulting fees. In 1993, the Company earned approximately $46,000 from management fees from GCGP and $60,000 from consulting fees.



    Overall, operating expenses were $566,000 in 1994, as compared to $109,000 in 1993. The primary reason for the increase in 1994 is that the Company was managing only one property in 1993. In 1994, the Company expanded operations, added additional staff and leased new office space. Commencing January 1, 1994, the President of the Company began earning a monthly salary of $15,000. In 1993, nominal officer's compensation was paid.



    Depreciation expense increased to $10,800 in 1994 from $5,000 in 1993 due to the additions of depreciable assets in late 1993 and 1994.



    Interest income increased to $15,000 in 1994 from $3,000 in 1993 as a result of loans to ICGP starting in September 1994.



    Interest expense decreased slightly to $1,800 in 1994 from $3,000 in 1993. The change was due to a reduction in the amount of interest-bearing principal on outstanding indebtedness in 1994.


    LIQUIDITY AND CAPITAL RESOURCES


    At June 30, 1996, the Company had a working capital deficit of approximately $1,340,376, as compared to a working capital deficit of $506,000 at December 31, 1995. The increase in working capital deficit is due to increases in accounts payable and accrued salaries resulting from continued losses from operations, costs associated with the placement of the PP Notes (including issue discount on such PP Notes deemed for accounting purposes) and negative cash flow.



    The cash used in operating activities increased to $221,689 in 1995 from $103,585 in 1994. The primary reason for the increase has been the increase in the net loss to $532,100 in 1995 from $264,800 in 1994. Cash raised in debt and equity financing in 1994 and 1995 was primarily used to fund operating losses and advances to related parties. In addition, the Company used accounts payable as a source of financing. Trade accounts payable increased $104,000 in 1994 and $260,000 in 1995. Because of reduced cash flows, officers of the Company were not paid all of their salaries due them in 1994 and 1995.



    For the six months ended June 30, 1996, the Company had net cash provided by operations, despite a net loss of $360,000. The net cash provided by operations was the result of an increase in accounts payable and accrued salaries of $349,600 from December 31, 1995 to June 30, 1996. In addition, the Company received $44,000 in management fees during the six months ended June 30, 1996 which had been accrued for in prior periods.



    Since its inception, the Company has been funded primarily through loans, capital contributions and the sale of preferred stock. In May 1996, the Company successfully completed the sale of $2,025,000 of PP Notes, resulting in net proceeds of approximately $1,792,000. Some of the proceeds from the PP Notes were used to pay off the Company's line of credit. After this payment, the Company's primary liabilities are accounts payable and accrued salaries. With the recent and expected future increased activities of the Company, the Company expects certain operating expenses, such as office rent and salaries, to increase. The working capital provided from the sale of the PP Notes, in the opinion of management, is sufficient to fund the Company's day-to-day operations through the end of 1996.



    The Company is dependent upon the completion of the Offering to help fund future acquisitions and developments, provide financing for the development of the Fremont Golf Center and the New York Golf Center and for the acquisition of the limited partnership interests in ICGP and GCGP. The Company's expected capital requirements for project acquisition, development and expansion are estimated at approximately $8,500,000. The Company has been granted the exclusive right to negotiate an agreement to develop an adjacent 35-acre tract of land owned by the City of Fremont into a 9-hole executive-length golf course with expanded practice facilities and significantly improved clubhouse amenities. This grant expires on September 30, 1996 unless mutually extended. The Company expects to commence construction of the 9-hole executive-length golf course and begin modifications to the existing facility in the fall of 1996, with the completion of the golf center scheduled for the summer of 1997. The total acquisition and proposed development budget is approximately $3,200,000. Of such amount, $650,000 was paid utilizing the proceeds from the sale of the PP Notes, and a $700,000 note was given to the seller of the leasehold interest. The Company expects to utilize approximately $500,000 of the Net Proceeds, together with debt from a prospective lender from whom the Company has received a non-binding lending proposal for $2,000,000 or another bank or private lender, to fund such development. The total expected cost of the New York Golf Center is expected to be approximately $6,000,000. The Company expects to utilize approximately $500,000 of the Net Proceeds, together with other undetermined debt or equity financing from banks and institutional or private lenders to fund such amount.



    Upon completion of the Offering, the Company believes that a substantial portion of the PP Notes will be converted to equity because the PP Notes are convertible simultaneously with the closing of the Offering at 50% of the IPO Price. If the Offering is not consummated or if the PP Notes are not converted to equity, then the Company may not have sufficient working capital to complete the development of the Fremont Golf Center, the development of the New York Golf Center and repayment of the PP Notes when they come due in June 1997. See "Risk Factors -- Use of Leverage."



    ICGP had a net loss of approximately $1,110,000 in 1994, $535,000 in 1995 and had a net loss of $471,200 for the six months ended June 30, 1996. The net loss for 1996 is not necessarily indicative of the results of operations expected for 1996 because much of Illinois Center Golf's business is seasonal, with most of its revenue generated during the period May 1 to October 1. Illinois Center Golf, which was not completed until July of 1994, has increased its revenue to $1.55 million in 1995 from $745,000 in 1994, and the Company expects an increase in revenues in 1996 over 1995. Illinois Center Golf had working capital deficits at June 30, 1996, December 31, 1995 and 1994. As of June 30, the Company has funded losses of Illinois Center Golf of approximately $500,000 and expects to fund additional losses through 1996.



    GCGP had net losses from operations of approximately $28,000 in 1994, $76,000 in 1995, and $262,000 for the six months ended June 30, 1996. In their report dated May 17, 1996, included herein, BDO, independent certified public accountants for GCGP, expressed "substantial doubts" about GCGP's ability to continue as a going concern. BDO has informed the Company that, upon the closing of the Offering and the simultaneous acquisition by the Company of approximately 90% of the limited partnership interests in GCGP, their report with respect to the audited financial statements of GCGP would no longer contain a "going concern" paragraph. As with Illinois Center Golf, the net loss of Goose Creek for the six months ended June 30, 1996 is not necessarily indicative of the results of operations expected for 1996 as Goose Creek business is also seasonal, with a substantial portion of their business between April 1 and October 31. Goose Creek is a more mature golf course which generated revenues of approximately $1.4 million in 1993, $1.7 million in 1994 and $1.5 million in 1995.



    The Company has taken over management of both Goose Creek and Illinois Center Golf on October 1, 1995 and April 1, 1996, respectively. Prior to this time, an independent golf management company managed each facility. In addition to generating revenues from these management activities, the Company believes it will be able to better evaluate daily changes in operation and react in a more timely basis if needed.



    At June 30, 1996, the Company had a deferred tax asset of $189,000 that was fully reserved to reflect management's evaluation that it is more likely than not that all of the deferred tax asset will not be realized.


    The Financial Standards Board has recently issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets" and SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reported at the lower of the carrying amounts or their estimated recoverable amounts, and the adoption of this statement by the Company is not expected to have an impact on the financial statements. SFAS No. 123 encourages the accounting for stock-based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair value based method is not adopted, then the statement requires pro forma disclosure of net income and earnings per share as if the fair value based method has been adopted. The Company has not yet determined in what form SFAS No. 123 will be adopted or its impact on the financial statements. Both statements are effective for fiscal years beginning after December 15, 1995.


EFFECT OF CERTAIN FINANCINGS AND PROPOSED ACQUISITIONS



    The accompanying unaudited pro forma financial statements of the Company, give effect to (i) the proceeds from the sale of $2,025,000 PP Notes, (ii) proceeds from the sale of Common Stock in the Offering, (iii) the acquisition by the Company of the Fremont Golf Center, and (iv) the acquisitions of 90% of the limited partnership interests in ICGP and GCGP. These transactions adversely effect pro forma net income for the Company primarily due to the pro forma interest expense relating to the PP Notes issued in connection with the Private Placement, the acquisition of the limited partnership interests, and the Fremont Golf Center acquisition, as well as the pro forma depreciation associated with the acquisition of the limited partnership interests and the Fremont Golf Center. Total pro forma interest for 1995 related to these transactions was $430,110 for the year ended December 31, 1995 and $242,989 for the six months ended June 30, 1996. In addition, the three proposed acquisitions reflect net losses for both the year ended December 31, 1995 and the six months ended June 30, 1996, which adversely effect the Company's historical earnings. On a pro forma basis, as adjusted to give effect to these transactions as if they had occurred as of January 1, 1995, the Company reported total revenue of approximately $3,600,000 and a net loss of approximately $1,900,000, compared with total revenue of $335,303 and a net loss of $532,112 on a historical basis for the year ended December 31, 1995. In addition, the total revenue is $1,291,202 and net loss is $1,349,705 on a pro forma basis, compared with total revenue of $99,275 and net loss of $359,980 on a historical basis for the six months ended June 30, 1996. In the case of ICGP, the Company believes future earnings will substantially improve as a result of the maturity of this new operation. In the case of GCGP and Fremont, the Company believes it will enhance revenues at these facilities by completing capital improvements, enhancing the facilities and increasing and refocusing marketing efforts for these projects. In addition, the Company believes it can improve cash flows and reduce expenses by economies of scale achieved through centralized purchasing, accounting, management information systems and cash management. There can be no assurance, however, that the Company will be able to improve the performance of newly acquired facilities.


SEASONALITY

    Historically, the second and third quarters have accounted for a greater portion of the Company's operating income than have the first and fourth quarters of the year. This is primarily due to an outdoor playing season limited by inclement weather. Although most of the Company's facilities are designed to be all-weather, portions of the facilities tend to be vulnerable to weather conditions. Also, golfers are less inclined to practice when weather conditions limit their ability to play golf on outdoor courses. This seasonal pattern, as well as the timing of new golf facility acquisitions, developments and openings, may cause the Company's results of operations to vary significantly from quarter to quarter. Accordingly, period-to-period comparisons are not necessarily meaningful and should not be relied on as indicative of future results.


TRENDS



    The Company plans to acquire or develop additional golf centers. As such additional golf centers are acquired or developed, total revenue should continue to increase. In addition, the Company believes that, as its current golf centers mature, revenues and operating income from such centers should increase due to customer awareness, programs marketing the golf centers to various special interest groups, expanded ties to local businesses and golfing communities and marketing programs developed by the Company. Such increases may be partially offset by initial losses from pre-opening costs (and initial operating losses) associated with new golf centers. The Company's interest expense will likely increase as a result of increased borrowings to fund new golf center development but will decrease with the expected conversion of the PP Notes.



                            PARTNERSHIP ACQUISITIONS



    On May 31, 1996, the Company commenced an offer (the "Offer to Purchase") to the limited partners of ICGP and GCGP to purchase their limited partnership interests for a combination of cash and Convertible Notes. Such Offer to Purchase will terminate simultaneously with the consummation of the Offering. The acquisitions are contingent upon the closing of the Offering. Limited partners who elect not to exchange their interests will remain limited partners in the Partnerships. Under the Offer to Purchase, (i) each limited partner of ICGP who elects to sell will receive for each $50,000 limited partnership interest, at such holder's option, either (a) $25,000 cash and a $25,000 Convertible Note or (b) a $50,000 Convertible Note and (ii) each limited partner of GCGP who elects to sell will receive for each $25,000 limited partnership interest, at such holder's option, either (a) $12,500 in cash and a $26,500 Convertible Note, or (b) a $39,000 Convertible Note. Each limited partner in GCGP who does not qualify as an "accredited investor" under Regulation D under the Securities Act has been offered $39,000 cash for each $25,000 of limited partnership interest. Each limited partner in ICGP who does not qualify as an "accredited investor" has been offered $50,000 cash for each $50,000 of limited partnership interest. Each Convertible Note will bear interest at 6% per annum; interest only will be payable for 24 months from issuance of the Convertible Notes. Thereafter, interest will continue to be paid semi-annually and principal will be amortized evenly over the remaining seven years until maturity. Each Convertible Note will be convertible at the holder's option into Common Stock at any time after the date that is 13 months after the closing of the Offering at a conversion price equal to the IPO Price. In addition, each $25,000 Convertible
Note issued to the limited partners of ICGP will convert into a five-year warrant to purchase 2,500 shares of Common Stock at an exercise price equal to 120% of the IPO Price.



    Assuming that 90% of the limited partners of ICGP and GCGP accept the Offer to Purchase, the Company would pay an aggregate of $4,515,000 to acquire the limited partnership interests, of which amount the Company expects $2,462,250 will be in the form of Convertible Notes and $2,052,750 will be in cash. In addition, the Company will issue five-year warrants to purchase 157,500 shares of

Common Stock in connection with the acquisition of the limited partnership interests in ICGP. These amounts will be based on independent appraisals of the fair market value of the assets of ICGP and GCGP expected to be $5,900,000 and $5,425,000, respectively. The Company has agreed to file and use its best efforts to cause to become effective, and cause to remain effective for one year, a registration statement covering the Common Stock into which the Convertible Notes may be converted. Limited partners who elect to sell will retain the same golfing privileges as they currently hold and may also receive golfing privileges at other Company-owned facilities for as long as the Company owns or leases such facilities.

                                    BUSINESS

GENERAL


    MetroGolf Incorporated acquires, develops and operates golf centers designed to provide a wide variety of practice and play opportunities in major metropolitan areas. The Company's centers are located in areas with high concentrations of office, urban residential and hotel development that are convenient to time-constrained golfers. The Company's golf centers typically offer: practice facilities; instructional programs such as the David Leadbetter Golf Academy at Illinois Center Golf; a full-line pro shop; restaurant, bar and catering facilities; group meeting areas; and, in some cases, par-3 or executive-length (shorter than a regulation-length course) golf courses. The Company's golf centers are designed around a driving range with target greens, bunkers and traps to simulate actual golf course conditions. The Company's driving ranges, which typically include substantially more hitting stations than the industry average, are lighted to permit night play and are enclosed or sheltered in a climate-controlled environment.



    The Company's strategy is to become the leading owner and operator of golf centers in major metropolitan areas. The Company intends to accomplish this goal principally by acquiring existing golf facilities that have the potential for revenue enhancement through expansion of facilities, more efficient management and innovative marketing strategies. The Company intends to develop new golf centers in attractive markets where existing facilities are not suitable for acquisition. The Company has capitalized on the national media and industry recognition of its flagship development, Illinois Center Golf, and has built a substantial pipeline of attractive projects for acquisition and development. In addition to Illinois Center Golf, the Company currently operates Goose Creek, Fremont Golf Center and Harborside Golf Center. Based on written acceptances of the Offer to Purchase, the Company believes that, simultaneously with the closing of the Offering, it will acquire most, if not all, of the limited partnership interests in each of ICGP and GCGP for a combination of cash and convertible notes. See "Partnership Acquisitions."



    Consistent with its business strategy of increasing ownership and operation of golf centers, on July 1, 1996, the Company purchased the leasehold interest on the Fremont Golf Center. Also, on July 1, 1996, the Company entered into a sublease, with an option to purchase, for the Harborside Golf Center. The Company is also developing the New York Golf Center. In addition, the Company is actively pursuing acquisition or development projects in major cities, including Atlanta, Denver, Los Angeles, St. Louis, San Diego, San Francisco, Tampa and Toronto. The Company currently has 13 properties under active review as candidates for acquisition and has either entered into or is currently negotiating non-binding letters of intent with respect to nine of these properties. Eight of those nine properties are located in or near a major metropolitan area in the Western United States, and the remaining property is located in a major metropolitan area in the Midwestern United States. Each of the nine properties contains a driving range, pro shop and food and beverage facility. In some cases, the property has either a golf course or adjacent land available for expansion or development of additional golf facilities. Consummation of any acquisition or development of these or any other future sites is subject to the satisfaction of various conditions, including the satisfactory completion of due diligence by the Company and the negotiation of definitive agreements. The Company's strategy is to acquire up to three additional golf centers by the end of 1996 and to acquire or develop five more centers by the end of 1997. As consideration for any future acquisition or development, the Company may pay cash, incur indebtedness or issue debt or equity securities. Such acquisitions or developments could result in material changes in the Company's financial condition and operating results; however, there can be no assurance as to the occurrence of any of these acquisitions or developments or, if they occur, as to the timing of the consummation of any acquisitions or developments.


INDUSTRY OVERVIEW


    According to the NGF, there were over 24 million golfers in the United States in 1995. The average age of the golf driving range user was 37.1 years old, with an average household income of $55,700 per year. Those with household income in excess of $75,000 (approximately 35% of all stand-alone range users) were the most likely to visit a stand-alone range, visiting
3.7 times more frequently than those with household income of less than $30,000 (19% of all stand-alone range users) and 1.5 times more frequently than those with household incomes between $30,000 and $75,000 (46% of all stand-alone range users).


    The Company estimates that there are currently between 1,900 and 2,300 stand-alone driving ranges in the United States and that the average number of tee stations per range in the industry in 1993 was 40, with 50% of all stand-alone ranges offering 35 or fewer tee stations. Large stand-alone ranges, defined as ranges with more than 50 tee stations, accounted for approximately 21% of all facilities. The stand-alone range industry is highly fragmented. The Company estimates that in 1995 over 90% of stand-alone ranges were managed by independent owner-operators. The Company believes that many of these owner-operated ranges are managed by individuals who may lack the experience, expertise and financial resources to compete effectively in a consolidating industry.



    Driving ranges and golf practice and learning centers, have experienced significant growth in recent years. Golf practice and learning centers usually consist of a driving range with a minimum of 50 tee stations (often covered and heated in areas of colder climates), complete practice areas, including putting, chipping and sand bunker areas and maintenance facilities. Indoor video and other instructional analysis, in conjunction with a national golf academy or other golf school, food and beverage services and golf equipment retail operations, have become increasingly popular at these facilities. Occasionally, such facilities are combined with or incorporated into the full-length or executive course facility types.



    The ownership and operation of golf courses, driving ranges and other golf facilities in the United States is highly fragmented, with very few companies owning or operating substantial portfolios of golf facilities. Over the last 10 years, however, there has been an accelerating trend towards consolidation of ownership and management of 18-hole golf courses. What had been an industry characterized by fragmentation of ownership and management is becoming increasingly concentrated. The ownership and operation of driving ranges and golf practice and learning centers in the United States, however, remains fragmented, with very few companies owning or operating substantial golf facility portfolios. The Company believes that there are very few companies who currently own and operate more than one or two golf practice and learning centers and only one that owns and operates more than ten golf practice and learning centers in the United States.


BUSINESS STRATEGY


    The Company's strategy is to become the leading owner and operator of golf centers in major metropolitan areas. The Company intends to acquire existing golf projects that have the potential for revenue enhancement through expansion of facilities, more efficient management and innovative marketing strategies. The Company intends to develop new golf centers in attractive markets where existing facilities are not suitable for acquisition. The Company's golf centers are designed around a driving range with target greens, bunkers and traps to simulate actual golf course conditions. The Company's driving ranges, which typically include substantially more hitting stations than the industry average, are lighted to permit night play and are enclosed or sheltered in a climate-controlled environment. The Company has capitalized on the national recognition of its flagship development, Illinois Center Golf, a golf center and par-3 golf course in downtown Chicago, and has built a substantial pipeline of attractive projects for acquisition and development. The Company intends to incorporate Illinois Center Golf's features into its renovation of existing golf facilities and development of new golf centers. See "Risk Factors -- Risks of Governmental Regulation" and "-- Environmental Matters."



    ACQUISITION OF EXISTING GOLF FACILITIES. The Company believes the ownership and operation of driving ranges and other golf facilities is highly fragmented and presents numerous opportunities for it to acquire, upgrade and renovate golf centers and driving ranges. The Company's acquisition strategy is to target well-located, stand-alone ranges or golf centers in major metropolitan areas, some of which may be underperforming. The Company will either purchase the land and facilities or enter into long-term leases for each project. In determining which facilities may be suitable acquisition candidates, management principally considers potential for improvement in revenue and operating cash flow through capital improvements and efficiencies in management. Capital improvements may include increasing the number of tee stations, sheltering the hitting stations or enclosing the driving range, installing lights to permit night play, adding or expanding pro shop and clubhouse facilities and constructing other amenities to encourage corporate, executive and business and leisure traveler participation.



    DEVELOPMENTS OF NEW GOLF CENTERS. In desirable locations where suitable acquisition opportunities are not available, the Company intends to construct new facilities, often as an interim use for valuable urban real estate under long-term leases. Such golf centers, typically modeled after Illinois Center Golf, will be designed to provide a mix of features uniquely focused on the demographics and other characteristics of the specific market area. The Company s golf centers typically include: instructional programs such as the David Leadbetter Golf Academy at Illinois Center Golf; enclosed heated hitting areas;, putting, sand bunker and chipping practice areas; full-line pro shop; restaurant, bar and catering facilities; group meeting areas; and, in some cases, par-3 or executive-length golf courses.



    ECONOMIES OF SCALE. The Company believes that, in the course of its acquisition and development activities, it will realize efficiencies of management, purchasing and marketing unavailable to independent owner-operators who manage the vast majority of stand-alone golf facilities. It will also spread corporate overhead costs, including accounting, insurance, cash management, strategic marketing and financial reporting functions, over multiple facilities.



    MARKETING STRATEGY. The Company believes it will achieve high margins from strong demand and high utilization rates for golf practice and learning facilities located in areas with few or nonexistent locally available alternatives. It will accomplish this by providing a unique recreational facility that is user-friendly for the novice and intermediate golfer; by including internationally recognized golf instruction programs such as the David Leadbetter Golf Academy at Illinois Center Golf for golf instruction; by designing facilities that provide unique venues for corporate and business outings, meetings and other special events; and by offering opportunities for major corporate sponsorship and advertising.


METROPOLITAN GOLF CENTERS

    Metropolitan golf centers have several attractive characteristics, including: (i) ease of access for time-constrained metropolitan area residents and local businesspersons in under-served markets; (ii) corporate entertainment facilities and unique membership and entertainment opportunities for local and national businesses; (iii) special appeal to women, beginning golfers and high-handicap golfers because of the learning center and the shorter length golf course; and (iv) availability of unique, outdoor recreation amenities for the business and leisure traveler patronizing nearby hotels.

    GOLF ACCESS TO UNDER-SERVED MARKET. Many major metropolitan areas lack sufficient golf facilities to meet the increasing demand for tee times. Golfers in densely populated areas frequently must drive long distances to play or practice golf. In addition, the busy professional may lack sufficient time for recreational activities. By locating a multi-use golf facility close to the user's home or job in metropolitan residential or business districts, the Company provides a convenience for the metropolitan golfer. By offering opportunities to play and practice golf requiring only one to two hours, including travel time, the Company allows the golfer more frequent outings and meets the needs of a larger constituency. The metropolitan golf center is not designed to replace the suburban country club or daily fee course, but rather to supplement regular rounds and offer a high-quality practice medium.

    CORPORATE ENTERTAINMENT CENTER. As corporate entertainment facilities, metropolitan golf centers offer unique venues with easy access for client entertainment and employee benefit functions. As highly visible outdoor recreation facilities, metropolitan golf centers provide unique and attractive advertising and sponsorship opportunities. Each metropolitan golf center has staff members dedicated to corporate membership, group outings and consumer products sponsorship sales. The presence of a par-3 or executive-length golf course in many facilities allows the Company to offer an enhanced opportunity to increase sales of both individual and corporate memberships, host group outings and sponsor special events.


    PREFERABLE FACILITY FOR WOMEN AND HIGH-HANDICAP GOLFERS. Women tend to be consumers of golf lessons, specialized golf equipment and golf apparel. The highly developed learning and practice facilities and upscale retail merchandising of the Company s metropolitan golf centers cater to these demands. The executive-length or par-3 golf course holds specific appeal for women. High handicap golfers are also drawn to the shorter courses as a lower cost alternative and as a means to improve their golf game before playing a full-length course.



    TRAVELERS' AMENITY. Metropolitan golf centers offer hotels an outdoor recreational product for their guests. Both business and leisure travelers may take advantage of the proximity of the center to their hotel and of special packages that may be offered to hotel guests. Hotels may be interested in block purchases and may pay sponsorship fees to the metropolitan golf center, thereby increasing the visibility of both the hotel and the golf facility.


OPERATIONAL STRUCTURE


    Generally, the Company's golf centers are open seven days per week. The Company's revenues are derived from the sale of greens fees, range balls, pro shop merchandise (golf clubs, balls, bags, gloves, videos, apparel and related accessories) and food and beverages and a portion of the revenue generated by instructional programs. Golf facilities in general have seasonal attendance due to outdoor facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality."



    An on-site general manager of each center has overall administrative responsibility for his or her center's day-to-day operation including, as applicable, the driving range, golf course, instructional program, short-game practice area, pro shop, restaurant, bar, as well as the condition of the facilities. In addition, each general manager works with the Company's Chief Financial Officer to prepare monthly and annual budgets and marketing plans.


    The Company emphasizes recruiting and training skilled personnel. The Company seeks general managers with broad and extensive business and management skills, preferably from service and hospitality industries. General managers, as well as other management personnel, are provided performance incentive bonuses. The Company encourages each general manager to emphasize customer service at his or her center. Employees undergo comprehensive training and are required to be courteous, wear standardized clothing and display a professional attitude.


    The Company also emphasizes the availability of high-quality, all-level golf instruction at its golf centers. Currently, the Company has an agreement with the internationally recognized David Leadbetter Golf Academy for instruction at Illinois Center Golf. The Company is currently in discussions with the David Leadbetter Golf Academy about operating the instruction program at other Company golf facilities and expects to expand its relationship with the David Leadbetter Golf Academy to many of the Company's golf centers.


    By virtue of operating a number of golf centers, the Company believes it achieves economies of scale not available to independent owner-operators. Typically, the Company can acquire artificial turf, range balls, pro shop merchandise and other golf center supplies and equipment at lower prices than any individual owner-operator. The Company can also purchase insurance coverage at a lower premium rate than would be charged for an individual golf center. The Company's policies relating to personnel, labor, cash management and budgets are formulated at the corporate level and required to be observed by each of the Company's golf centers. The Company's accounting, legal, insurance and finance functions and management information systems are also centralized, which enables personnel at each golf center to focus solely on operational matters related to the particular golf center.

    The Company advertises in newspapers and on radio and cable television and uses direct mailings and other promotions, including sponsoring certain charitable events and contests and giving free clinics and equipment demonstrations, to increase public awareness of its golf centers. Each golf center employs sales and marketing employees who coordinate advertising and solicit group events and memberships. The compensation of sales and marketing employees is predominantly incentive based. Pursuant to the Golf Academy Agreement, David Leadbetter Golf Academy is required to market and promote the Illinois Center Golf academy.


COMPANY GOLF CENTERS


                                                                                         NO. OF                      DATE
                                                                       TYPE OF           HITTING     OWNED OR     OPENED OR
      LOCATION OF FACILITY               FACILITY NAME                FACILITY            TEES        LEASED       ACQUIRED
- --------------------------------  ----------------------------  ---------------------  -----------  -----------  ------------
Chicago, IL                           Illinois Center Golf        MetroGolf Center             92       Leased   July 1994
Fremont, CA                           Fremont Golf Center         MetroGolf Center             36       Leased   July 1996
San Diego, CA                        Harborside Golf Center       MetroGolf Center             80       Leased   July 1996
Leesburg, VA                              Goose Creek              18-hole Course          --            Owned   June 1992



    ILLINOIS CENTER GOLF. Illinois Center Golf opened in July 1994 on an approximately 23-acre parcel in downtown Chicago. This golf center features a 9-hole, par-3 golf course; a year-round, lighted, 92-stall driving range; and a complete, full-service clubhouse and learning center. Illinois Center Golf is located in the heart of Chicago's financial district adjacent to the Chicago Loop and is designed to attract business people, travelers and residents in the immediate and surrounding downtown area. There are more than 4,000 hotel rooms, 3,500 residences, and nine million square feet of Class A office space located within two blocks of the facility. The Hyatt, Sheraton, Fairmont and Swissotel hotels are located within one block of Illinois Golf Center and contribute over 1,000,000 room nights per year to the site area. In the immediate vicinity, there are over 12,000 residents with mean household incomes in excess of $70,000. In addition, over 650,000 people are employed within a 12-block radius of the site.


    The 9-hole, par-3 course was designed by Dye Designs International, Inc. ("Dye Designs") and features many of the trademark elements that characterize Dye Designs courses. In particular, the 9th hole features an island green which challenges the best golfers. Each hole has oversized tee boxes to facilitate tee maintenance and offer frequent players varied approaches to each green. The 350-yard, double-ended driving range has a choice of grass or astroturf at either end (with a portion covered and heated for winter use) and target fairways and elevated greens at various distances. The clubhouse serves as the focal point and includes restaurant, bar and catering facilities, a full-line pro shop and a state-of-the-art teaching center featuring a David Leadbetter Golf Academy with its internationally recognized teaching programs.


    Illinois Center Golf generated approximately $1.6 million of revenue in its first full year of operations (1995). Over 270 individual memberships have been sold (generating both initiation fees and recurring monthly fees), and both the course and driving range have received significant public usage. Corporate membership sales at all levels reflect high interest from the business community. Corporate and consumer product sponsorship interest has been strong, with several sponsorship programs, including an agreement with Pepsico, Inc., having been sold. Additionally, arrangements have been made with local hotels, including Swissotel, for block purchases of tee times, range usage and other events. Illinois Center Golf has been featured on the TODAY SHOW, CNN and 25 local and syndicated television programs and has appeared in SPORTS ILLUSTRATED and 180 trade publications and daily newspapers (including THE WALL STREET JOURNAL and THE NEW YORK TIMES). The extensive media coverage of the Company's Chicago operation attests to the innovative nature of its new metropolitan golf centers and to the high level of public interest in metropolitan golf and indicates the significant market potential for such facilities.


    Illinois Center Golf is located on a property which is leased for 15 years, terminating in 2009. The lease may be extended by mutual agreement between the lessor and lessee. The lease may be terminated by the lessor under certain conditions. If the lease is terminated prior to the end of the 15-year period, the lessor must pay the lessee a termination fee of up to $4.4 million, reduced by net earnings from the facility. See "Risk Factors -- Risks of Termination of Illinois Center Golf Lease." Illinois Center Golf was financed through a $3.5 million private placement of limited partnership units in ICGP. The Company is the owner of 89% of the common stock of IC which is the sole general partner of ICGP, the holder of the ground sublease of the Illinois Center Golf facility. Upon consummation of the Offering, the Company expects to acquire approximately 90% of the limited partnership interests in ICGP. See "Partnership Acquisitions."



    FREMONT GOLF CENTER. On July 1, 1996, the Company purchased the leasehold interest on an existing driving range and learning center facility in Fremont, California for $1,350,000 (plus acquisition costs of approximately $78,000). The existing golf facility consists of a 35-tee station driving range, two practice putting greens, a clubhouse and a maintenance area on approximately 15 acres of land. The current clubhouse includes a grill room and bar area not currently in operation. The driving range has both natural and artificial tee areas and lights for nighttime use.



    In addition, the Company has been granted the exclusive right to negotiate an agreement to develop an adjacent 35-acre tract of land owned by the City of Fremont into a 9-hole executive-length golf course with expanded practice facilities and significantly improved clubhouse amenities. This grant expires on September 30, 1996 unless mutually extended. The Company expects to commence construction of the 9-hole executive-length golf course and begin modifications to the existing facility in the fall of 1996, with the completion of the golf center scheduled for the summer of 1997. The total acquisition (including the driving range and learning center) and proposed development budget is approximately $3.5 million.



    The new Fremont Golf Center is planned to include an expanded, 80-station tee area, practice putting green, chipping and short game practice and sand bunker areas. Plans call for the clubhouse to be redesigned and enhanced to include a full-line pro shop, locker rooms and bar area and grill room with an outdoor patio. A corporate entertainment and group event area will be located adjacent to the patio. The 9-hole executive-length golf course is to be designed by Dye Designs and will have many of the trademark elements that characterize Dye Designs golf courses.


    The Fremont Golf Center site is an urban, in-fill site in the east San Francisco Bay area, located between Oakland and San Jose in the heart of the Silicon Valley. An estimated two million people live and work in the east Bay area. The site is adjacent to Fremont s Central Park, which serves as a regional park for the east Bay area and frequently experiences weekend crowds in excess of 50,000 people. The site provides a significant opportunity because of the limited availability of golfing options in the Fremont area. The Company believes, based on its market research in the area, that there is significant undercapacity of golf facilities in the area.


    The purchase agreement for the Fremont Golf Center provideds for payment of $650,000 in cash, and $700,000 payable by a promissory note accruing interest at a rate of 9% per annum, with all interest and principal payable in full on November 15, 1996. The note is secured by a first deed of trust encumbering the leasehold. The Company intends to retire the note as soon as possible upon funding of permanent debt financing for the facility. The development budget for the new 9-hole executive-length golf course, and modifications to the existing facility, is anticipated to be approximately $2 million over a one-year development period. The Company intends to fund the development through a combination of equity, expected to be provided by the proceeds of the Offering, and debt, expected to be provided by a commercial bank, specialized golf lending institution or private lender.



    HARBORSIDE GOLF CENTER. On July 1, 1996, the Company entered into a sublease, with an option to purchase, for the Harborside Golf Center located in downtown San Diego, California. The golf center is located on a 4.63 acre site of land in close proximity to the San Diego Convention Center and International Airport and is adjacent to major hotels, restaurants and approximately eight million square feet of commercial office space. The facility includes a driving range which has 80 tee stations, double-tiered and double-ended. There are 20 additional grass practice tees, a putting green, chipping green and sand bunker area. Multiple target greens and sand traps are located on the driving range. The clubhouse covers approximately 10,000 square feet and includes a pro shop, a sports bar/cafe, computerized video swing analysis and a full-swing golf simulator.


    The Company's sublease provides for a term of one year for both sublease and purchase option, with an option to extend for three months. In addition to monthly lease payments of approximately $35,000, the Company has agreed to pay the sublessor 50% of net cash flow after monthly lease payments and management fees of $6,000 payable to MGMI. The Company will provide the required capital from funds from operations, existing cash, and, if necessary, from the proceeds of the Offering.



    If the Company elects to exercise its option to purchase the facility for approximately $1.2 million, it intends to fund the acquisition and any subsequent development expenses through a combination of equity, to be provided by the Net Proceeds, and debt, expected to be provided by a commercial bank, specialized golf lending institution or private lender. There can be no assurances of the consummation of any of these financings or any other financings on terms acceptable to the Company.



    GOOSE CREEK. Goose Creek is a 20-year-old daily fee course located in Leesburg, Virginia that was purchased by GCGP in June 1992. The golf course is 6,800 yards in length and has a 5,000 square-foot clubhouse. The club is located seven miles from Dulles International Airport in the northern Virginia suburbs of Washington, D.C. and logs in excess of 40,000 rounds annually at current fees of as much as $30 per round. The facility has been remodeled and repositioned in the market by the Company as a higher-end, country club-type experience for daily fee golfers. Since its acquisition in 1992, greens fees have been increased by as much as 40%. In 1995, Goose Creek generated over $1.4 million in total revenue. Goose Creek was purchased by GCGP for slightly more than $4.3 million. Approximately $975,000 of equity was raised for the purchase through a private limited partnership offering in GCGP. The balance of the funds was provided by a mortgage loan and $400,000 carryback financing from the seller. The Company owns 100% of the issued and outstanding stock of VA which is the managing general partner of GCGP. In addition, upon consummation of the Offering, the Company expects to acquire approximately 90% of the limited partnership interests in GCGP. See "Partnership Acquisitions."



FUTURE PROJECTS



    NEW YORK GOLF CENTER. The Company has fully negotiated a lease (the "Port Authority Lease") with the Port Authority of New York and New Jersey (the "Port Authority") to develop a driving range and learning center on top of the Port Authority Bus Terminal in midtown Manhattan, New York City. Construction is scheduled to commence in the first quarter of 1997, with the opening scheduled for the second half of 1997. The proposed development budget is approximately $5.5 million. The facility is planned to consist of a three-level facility occupying a portion of the roof of the Port Authority Bus Terminal (approximately three acres) and includes a 54-station tee area, a practice putting green, a sand bunker practice area, a greenside chipping area, a video instruction center, locker rooms, a David Leadbetter Golf Academy and a club facility. The driving range will include covered, heated tee stations. The golf instruction center, video instruction center, golf practice areas and locker rooms will be located in the 24,000 square foot clubhouse, together with a sports bar/cafe, outdoor patio, corporate entertainment and group event area, pro shop and offices. The Company is currently in discussions with the David Leadbetter Golf Academy about operating the golf instruction program at the New York Golf Center.


    The Port Authority Bus Terminal site location provides a development opportunity that the Company believes is unparalleled in the golf industry. In this midtown Manhattan location at 42nd Street and 8th Avenue, approximately 200,000 daily commuters pass through The Port Authority Bus Terminal, and approximately 60,000 daily transit riders use the Times Square subway exit at 42nd Street. Peak pedestrian traffic counts at the corner of 42nd Street and 7th Avenue show an average of approximately 45,000 people per day and are among the highest in all of Manhattan. Demographics show that over 1.1 million employees work in the New York City midtown area, and 525,000 permanent residents live in the same area. In addition, over 20 million tourists visit New York

City on an annual basis. The site location is adjacent to the Times Square Business Improvement District, which includes 12,600 hotel rooms and accommodates 1.7 million visitors annually. Several leading entertainment and service industry companies, including Disney Enterprises, Inc.;, Viacom Inc./MTV Networks Inc.;, Sony Corp.;, Virgin Records Inc.; and American Multi-Cinema Inc. have recently announced or are considering projects near The Port Authority Bus Terminal site. Because of the interest in the area, several large corporations have expressed interest in sponsorship and advertising opportunities associated with the facility.


    The Company has received conditional approval of the structural feasibility report for the project. Upon the Company's completion of certain design and engineering studies to the satisfaction of the Port Authority staff, the Port Authority Lease will be submitted to the Port Authority Board of Commissioners for their final approval and the Port Authority's execution. Although the Company believes that such studies will be approved and the Port Authority Lease will be executed in the fall of 1996, there can be no assurance as to such approval or lease execution.



    For the purpose of developing the Port Authority site, the Company has formed a limited liability company that is owned by the Company's wholly owned subsidiary, MetroGolf New York, Inc. ("MGNY"), and several individual investors (the "Class B Members") who assisted in the project presentation, concept development and negotiations with the Port Authority. The Operating Agreement for the limited liability company provides for distribution of cash to the members (i) first, in return of capital contributed, plus a 15% per annum cumulative compounded deferred return thereon (it is anticipated that the Class B Members will provide 5% of the contributed capital); (ii) second, 75% to MGNY and 25% to the Class B Members until MGNY has received a 30% internal rate of return on its investment; and (iii) third, 70% to MGNY and 30% to the Class B Members. MGNY is to be paid a development fee of $250,000 for development services during construction and management fee of 5% per annum of gross revenues upon completion for delivery of management services. The Company may offer to acquire the Class B Members' current interests which could result in 100% Company ownership of the New York Golf Center; however, there can be no assurance upon what terms, if any, such acquisition may occur. The Company plans to finance the development budget of approximately $5.5 million for the New York Golf Center primarily utilizing a combination of equity, expected to be provided by the proceeds of the Offering, and debt, expected to be provided by a commercial bank, specialized golf lending institution or private lender.



    OTHER POTENTIAL PROJECTS. The Company is actively pursuing acquisition or development projects in major cities, including Atlanta, Denver, Los Angeles, St. Louis, San Diego, San Francisco, Tampa and Toronto. The Company currently has 13 properties under active review as candidates for acquisition and has either entered into or is currently negotiating non-binding letters of intent with respect to nine of these properties. Eight of those nine properties are located in or near a major metropolitan area in the Western United States, and the remaining property is located in a major metropolitan area in the Midwestern United States. Each of the nine properties contains a driving range, pro shop and food and beverage facility. In some cases, the property has either a golf course or adjacent land available for expansion or development of additional golf facilities. Consummation of any acquisition or development of these or any other future sites is subject to the satisfaction of various conditions, including the satisfactory completion of due diligence by the Company and the negotiation of definitive agreements. The Company's strategy is to acquire up to three additional golf centers by the end of 1996 and to acquire or develop five more centers by the end of 1997.


    The Company plans to finance future projects directly through a combination of the proceeds from the Offering, issuance of Company securities in connection with acquisitions and development, and debt from banks or other lenders. The balance of the capital requirements, if any, may be raised through subsequent project specific private offerings or other financing structures. By providing a substantial portion of the equity, the Company believes it can structure future financings so that the Company will have majority, if not 100%, ownership interests and thus receive percentages of the profits and cash flows that are expected to be higher than the 40% interest in ICGP held prior to the partnership acquisition described herein. See "Partnership Acquisitions." The Company plans to acquire the land for its metropolitan projects generally through long-term ground leases of 15 years or more.


    The Company believes it can obtain debt financing for at least 50% of the capital required for leasehold property-type projects concurrent with acquisition or commencement of construction. The Company has recently received offers from a prospective lender to finance the New York and Fremont Golf Centers which support this expectation and is currently negotiating with several possible lenders for those and other future projects. The Company believes that such financings will allow it to leverage the operating profit margins which are characteristic of such facilities and thereby maximize its return on equity. There can be no assurance of the consummation of such financings or any other similar financings on terms acceptable to the Company.



METROGOLF MANAGEMENT



    MGMI is a wholly owned golf management company formed to manage Illinois Center Golf and other future projects of the Company and its affiliates. The Company, through MGMI, manages the operations of Illinois Center Golf, Goose Creek, Harborside Golf Center and Fremont Golf Center, and plans to similarly manage operations of the New York Golf Center and other future projects. Generally, all personnel employed at each facility are employees of MGMI. The management contracts between each facility and MGMI generally include provisions that the facility reimburse MGMI for the costs of such employees as are required at each facility.


COMPETITION

    On a national basis, the Company faces several major competitors with sizable portfolios of golf facilities. However, while these companies own or manage large numbers of golf facilities, overall golf facilities ownership and management generally remains highly fragmented. The ten largest golf course management companies own or operate only approximately 3% of the over 14,000 privately owned golf courses in the country. The vast majority of the remaining 97% of privately owned courses are held by regional multi-course (three to five) companies, small ventures and individuals who have limited experience in operating a course to maximize profit. These smaller operators tend to lack the access to capital and management expertise enjoyed by large multi-course owners and operators. Some of the multi-facility owners have recently completed public offerings to increase their portfolios with opportunities to acquire facilities which require professional ownership and management to maximize the potential of the chosen facility. The trend toward consolidation of 18-hole golf course facilities has become very profitable, but increasingly competitive, over the past few years. However, the consolidation trend recently evident for 18-hole golf courses is only in its infancy for the driving range and practice and learning center segments of the industry.


    Only one other company has emerged as an active developer and acquiror of driving ranges, golf practice and learning facilities or executive/par-3 facilities on a national scale. Family Golf Centers Inc. ("FGCI"), recently recapitalized through a public secondary offering, is the largest owner and operator of golf driving ranges in the nation and is pursuing an aggressive development and acquisition strategy that has already tripled the number of ranges under its operation since January 1995. Its substantial capital gives it a competitive advantage over the Company in attempting to absorb weaker operations and provides it with increasing economies of scale. However, FGCI is largely focused on the family golf market and on operations in suburban and smaller metropolitan areas, although it has competed, and may in the future compete, directly with the Company in certain large metropolitan areas. Other public and private companies, such as Golden Bear Golf, Inc.;, Michael Jordan Golf Co. and the Professional Golfers' Association of America, are pursuing opportunities in the golf driving range and practice facility segment and may compete directly or indirectly with the Company. Several other large and well-financed companies are active in the full-length golf course segment; however, none have focused on the driving range, golf practice and learning center or executive/par-3 facility segments or on larger metropolitan areas, although there can be no assurance that they may not do so in the future.

EMPLOYEES


    The Company has eight full-time employees at the corporate level, and a variable number of additional full-time and part-time employees at the facility level through its wholly owned subsidiary, MGMI. Currently, MGMI has approximately 16 full-time equivalent employees during the slow season, and 60 full-time equivalent employees during the peak season. See "Business -- MetroGolf Management." In addition, the Company utilizes the services of various independent contractors, primarily for computer, accounting and finance-related services.


CORPORATE INFORMATION


    On February 21, 1992, Mr. Tourtellotte incorporated and was the sole stockholder of The Vintage Group USA, Ltd. On May 26, 1993, Mr. Tourtellotte incorporated and was the sole stockholder of IC. On July 29, 1994, The Vintage Group USA, Ltd. changed its name to TVG (Virginia) Inc. Simultaneously, Mr. Tourtellotte formed the Company under the name of The Vintage Group (USA) Ltd. and contributed his common stock of VA and IC to the Company in exchange for 100% of its outstanding common stock. Since such time, the Company has, as the managing general partner in ICGP and GCGP, operated Illinois Center Golf and Goose Creek. On July 1, 1996, the Company purchased the leasehold interest for, and began operating, Fremont Golf Center. Also on such date, the Company executed a sublease of, and began operating Harborside Golf Center.



    The Company has recently changed its name to MetroGolf Incorporated and intends to incorporate the name "MetroGolf" into the names of its golf centers. The Company has applied for federal tradename protection for the name "MetroGolf Incorporated," but there can be no assurance that such protection will be granted. The Company is aware of other users of the name "MetroGolf" in some of the markets where the Company currently operates golf centers or may operate golf centers in the future. The Company does not believe that any such user is in direct competition with the Company; however, the Company may choose not to use the name "MetroGolf" in certain markets if it is inadvisable to do so because there is an existing user of the name.



    The Company leases 1,815 square feet of corporate office space in Denver, Colorado for rental of approximately $21,780 per year.


LEGAL PROCEEDINGS

    The Company knows of no material litigation or proceedings pending, threatened or contemplated to which the Company is or may become a party.

                                   MANAGEMENT


EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES



    The names and ages, along with certain biographical information, of the executive officers, directors, key employees and Director Nominee of the Company are as follows:



NAME                                   AGE                                 POSITION
- ---------------------------------      ---      --------------------------------------------------------------
Charles D. Tourtellotte..........          41   Chairman of the Board; President
J. D. Finley.....................          39   Executive Vice President; Chief Financial Officer and
                                                Secretary
James K. Dignan..................          38   Vice President -- Acquisitions
Kim E. Wermuth...................          35   National Director of Sales and Marketing
Anthony A. Suttile...............          42   National Director of Operations
Ernie Banks......................          65   Director
Jack F. Lasday...................          39   Director
Michael S. McGetrick.............          36   Director Nominee



    The members of the Board of Directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers are appointed by, and serve at the pleasure of, the Board of Directors. The Company expects to add at least two additional directors before consummating the Offering, one of which is expected to be Michael S. McGetrick. Following is a description of the Company's current Directors, officers, key employees and Mr. McGetrick.



    CHARLES D. TOURTELLOTTE. Mr. Tourtellotte is the President and Chairman of the Board. Mr. Tourtellotte directs the development, acquisition and management of the golf assets of the Company and the raising of debt and equity capital for the Company's golf facilities portfolio. Prior to forming the Company in 1991, Mr. Tourtellotte co-founded and served as a director and president of Dye Equity Incorporated ("DEI"), the golf course development subsidiary of Dye Designs, from January 1989 to December 1991. Dye Designs is a golf course design and development firm headed by Perry Dye, son of renowned golf course architect Pete Dye. During his tenure at DEI, Mr. Tourtellotte was responsible for acquisition and development of golf and related real estate assets and sourced debt, equity, and joint venture financing for DEI's and its clients' portfolios. From 1984 to 1989, Mr. Tourtellotte served as Senior Vice President of Acquisitions for Johnstown American Companies, then one of the nation's largest real estate investment and property management firms. Earlier, he served as senior acquisition/investment officer at two national real estate companies, Consolidated Capital Corporation and Robert A. McNeil Corporation.


    J.D. FINLEY. Mr. Finley, Executive Vice President and Chief Financial Officer, coordinates all financial functions of the Company, including management and disbursement of development and acquisition funds for the Company and its affiliated entities. Mr. Finley also provides due diligence analysis and assistance in structuring proposed asset acquisitions and development projects. In addition, Mr. Finley assists Mr. Tourtellotte in managing the day-to-day affairs of the Company. Prior to joining the Company in September 1994, Mr. Finley was a shareholder and director of Mitchell Finley and Company, P.C. ("Mitchell Finley"), a Denver-based certified public accounting firm. A portion of Mr. Finley's time while with Mitchell Finley was devoted to servicing the Company's account as a tax consultant. Prior to joining Mitchell Finley in 1990, Mr. Finley was a shareholder and director of the accounting firm of Shenkin Kurtz Baker and Company, P.C. Previous to his employment with Shenkin Kurtz Baker and Company from 1985 to 1990, Mr. Finley was a manager with the international accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche) from 1979 to 1985.

    JAMES K. DIGNAN. Mr. Dignan, Vice President Acquisitions, joined the Company in July 1993 to facilitate the acquisition and development of golf assets for the Company's portfolio. Mr. Dignan assists in the acquisition, development and management of metropolitan golf facilities for the Company. From 1986 to 1993, Mr. Dignan was an Associate Director for Cushman and Wakefield where he was responsible for the leasing and management of commercial real estate properties for several Fortune 500 companies. From 1982 to 1986, Mr. Dignan served as Vice President for Heliconian, Ltd., a company which specializes in real estate investment services. Mr. Dignan was a member of the Professional Golfers Association (PGA) for several years.



    KIM E. WERMUTH. Ms. Wermuth, National Director of Sales and Marketing, joined the Company in August 1996. From January 1995 until joining the Company, Ms. Wermuth was Vice President of Sales and Marketing for Chain Enterprises, a graphic design company. From August 1994 to January 1995, she was Assistant Vice President of Sales and Marketing for Sage Hospitality Resources, which operates 11 hotels throughout the United States. From July 1992 to August 1994 she was Regional Marketing Manager for Howard Johnson Franchise Systems, Inc., and from July 1990 to July 1992 she was the General Manager of the Howard Johnson Plaza Hotel in Madison, Wisconsin and was also the Director of Marketing and Advertising for that hotel and two affiliated hotels. She has also served as Sales Manager or Director of Sales and Marketing for other hotels beginning in May 1984.



    ANTHONY A. SUTTILE. Mr. Suttile has been the General Manager of Illinois Center Golf since September 1995. Upon his relocation to the Company's headquarters in Denver, Colorado in September 1996, he will become the Company's National Director of Operations. From April 1994 to August 1995 he was General Manager of the Ambassador West Hotel in Chicago, Illinois, and from April 1993 to April 1994 he was General Manager of the Knickerbocker Hotel in Chicago, Illinois, both owned by Grand Heritage Hotels International. From April 1991 to March 1992, he was General Manager of the Maple Dale Country Club in Dover, Delaware. Prior to that Mr. Suttile has worked in hotel management with various companies since 1975.


    ERNIE BANKS. Ernie Banks is a Director of the Company and was an all-star shortstop and first baseman for the Chicago Cubs Baseball Club for 19 years, retiring in 1971. Mr. Banks was elected to the Baseball Hall of Fame in 1977. Since 1991, Mr. Banks has been the owner and chief executive officer of Ernie Banks International, Inc., a sports marketing and promotions firm located in Chicago, and Community Relations Director for the Chicago Cubs.

    JACK F. LASDAY. Mr. Lasday is a Director of the Company and Senior Vice President - Investments of Prudential Securities. Prior to joining Prudential Securities in September 1994, he was a Senior Vice President at Rodman & Renshaw, Inc., where he was employed from 1982 to 1994. Mr. Lasday is director of Gateway Foundation and a member of the Illinois C.P.A. Society and the American Institute of Certified Public Accounts.


    MICHAEL S. MCGETRICK. Mr. McGetrick has agreed to be nominated as a Director of the Company and is expected to be elected as a Director prior to the closing of the Offering. Mr. McGetrick, a PGA Class A Member, has been the Director of Instruction at the Meridian Golf Learning Center in Denver, Colorado since 1993. From 1991 to 1993, he was the head teaching professional at Cherry Hills Country Club in suburban Denver, Colorado. He has also served as head teaching professional at a number of other country clubs or golf facilities and coaches a number of players on the PGA and LPGA Tours. Mr. McGetrick has published several instructional articles in national golf magazines. He was named by Golf Magazine as one of the top 100 teaching professionals in America in 1996..


COMMITTEES OF THE BOARD OF DIRECTORS

    Within 90 days after consummation of the Offering, the Board of Directors intends to establish an Audit Committee and a Compensation Committee. The functions of the Audit Committee will be to recommend annually to the Board of Directors the appointment of the independent certified public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent certified public accountants, review and approve non-audit services of the independent certified public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls.

    The functions of the Compensation Committee will be to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administer the Company's Stock Option Plan. The Board of Directors will appoint independent directors to the Audit and Compensation Committees.

DIRECTOR AND EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and the only other officer of the Company who received compensation in excess of $100,000 for services rendered to the Company in all capacities during the three fiscal years ending December 31, 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                                                                  --------------
                                                           ANNUAL COMPENSATION                      SHARES OF
                                          ------------------------------------------------------   COMMON STOCK
                                           FISCAL                                 OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR      SALARY ($)     BONUS ($)    COMPENSATION     WARRANTS (#)   COMPENSATION ($)
- ----------------------------------------  ---------  -------------  -----------  ---------------  --------------  ----------------
Charles D. Tourtellotte.................       1993      30,000         --             --               --               --
  Chairman of the Board                        1994     180,000         --             --               --               --
  and President                                1995     180,000         --             --           75,000(1)      $   125,000(2)
J.D. Finley.............................       1994  $   30,000(3)      --             --               --               --
  Executive Vice President                     1995     120,000         --             --           75,000(1)            --
  and Chief Financial Officer


- ------------------------
(1) Of these warrants, 37,500 shares are vested as of the date of this Prospectus. Of the 37,500 unvested warrants, 50% will vest on August 28, 1996, and the remaining 50% will vest on February 28, 1997.

(2) Mr. Tourtellotte is entitled to receive $125,000 of compensation upon receipt by the Company of the $125,000 contingent portion of its fee in connection with the development of Illinois Center Golf. This $125,000 is payable by ICGP upon the complete repayment of capital to the limited partner investors, plus a preferred return of 15% per annum. Because of this financial structure, this payment is not expected to be received before 1999, if at all.

(3) Mr. Finley joined the Company in September 1994.

                 WARRANT/OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                      INDIVIDUAL GRANTS
                                        ------------------------------------------------------------------------------
                                                              PERCENTAGE OF
                                            NUMBER OF        TOTAL WARRANTS
                                           SECURITIES          GRANTED TO         EXERCISE OF
                                           UNDERLYING         EMPLOYEES IN           BASE
NAME                                    WARRANTS GRANTED       FISCAL YEAR       PRICE ($/SH)       EXPIRATION DATE
- --------------------------------------  -----------------  -------------------  ---------------  ---------------------
Charles D. Tourtellotte...............         75,000                 50%          $1.45/sh           December 1, 2000
J.D. Finley...........................         75,000                 50%          $1.45/sh           December 1, 2000


    Although 50% of each of Mr. Tourtellotte's and Mr. Finley's warrants described above are vested and exercisable (subject to an Underwriters' lock-up) as of the date hereof, none were exercised in 1995. See "Principal Stockholders."

    The members of the Company's Board of Directors are not presently compensated directly by the Company for their service to the Company. Messrs. Lasday and Banks have received warrants to purchase 12,513 shares each of Common Stock at an exercise price of $1.45. The Company has agreed to issue Mr. McGetrick options to purchase 5,000 shares of Common Stock under the Stock Option Plan, at an exercise price equal to the IPO Price, upon his election as a Director. In addition, outside directors will be compensated for their reasonable expenses in attending meetings of the Board of Directors.


EMPLOYMENT CONTRACTS


    CHARLES D. TOURTELLOTTE. Effective January 1, 1996, Mr. Tourtellotte entered into a three-year employment agreement to serve as President of the Company, which expires December 31, 1998. Such agreement provides for an annual salary of $250,000, payable semi-monthly in arrears, plus such bonuses as the Board of Directors of the Company may from time to time approve. The agreement provides for certain athletic club memberships and allowances for an automobile, parking and other perquisites as from time to time are made available to the Company's executive officers. The agreement is terminable by the Company for "Cause," which includes conduct which causes material harm to the Company, willful and continued absence of employee (other than by reason of disability or death), employee's abandonment of his duties and responsibilities, conviction of the employee for a felony involving moral turpitude or fraud, misappropriation or embezzlement of corporate funds. The agreement also has a noncompete clause for a period of one-year immediately following the cancellation or termination of the agreement for any reason. In the event of termination by reason of death or disability and provided the Company has not otherwise provided Mr. Tourtellotte with life or disability insurance of other benefit plan for such occurrence, the Company is required to pay Mr. Tourtellotte or his estate severance pay equal to six months' salary.


    J.D. FINLEY. Effective January 1, 1996, Mr. Finley entered into a three-year employment agreement to serve as Executive Vice President and Chief Financial Officer of the Company, which expires December 31, 1998. Such agreement provides a salary to Mr. Finley of $175,000 per year, plus such bonuses as the Board of Directors of the Company may from time to time approve. The agreement provides for payment of monthly dues for membership at a country club and an allowance for a cellular phone, parking and other perquisites as from time to time are made available by the Company to its executive officers. The agreement is terminable by the Company for "Cause" as described above. The agreement also has a noncompete clause effective for a period of one year immediately following the cancellation or termination of the agreement. In the event of termination by reason of death or disability and provided the Company has not otherwise provided Mr. Finley with life or disability insurance of other benefit plan for such occurrence, the Company is required to pay Mr. Finley or his estate severance pay equal to six months' salary.


    JAMES K. DIGNAN. Effective January 1, 1996, Mr. Dignan entered into a three- year employment agreement to serve as Vice President -- Acquisitions of the Company, which expires December 31, 1998. The agreement provides for a base salary of $66,000 per year, plus such bonuses as the Board of Directors of the Company may from time to time approve. The agreement is terminable by the Company for "Cause" as described above. The agreement also has a noncompete clause for a period of one year immediately following the cancellation or termination of the agreement for any reason. In the event of termination by reason of death or disability and provided the Company has not otherwise provided Mr. Dignan with life or disability insurance of other benefit plan for such occurrence, the Company is required to pay Mr. Dignan or his estate severance pay equal to six months' salary.


STOCK OPTION PLAN


    The Company's Stock Option Plan provides for issuance of up to 250,000 shares of Common Stock at exercise prices no less than 85% of the fair market value of the Common Stock at the time of grant. The purpose of the Stock Option Plan is to enable the Company to attract or attain the services of the type of professional and managerial employees and other persons considered essential to the long-range success of the Company by providing long-term incentives to the Company's officers and employees. The options will vest over a five-year period, except that up to 10% of the options may be subject to a shorter vesting period at the discretion of the Company's Board of Directors. Options may not be exercised more than three months after an employee's termination of employment with the Company unless such termination was a result of death, disability or retirement, in which case the exercise period is extended to one year. The exercise price may be paid in cash, by tendering shares of Common Stock (valued at fair market value on the date of exercise) if so provided in the applicable stock option agreement, or by a combination of such means of payment, as may be determined by the Compensation Committee. The Stock Option Plan provides that the total number of option shares covered by such Plan, the number of shares covered by each option and the exercise price per share may be proportionately adjusted by the Board of Directors or the Compensation Committee in the event of a stock split, reverse stock split, stock dividend or similar capital adjustment effected without receipt of consideration by the Company. To date, no options have been granted pursuant to the Stock Option Plan.



    The Stock Option Plan will be administered by the Compensation Committee. Prior to appointment of the Compensation Committee, the Stock Option Plan will be administered by the Board of Directors. Subject to the terms of the Stock Option Plan, the Compensation Committee will determine the persons to whom options are granted and the terms of each option. The Compensation Committee may grant options that either are intended to be "incentive stock options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended, or are not intended to be incentive stock options.



    Other than the Stock Option Plan, no retirement, pension, profit-sharing or similar program has been adopted or is in effect by the Company for the benefit of its directors, officers or employees. In the future, however, the Company will adopt such plans or other forms of incentive compensation as the Board of Directors determines to be necessary or appropriate to promote and foster the loyalty and dedication of its directors, officers and employees.



                              CERTAIN TRANSACTIONS


    The following discussion of certain transactions and documents is qualified in its entirety by reference to certain documents described, copies of which are available from the Company upon request.

TRANSACTIONS WITH CHARLES D. TOURTELLOTTE


    Charles D. Tourtellotte, the Company's President, received a total of $30,000 in compensation in 1993. From January 1, 1994 through July 31, 1994, Mr. Tourtellotte deferred $105,000 of compensation. As of June 30, 1996, $58,333 of this deferred compensation remains unpaid. In addition, since November 1, 1995 and continuing through the date of this Prospectus, Mr. Tourtellotte has deferred additional amounts of compensation under his employment contracts which, as of the date of this Prospectus, total $192,500 (not including the $125,000 described below). From time to time, the Company has made loans to Mr. Tourtellotte against deferred compensation or in anticipation, but in advance, of Mr. Tourtellotte earning bonus or other extraordinary compensation. These loans are evidenced by two note agreements. The notes bear interest at eight percent per annum and are due on demand. The total original principal amount of these loans is $152,638 as of June 30, 1996, the aggregate outstanding balance on the two notes was $166,324. Mr. Tourtellotte has paid the required amounts under the loans when due. Mr. Tourtellotte continues to receive his base salary while these notes remain outstanding. Pursuant to Mr. Tourtellotte's employment contract, any amount still outstanding on the first note must be paid from the $58,333 of deferred compensation referred to above. During 1996, the Company expects that the payment of Mr. Tourtellotte s deferred compensation will be offset by the outstanding balance of the first note which will be cancelled. Mr. Tourtellotte's employment contract also specifies that any unpaid balance on the second note must be repaid from the $125,000 Mr. Tourtellotte may receive upon receipt of the contingent portion of the Company's development fee for Illinois Center Golf described under "Management -- Director and Executive Compensation." This $125,000 is payable by ICGP upon the complete repayment of capital to the limited partner investors, plus a preferred return of 15% per annum. Because of this financial structure, this payment is not expected to be received before 1999, if at all. Any further loans to Mr. Tourtellotte will be approved by the Board of Directors and will be made only if the aggregate of all outstanding loans do not exceed the amount of reasonably anticipated compensation owed to him, which may include the balance of the $125,000 of deferred compensation referred to above. Mr. Tourtellotte has personally guaranteed $5.12 million of indebtedness of ICGP and GCGP.

LOANS BY J.D. FINLEY


    In 1995 and 1996, J.D. Finley, the Company's Executive Vice President and Chief Financial Officer, made various loans to the Company. The balance outstanding as of June 30, 1996 and December 31, 1995, including accrued interest is $4,825 and $26,127. As of the date of this Prospectus, the unpaid balance of such loans is approximately $4,075. These loans are due on demand and bear interest at an annual rate of prime plus 2%.


TRANSACTIONS WITH OFFICERS, INDEPENDENT CONTRACTORS AND AFFILIATES


    Since November 1, 1995 and continuing through the date of this Prospectus, payment of various amounts due for salaries, fees and reimbursable expenses of the officers of the Company and certain independent contractors have been deferred. As of the date of this Prospectus, deferred compensation owed to certain officers and former officers of the Company aggregates approximately $327,500. The Company anticipates that substantially all the deferred amounts will be paid to the officers and independent contractors by September 30, 1996 out of the Company's available cash flow.



NOTES RECEIVABLE, FROM RELATED PARTIES



    On September 1, 1994, IC entered into a $500,000 note agreement with ICGP. Advances under the agreement accrue interest at two percent over the Citibank's prime rate, which was 8.75 percent at December 31, 1995. The note is unsecured and due the earlier of demand or September 1, 1996. The balance outstanding on the note is $500,000, $459,739 and $275,724 as of June 30, 1996, and December
31, 1995 and 1994.



    On April 15, 1996, VA entered into a $150,000 note agreement with Goose Creek. Advances under the agreement accrue interest at two percent over the Citibank's prime rate, which is 8.75 percent at December 31, 1995. The note is unsecured and due the earlier of demand or April 15, 1997. The balance outstanding on the note is $106,823 and $54,989 as of June 30, 1996 and December 1995.



    As described above in "Transactions with Charles D. Tourtellotte," the Company entered into two note agreements with Charles D. Tourtellotte during 1994. The notes bear interest at eight percent per annum and are due on demand. The balances outstanding on the notes are $166,324, $120,300 and $64,803 as of June 30, 1996 and December 31, 1995 and 1994.


DEVELOPMENT FEES FROM ILLINOIS CENTER GOLF

    During 1994, the Company earned $125,000 for land acquisition, concept planning design and development services provided to Illinois Center Golf.

PROPERTY MANAGEMENT FEES


    On December 1, 1993, MGMI entered into a property management agreement with ICGP. The management agreement expires on January 1, 1997. The terms of the management agreement provide for a management fee of $5,000 per month, plus a membership incentive fee of ten percent of the gross proceeds received from membership initiation fees and the equivalent of one month's membership dues as received by Illinois Center Golf. The membership incentive fee for renewal memberships will be reduced to four percent of annual dues for renewal members. In addition, the management agreement provides for an annual incentive fee of five percent of the amount of the annual net operating income in excess of $1,600,000.



    MGMI initially was operated by Club Sports International ("CSI"). On October 1, 1994, CSI was removed as operator of MGMI. On November 17, 1994, Billy Casper Golf Management, Inc.

("BCGM") was engaged as the new operator of MGMI. From the period June 1, 1994 through September 30, 1994, MGMI's base fee was split between CSI and the Company, with CSI receiving $4,000 and the Company receiving $1,000. From October 1, 1994 through November 18, 1994, the Company earned the full amount of MGMI's fee. From November 18, 1994 through November 30, 1995, BCGM earned the entire fee. During November 1995, BCGM was removed as operator of MGMI. In addition, MGMI has agreed to waive 80 percent of the deferred $5,000 monthly fees that it had earned under its contract from the period December 1, 1993 to May 31, 1994. For the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994, property management fees, including incentive fees, were $441,551, $79,243 and $76,063. As of June 30, 1996 and December 31, 1995
and 1994, ICGP owes MGMI $ 39,252, $83,256 and $41,063.



    IC, as managing general partner of ICGP, is entitled to receive an asset management fee from ICGP of $60,000 per annum increased by a factor of 5% per annum. Asset management fees for the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994 were $31,500, $60,000 and $35,000, respectively.



    VA, as managing general partner of GCGP, receives an asset management fee from GCGP of $5,000 per annum that started June 1, 1992 and increased by a factor of five percent per annum on June 1 of each year. The Company also is entitled to receive a fee equal to one percent of the gross proceeds upon any disposition of GCGP property. Asset management fees for the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994 and 1993, were $126,264, $51,059, $48,628, and $46,313, respectively.



DIRECTOR APPROVAL



    The Company believes that all of the transactions described in this "Certain Transaction" section were on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. Future transactions, if any, between the Company and its officers, directors, holders of 5% or more of the Common Stock and other affiliated parties, if any, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the Company's independent disinterested directors.


                              CONCURRENT OFFERING


    The registration statement of which this Prospectus forms a part also includes a Prospectus with respect to an offering by the Company of 553,571 shares of Common Stock (or such other number of shares issued upon conversion) to the Converting Shareholders in connection with the conversion of the PP Notes. Each Converting Shareholder has agreed not to sell, transfer or otherwise publicly dispose of the Converting Shareholders' Common Stock for up 180 days from the date of this Prospectus without the prior written consent of Laidlaw Equities, Inc. The PP Notes may be converted to Common Stock, at the option of the holder thereof, simultaneously with the consummation of the Offering at 50% of the IPO Price or, thereafter, until November 30, 1996, at 50% of the then current market price of the Common Stock.

                             PRINCIPAL STOCKHOLDERS


    Charles D. Tourtellotte, whose address is MetroGolf Incorporated, 1999 Broadway, Suite 2435, Denver, Colorado 80202, owns 1,045,000 shares of Common Stock, which represents 100% of the Common Stock currently outstanding. In addition, as of the date of this Prospectus, the Company has issued warrants to purchase 467,326 shares of Common Stock to various individuals, and the Company has adopted the Stock Option Plan covering up to 250,000 shares of Common Stock. See "Management -- Stock Option Plan." The Company also will sell to the Representatives, or their designee, warrants to purchase an aggregate of 120,000 shares of Common Stock. The following table summarizes the current Common Stock and warrant ownership of the Company as of the date of this Prospectus by (i) each person who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) all directors of the Company, and (iii) all directors and officers as a group. Except for the individuals listed in the table, no person is the beneficial owner of more than 5% of Common Stock. See "Risk Factors -- Concentration of Share Ownership."



                                                                                            PERCENTAGE OF COMMON STOCK OWNED
                                                                                         --------------------------------------
                                                         WARRANTS                                               AFTER OFFERING
                                       PRIMARY    ----------------------      TOTAL                              OF 1,200,000
         BENEFICIAL OWNER            SHARES HELD   VESTED     UNVESTED      HOLDINGS     PRIOR TO OFFERING(1)     SHARES (2)
- -----------------------------------  -----------  ---------  -----------  -------------  ---------------------  ---------------
Charles D. Tourtellotte, President
 (3)...............................    1,045,000     37,500      37,500      1,120,000              54.9%               31.2%
J.D. Finley, Vice President (3)....                  43,000      37,500         80,500               3.9%                2.2%
Ernie Banks, Director (4)..........                   6,256       6,256         12,513               0.6%                0.3%
Jack F. Lasday, Director (4)(5)....                  14,014       6,256         20,271               1.0%                0.6%
                                     -----------  ---------  -----------  -------------              ---                 ---
All Officers and Directors as a
 Group.............................    1,045,000    100,770      87,512      1,233,284              60.4%               34.3%
                                     -----------  ---------  -----------  -------------              ---                 ---
                                     -----------  ---------  -----------  -------------              ---                 ---


- ------------------------

(1) Does not include (i) the 509,250 shares issuable upon conversion of the notes and warrants issued in connection with the acquisition of the limited partnership interests in ICGP and GCGP, (ii) the 25,000 shares issuable upon conversion of the warrant issued to Laidlaw Equities, Inc., (iii) the 120,000 shares issuable upon conversion of the Representatives' warrants once issued, (iv) 250,000 shares of Common Stock available for future grant under the Company's Stock Option Plan, or (v) the exercise of the Underwriters' Over-allotment Option. See "Management -- Stock Option Plan."



(2) Does not include (i) 157,500 shares issuable upon conversion of the warrants issued in connection with the acquisition of the limited partnership interests in ICGP, (ii) the 25,000 shares issuable upon conversion of the warrant issued to Laidlaw Equities, Inc. (iii) the 120,000 shares issuable upon conversion of the Representatives' warrants once issued, (iv) 250,000 shares of Common Stock available for future grant under the Company's Stock Option Plan or (v) the exercise of the Underwriters' Over-allotment Option. See "Management -- Stock Option Plan."



(3) Of the 37,500 unvested warrants, 50% will vest on August 28, 1996, and the remaining 50% will vest on February 28, 1997.



(4) Directors were granted warrants equal to 5% of the total warrants issued in connection with the Company's Redeemable Preferred Stock offering. Of the 6,256 unvested warrants, 50% will vest on August 28, 1996, and the remaining 50% will vest on February 28, 1997.


(5) In addition to the warrants Mr. Lasday received as a director of the Company, he received 7,758 warrants from Rodman & Renshaw, Inc. as compensation while employed there.

                          DESCRIPTION OF CAPITAL STOCK


    The authorized capital stock of the Company consists of 9,000,000 shares of Common Stock, no par value, and 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Redeemable Preferred Stock").


COMMON STOCK

    Each holder of Common Stock will be entitled to one vote per share of such stock with respect to all matters. The holders of shares of the Redeemable Preferred Stock described below shall not have any right or power to vote on any question or in any proceeding or to be represented at or receive notice of any meeting of Common Stock holders, except as described below in "Preferred Stock;" provided, however, that so long as any shares of the Redeemable Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Redeemable Preferred Stock is necessary to permit (i) the authorization, creation or issuance, or any increase in the authorized or issued amount of any class or series of stock ranking prior to the Redeemable Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (ii) the amendment, alteration or appeal of any provisions of the Certificate of Incorporation which would materially and adversely affect any right, preference, privilege or voting power of the Redeemable Preferred Stock or of the holders thereof. In addition, so long as any shares of the Redeemable Preferred Stock remain outstanding, an affirmative vote of the holders of at least a majority of the shares of the Redeemable Preferred Stock, is necessary to permit, effect or validate the authorization of a merger or consolidation of the Company if the effect of such merger or consolidation would be to materially and adversely alter or change the rights, preferences, privileges or voting power given to the holders of any shares of the Redeemable Preferred Stock. The foregoing voting provisions do not apply if, at or prior to the time when the act with respect to such vote would otherwise be required, all outstanding shares of the Redeemable Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.


    The vote of holders of a majority of the shares of Common Stock is required to decide any question brought before such stockholders, unless the question is one upon which by express provision of a statute a different vote is required, in which case such express provision shall govern and control the decision of such question. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of the funds legally available therefor, subject to any preferential dividend rights of any outstanding Redeemable Preferred Stock. See "-- Preferred Stock." It is not anticipated that any Common Stock dividends will be paid by the Company in the foreseeable future since the Company intends to retain its earnings to finance the growth of its business. The terms of the Redeemable Preferred Stock prohibit the payment of dividends on the Common Stock (other than in shares of Common Stock) unless all past dividends on the Redeemable Preferred Stock are paid and the current dividend is either paid or provided for in cash. As of June 30, 1996, the total dividends that the Company would be obligated to pay on the outstanding Redeemable Preferred Stock was 291,041. See "-- Preferred Stock." Future dividend policies will depend upon the Company's earnings, financial needs and other pertinent factors. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company, available after payment of all debts and other liabilities, subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The shares of Common Stock are not subject to repurchase by the Company or conversion into any other securities. The outstanding shares of Common Stock offered in the Offering will be, when issued and paid for, fully paid and non-assessable.


TRANSFER AGENTS AND REGISTRAR

    The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.


PREFERRED STOCK
    The Company has 45,500 shares of Redeemable Preferred Stock outstanding. The Company will redeem all such shares, together with accrued dividends, out of the proceeds of the Offering.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon the closing of the Offering, the Company will have 3,895,147 shares of the Common Stock outstanding (including shares of Common Stock issuable upon exercise of certain warrants, conversion of the PP Notes, conversion of the Convertible Notes and other rights to acquire Common Stock (not including shares issuable pursuant to the Underwriters' Over-allotment Option or 250,000 shares issuable under the Stock Option Plan). Of these shares, the 1,200,000 shares of Common Stock sold in the Offering will be freely tradable without restriction or future registration under the Securities Act and Exchange Act of 1933, as amended (the "Securities Act"), unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. Of the remaining 2,575,147 shares of Common Stock, 553,571 shares issuable upon conversion of the PP Notes (or such other number of shares issued upon conversion) will be registered shares which will be freely tradable upon expiration of the 180-day Underwriters' lock-up or upon earlier waiver of such lock-up by the Representatives.



    In addition, the Company has agreed to file and use its best efforts to become effective on the date that is 13 months after the date of the closing of the Offering, and to cause to remain effective for a period of one year, a registration statement covering the shares of Common Stock issuable upon conversion of the Convertible Notes and the warrants issued in connection therewith. All of the shares that are owned by Mr. Tourtellotte, all officers; directors; and persons owning 5% or more of the outstanding Common Stock of the Company, or warrants or options to purchase 5% or more of such Common Stock, or securities convertible into 5% five percent or more of such Common Stock, or any combination thereof that aggregates 5% or more of the outstanding Common Stock will, on the date of consummation of the Offering, be subject to a lock-up to refrain from making any public sale or distribution of their Common Stock or such warrants, options or convertible securities (pursuant to Rule 144 or otherwise) without the prior written consent of the Representatives for 13 months after the effective date of the Registration Statement for the Offering.



    In general, under Rule 144 as it is currently in effect, a person (or persons whose shares are required to be aggregated) who beneficially owns restricted shares with respect to which at least two years have elapsed since the later of the date the shares were acquired from the Company, including persons who may be deemed to be affiliates of the Company, would be entitled to sell, within any three-month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of the Common Stock or the average weekly reported trading volume in the over-the-counter market during the four calendar weeks preceding the filing of the Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and to the availability of current public information about the Company. A person who is not an affiliate of the Company under the Securities Act, has not been an affiliate during the preceding 90 days, and who beneficially owns shares with respect to which at least three years have elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company is entitled to sell such shares under Rule 144(k) without regard to the requirements described above.



    Until the existing stockholders of the Company have held the Restricted Shares for two years, no sale of Restricted Shares will be permitted under Rule
144. The Company is unable to estimate the number of shares that may be sold under Rule 144 after the two-year minimum holding period has elapsed, since this will depend on the market price for the Common Stock, the personal circumstances of the sellers and other factors. Additionally, Laidlaw Equities, Inc. has the right under its warrant to purchase 25,000 shares of Common Stock, at any time during the exercise period thereof, to require the Company to file and keep effective for so long as may be reasonably necessary for Laidlaw Equities, Inc. to dispose of such shares, a registration statement covering such shares.



    The Company may file a registration statement under the Securities Act to register Common Stock to be issued to employees pursuant to the Stock Option Plan. Such registration statement may be filed at any time after the date of this Prospectus and would become effective immediately upon filing. Shares issued pursuant to the Stock Option Plan after the effective date of any registration statement covering such shares generally will be available for sale in the open market. As of the date of this Prospectus, no options to purchase shares of Common Stock have been granted under the Stock Option Plan; however, the Company expects to grant options to purchase 5,000 shares of Common Stock at the IPO Price to Michael S. McGetrick if he is elected as a Director of the Company. See "Management -- Stock Option Plan."



    The following table summarizes all shares eligible for future sale as of the date of this Prospectus, assuming an IPO Price of $7.00 per share, conversion of 100% of the PP Notes on the date of consummation of the Offering, conversion of the Convertible Notes (assuming 90% of the limited partners of ICGP and GCGP accept the Offer to Purchase and elect to receive 55% (ICGP) and 65% (GCGP) Convertible Notes) and exercise all of warrants, whether vested or unvested. This table does not reflect any options eligible for issuance under the Stock Option Plan or the Underwriters' Over-allotment Option.



                                                                       PERCENTAGE OWNERSHIP    PERCENTAGE OWNERSHIP
                       NAME                         NUMBER OF SHARES     PRIOR TO OFFERING        AFTER OFFERING
- --------------------------------------------------  -----------------  ---------------------  -----------------------
Charles D. Tourtellotte...........................        1,120,000               41.6%                   28.8%
J.D. Finley.......................................           80,500                3.0%                    2.1%
Ernie Banks.......................................           12,513                0.5%                    0.3%
Jack F. Lasday....................................           20,271                0.8%                    0.5%
Preferred Stockholders............................          244,750                9.1%                    6.3%
Rodman & Renshaw, Inc.............................            9,292                0.3%                    0.2%
Laidlaw Equities, Inc.............................           25,000                0.9%                    0.6%
Representatives' Warrants.........................          120,000                4.4%
Holders of PP Notes...............................          553,571               20.5%                   14.2%
Holders of Convertible Notes......................          509,250               18.9%                   13.1%
                                                    -----------------            -----                     ---
  Total...........................................        2,695,147              100.0%                   69.2%
                                                    -----------------            -----                     ---
                                                    -----------------            -----                     ---


    Prior to the Offering, there has been no public market for any of the Company's securities, including the Common Stock, and no predictions can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. There can be no assurance that a regular trading market will develop in the Common Stock.

                                  UNDERWRITING

    The Underwriters named below (the "Underwriters") have severally agreed, subject to the terms and conditions of the Underwriting Agreement between the Company and the Underwriters, to purchase from the Company, and the Company has agreed to sell to the Underwriters, the number of shares set forth opposite their names in the table below at the price set forth on the cover page of this
Prospectus:

UNDERWRITERS                                                                 NUMBER OF SHARES
- ---------------------------------------------------------------------------  -----------------
Laidlaw Equities, Inc......................................................
Cruttenden Roth Incorporated...............................................

                                                                             -----------------
  Total....................................................................        1,200,000
                                                                             -----------------
                                                                             -----------------


    The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions. Pursuant to the Underwriting Agreement, the Underwriters are obligated to purchase all of the shares of Common Stock offered hereby (other than the shares of Common Stock covered by the Underwriters' Over-allotment Option) if any are purchased.


    The Underwriters have advised the Company that the Underwriters propose to offer the shares of Common Stock to the public initially at the IPO Price set forth on the cover page of this Prospectus and to certain dealers (who may include the Underwriters) at such price less a concession not in excess of
$     per share. The Underwriters may allow, and such dealers may reallow, a
discount not in excess of $     per share to certain other dealers. After the
initial public offering of the shares of Common Stock, the public offering price and other selling terms may be changed by the Underwriters.

    Pursuant to the Underwriting Agreement, the Company has granted to the Underwriters an option, exercisable for 45 days from the date hereof, to purchase up to an additional 180,000 shares of Common Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page hereof. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, made in connection with the sale of the shares of Common Stock offered hereby. To the extent the Underwriters' Over-allotment Option is exercised, the Underwriters will become obligated, subject to certain conditions, to purchase such additional shares.

    Subject to certain limited exceptions, the Company, its directors and officers, and certain other security holders of the Company have agreed with the Underwriters not to offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or warrants, rights or options to acquire, Common Stock or enter into any agreement to do any of the foregoing for a period of 13 months after the date of this Prospectus without the prior written consent of the Representatives.


    The Company has agreed to pay to the Representatives an expense allowance, on a non-accountable basis, equal to 1.5% of the gross proceeds derived from the sale of the shares of Common Stock. The Company has paid an advance on such allowance in the amount of $30,000. The Company has also agreed to pay certain of the Representatives' expenses in connection with this Offering, including expenses in connection with qualifying the shares of Common Stock offered hereby for sale under the laws of such states as the Representatives may designate. In addition, the Company will sell to the Representatives, or to their designees, at a purchase price of $.001 per warrant, warrants to purchase an aggregate of 120,000 shares of Common Stock. The Representatives' Warrants are exercisable for a period of four years commencing one year from the date of this Prospectus at an exercise price per share (the "Exercise Price") of 120% of the public offering price per share. The Representatives' Warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of 12 months from the date of this Prospectus except to members of the selling group and officers and partners of the Representatives and members of the selling group. The Representatives' Warrants contain anti-dilution provisions providing for adjustment of the Exercise Price and number of shares issuable upon exercise upon the occurrence of certain events, including stock dividends, stock splits, recapitalizations and sales of Common Stock below the exercise price thereof. The holders of the Representatives' Warrants have no voting, dividend or other rights as stockholders of the Company with respect to shares of Common Stock underlying the Representatives' Warrants unless the Representatives' Warrants have been exercised.

    A new registration statement or post-effective amendment to the Registration Statement will be required to be filed and declared effective before distribution to the public of the Representatives' Warrants and the shares of Common Stock issuable upon exercise of the Representatives' Warrants (the "Warrant Shares"). During such period beginning one year after the date of this Prospectus and ending four years thereafter, the Company has agreed, on one occasion if requested by the holders of a majority of the Representatives' Warrants or Warrant Shares, to make all necessary filings to permit a public offering of the Warrant Shares and to use its best efforts to cause such filing to become effective under the Securities Act; provided, however, that no such registration is required if upon receipt of such request the Company or holders of 15% or more of the Common Stock agree to purchase the Representatives' Warrants for the excess of the aggregate current market price for the Warrant Shares over the aggregate Exercise Price of the Representatives' Warrants. In addition, during the period beginning one year after the date of this Prospectus and concluding five years after the date hereof, the Company has agreed to give advance notice to holders of the Representatives' Warrants and Warrant Shares of its intention to file a registration statement and, in such case, holders of the Representatives' Warrants shall have the right to require the Company to include the Warrant Shares in such registration statement at the Company's expense.

    During the period that the Representatives' Warrants are exercisable, the Representatives and any transferee will have the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. In addition, the terms on which the Company will be able to obtain additional capital during the exercise period may be adversely affected since the Representatives are likely to exercise the Representatives' Warrant at a time when the Company would, in all likelihood, be able to obtain capital by a new offering of securities on terms more favorable than those provided by the terms of the Representatives' Warrants.


    In connection with the Offering, the Company has agreed that, for the three-year period commencing on the date of this Prospectus, Laidlaw Equities, Inc. has the right to appoint a designee as an observer at all meetings of the Company's Board of Directors. This designee has the right to attend all meetings of the Board of Directors, provided that the Board of Directors shall have the right to exclude such observer at any meeting in which, in the opinion of the Board of Directors, confidential or sensitive matters are discussed. Such observer shall be entitled to receive reimbursement for all expenses of attendance at such meetings and an amount equal to any fee paid to outside directors for attending any Board of Directors meetings.


    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute payments that the Underwriters may be required to make in respect thereof.

    The Underwriters have informed the Company that they do not expect discretionary sales by the Underwriters to exceed 5% of the total number of shares of Common Stock offered hereby.

    Prior to the Offering, there has been no public market for the Common Stock. The IPO Price was determined through negotiations among the Company and the Underwriters. Among the factors considered in such negotiations were an assessment of the Company's results of operations, the future prospects of the Company and its industry in general, the ability of the Company's management, the price/earnings ratio and market prices of securities of similar companies and prevailing conditions in the securities market at the time of the Offering. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the IPO Price.



    The Company intends to apply to have the Common Stock approved for quotation on Nasdaq and BSE. There can be no assurance that the Common Stock will be accepted for such listing or any similar listing.


                                 LEGAL MATTERS


    Certain legal matters in connection with the Offering will be passed upon for the Company by Brownstein Hyatt Farber & Strickland, P.C., Denver, Colorado, and for the Underwriters by Dorsey & Whitney LLP, Denver, Colorado. Shareholders or employees of Brownstein Hyatt Farber & Strickland, P.C. may purchase Common Stock in the Offering.


                                    EXPERTS


    The financial statements and schedules included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the period indicated in their reports, have been audited by BDO Seidman, LLP, independent certified public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                     [AERIAL VIEW OF ILLINOIS CENTER GOLF]



                        METROGOLF'S ILLINOIS CENTER GOLF
                                    CHICAGO



                    [AERIAL VIEW OF HARBORSIDE GOLF CENTER]



                       METROGOLF'S HARBORSIDE GOLF CENTER
                                   SAN DIEGO

                             METROGOLF INCORPORATED
                                AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                 CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                    (FORMERLY THE VINTAGE GROUP USA, LTD.):

                                    CONTENTS


                                                                                                         PAGE
                                                                                                     -------------
METROGOLF INCORPORATED AND SUBSIDIARIES
 (FORMERLY THE VINTAGE GROUP USA, LTD.):
  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:
   (UNAUDITED)
    Pro Forma Consolidated Financial Information Explanatory Headnote (Unaudited)..................      F-3 - F-6
    Pro Forma Consolidated Balance Sheet (Unaudited)...............................................      F-7 - F-9
    Pro Forma Consolidated Statements of Operations (Unaudited)....................................    F-10 - F-11
    Notes to Pro Forma Consolidated Financial Statements (Unaudited)...............................    F-12 - F-17
  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............................................           F-18
  CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS:
    Balance Sheets.................................................................................    F-19 - F-20
    Statements of Operations.......................................................................           F-21
    Statements of Stockholders' Equity (Deficit)                                                       F-22 - F-23
    Statements of Cash Flows.......................................................................    F-24 - F-25
    Summary of Accounting Policies.................................................................    F-26 - F-29
    Notes to Financial Statements..................................................................    F-30 - F-42
  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SUPPLEMENTAL SCHEDULE......................           F-43
  Schedule II - Valuation and Qualifying Accounts..................................................           F-44

FREMONT PARK GOLF CENTER:
  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............................................           F-45
  FINANCIAL STATEMENTS:
    Statements of Net Assets.......................................................................           F-46
    Statements of Operations.......................................................................           F-47
    Statements of Cash Flows.......................................................................           F-48
    Summary of Accounting Policies.................................................................    F-49 - F-51
    Notes to Financial Statements..................................................................    F-52 - F-53

ILLINOIS CENTER GOLF PARTNERS, L.P.:
  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............................................           F-54
  FINANCIAL STATEMENTS:
    Balance Sheets.................................................................................    F-55 - F-56
    Statements of Operations.......................................................................           F-57
    Statements of Changes in Partners' Capital.....................................................           F-58
    Statements of Cash Flows.......................................................................           F-59
    Summary of Accounting Policies.................................................................     F-60- F-61
    Notes to Financial Statements..................................................................    F-62 - F-67

GOOSE CREEK GOLF PARTNERS LIMITED PARTNERSHIP:
  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............................................           F-71
  FINANCIAL STATEMENTS:
    Balance Sheets.................................................................................    F-72 - F-73
    Statements of Operations.......................................................................           F-74
    Statements of Changes in Partners' Capital.....................................................           F-75
    Statements of Cash Flows.......................................................................    F-76 - F-77
    Summary of Accounting Policies.................................................................    F-78 - F-80
    Notes to Financial Statements..................................................................    F-81 - F-88

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                        EXPLANATORY HEADNOTE (UNAUDITED)


                                  INTRODUCTION


    The accompanying unaudited pro forma consolidated financial statements of MetroGolf Incorporated and Subsidiaries, formerly The Vintage Group USA, Ltd. (the "Company"), give effect to the interest expense associated with the proceeds from the sale of convertible subordinated notes in a private placement during May 1996, proceeds from the sale of common stock in an initial public offering ("IPO"), the acquisition by the Company of Fremont Park Golf Center ("Fremont") pursuant to the Option Agreement between the parties, the acquisitions of 90% limited partnership interests in Illinois Center Golf Partners, L.P. ("Illinois Center") and Goose Creek Golf Partners Limited Partnership ("Goose Creek"), the $1,750,000 in proceeds from Illinois Center's long-term debt and Illinois Center's acquisition of $1,434,000 in property and equipment (the "Transactions") and are based on the estimates and assumptions set forth herein. This unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements set forth herein.



    The pro forma condensed consolidated balance sheet as of June 30, 1996 assumes the Transactions were consummated as of June 30, 1996 and the pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 assume the Transactions were consummated as of January 1, 1995.


    In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

CONVERTIBLE SUBORDINATED NOTE OFFERING


    During May 1996, the Company completed the sale in a private placement of $2,025,000 convertible subordinated notes. The convertible notes bear interest at 12% and are due June 1, 1997. The Company received $1,757,122 in net proceeds after paying $267,878 in debt issue costs.


PROPOSED INITIAL PUBLIC OFFERING

    The Company has signed a letter of intent with Laidlaw & Co. for its subsidiary, Laidlaw Equities, Inc., to complete an initial public offering ("IPO") of the Company's no par value common stock. The Company intends to offer approximately 1,200,000 shares of its common stock at a proposed price to the public of $7 per share for gross proceeds of approximately $8,400,000 and net proceeds of $7,110,000 after deducting estimated offering costs of $1,290,000. The shares offered for sale to the public intended to be registered with the Securities and Exchange Commission on Form S-1.

ACQUISITION OF FREMONT PARK GOLF CENTER


    The Company has entered into an agreement to acquire Fremont for $650,000 in cash, a $700,000 note due to the seller, and $81,472 in acquisition costs. The $700,000 note will accrue interest at 9% and is due November 15, 1996.


    The purchase price for Fremont is anticipated to be allocated as follows:


Inventories....................................................  $   55,000
Building and improvements......................................   1,151,472
Furniture and equipment........................................     225,000
                                                                 ----------
Total purchase price...........................................  $1,431,472
                                                                 ----------
                                                                 ----------

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                  EXPLANATORY HEADNOTE (UNAUDITED) (CONTINUED)


ACQUISITION OF ILLINOIS CENTER GOLF PARTNERS, L.P.


    The Company has offered to purchase all of the limited partnership interests in Illinois Center. Under the Company's proposal, (i) each limited partner who is an accredited investor and who elects to sell will receive for each $50,000 limited partnership interest either (a) $25,000 cash and a $25,000 convertible note or (b) a $50,000 convertible note and (ii) each limited partner who is a non-accredited investor and who elects to sell will receive $50,000 in cash for each $50,000 limited partnership interest. Based on the Company's discussions with certain limited partners, the Company anticipates that it will acquire a 90% limited partnership interest in Illinois Center for cash of $1,575,000, convertible notes of $1,575,000 and acquisition costs of $17,773.


    The purchase price for a 90% limited partnership interest in Illinois Center is anticipated to be allocated as follows:


Cash...........................................................  $   27,760
Accounts receivable............................................       9,542
Inventories....................................................      17,112
Other current assets...........................................      14,420
Property and equipment.........................................   5,900,000
Excess of cost over net assets acquired........................   1,225,479
Intangible assets..............................................     173,035
Deposits.......................................................       6,786
                                                                 ----------
                                                                  7,374,134
                                                                 ----------

Less:
Accounts payable...............................................     400,955
Checks written against future deposits.........................      61,620
Accounts payable, related party................................      39,252
Accrued real estate taxes......................................     377,315
Accrued expenses...............................................     117,343
Deferred sponsorship revenue...................................      20,000
Deferred membership revenue....................................     133,768
Note payable, related party....................................     500,000
Current maturities of long-term debt...........................     183,569
Minority interest..............................................     324,396
Long-term debt, less current maturities........................   2,048,143
                                                                 ----------
                                                                  4,206,361
                                                                 ----------
Total purchase price...........................................   3,167,773
Less convertible notes payable.................................   1,575,000
Less deferred acquisition costs................................      17,773
                                                                 ----------
Cash to be paid at closing.....................................  $1,575,000
                                                                 ----------
                                                                 ----------


ACQUISITION OF GOOSE CREEK GOLF PARTNERS LIMITED PARTNERSHIP

    The Company has offered to purchase all of the limited partnership interests in Goose Creek. Under the Company's proposal, (i) each limited partner who is an accredited investor and who elects to sell will receive for each $25,000 limited partnership interest either (a) $12,500 cash and a $26,500 convertible note or
(b) a $39,000 convertible note and (ii) each limited partner who is a non-accredited investor and who elects to sell will receive $39,000 in cash for each $25,000 limited partnership

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                  EXPLANATORY HEADNOTE (UNAUDITED) (CONTINUED)


interest. Based on the Company's discussions with certain limited partners, the Company anticipates that it will acquire a 90% limited partnership interest in Goose Creek for cash of $477,750, convertible notes of $887,250 and acquisition costs of $15,588.


    The purchase price for a 90% limited partnership interest in Goose Creek is anticipated to be allocated as follows:


Cash.............................................................  $  37,681
Inventories......................................................     23,796
Prepaid and other current assets.................................     32,445
Property and equipment...........................................  5,425,000
Excess of cost over net assets acquired..........................    766,696
Intangible assets................................................     40,379
Deposits.........................................................      1,866
                                                                   ---------
                                                                   6,327,863
                                                                   ---------
Less:
Accounts payable.................................................    332,993
Checks written against future deposits...........................     53,930
Accrued expenses.................................................     41,774
Deferred membership revenue......................................     25,166
Line of credit...................................................     74,941
Notes payable, other.............................................     28,600
Note payable, related party......................................    106,823
Current maturities of long-term debt.............................    197,700
Minority interest................................................    140,844
Long-term debt, less current maturities..........................  3,944,504
                                                                   ---------
                                                                   4,947,275
                                                                   ---------
                                                                   ---------
Total purchase price.............................................  1,380,588
Less convertible notes payable...................................    887,250
Less deferred acquisition costs..................................     15,588
                                                                   ---------
Cash to be paid at closing.......................................  $ 477,750
                                                                   ---------
                                                                   ---------


NOTES PAYABLE AND EQUIPMENT PURCHASE


    On January 31, 1996, Illinois Center entered into a $2,000,000 promissory note with Textron Financial Corporation ("Textron"). Textron advanced $1,750,000 to Illinois Center. The note bears interest at 3% above the Chase Manhattan Bank's prime rate and is due on or before December 31, 2002. Illinois Center applied $900,000 of the proceeds to its working capital and applied the remaining $850,000 of the proceeds to the purchase of a clubhouse facility and various items of equipment. The total purchase price of the clubhouse and equipment was $1,434,000. Illinois Center entered into a $584,000 promissory note for the remaining purchase price. The promissory note bears interest at 8% per annum and is due June 1, 2005. Principal and interest payments on the note commence January 1, 1998.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                  EXPLANATORY HEADNOTE (UNAUDITED) (CONTINUED)


    The purchase price for a 90% limited partnership interest in Illinois Center is anticipated to be allocated as follows:


Cash...........................................................  $   27,760
Accounts receivable............................................       9,542
Inventories....................................................      17,112
Other current assets...........................................      14,420
Property and equipment.........................................   5,900,000
Excess of cost over net assets acquired........................   1,225,479
Intangible assets..............................................     173,035
Deposits.......................................................       6,786
                                                                 ----------
                                                                  7,374,134
                                                                 ----------
Less:
Accounts payable...............................................     400,955
Checks written against future deposits.........................      61,620
Accounts payable, related party................................      39,252
Accrued real estate taxes......................................     377,315
Accrued expenses...............................................     117,343
Deferred sponsorship revenue...................................      20,000
Deferred membership revenue....................................     133,768
Note payable, related party....................................     500,000
Current maturities of long-term debt...........................     183,569
Minority interest..............................................     324,396
Long-term debt, less current maturities........................   2,048,143
                                                                 ----------
                                                                  4,206,361
                                                                 ----------
Total purchase price...........................................   3,167,773
Less convertible notes payable.................................   1,575,000
Less deferred acquisition costs................................      17,773
                                                                 ----------
Cash to be paid at closing.....................................  $1,575,000
                                                                 ----------
                                                                 ----------


ACQUISITION OF GOOSE CREEK GOLF PARTNERS LIMITED PARTNERSHIP

    The Company has offered to purchase all of the limited partnership interests in Goose Creek. Under the Company's proposal, (i) each limited partner who is an accredited investor and who elects to sell will receive for each $25,000 limited partnership interest either (a) $12,500 cash and a $26,500 convertible note or
(b) a $39,000 convertible note and (ii) each limited partner who is a non-accredited investor and who elects to sell will receive $39,000 in cash for each $25,000 limited partnership interest. Based on the Company's discussions with certain limited partners, the Company anticipates that it will acquire a 90% limited partnership interest in Goose Creek for cash of $477,750, convertible notes of $887,250 and acquisition costs of $15,588.

    The purchase price for a 90% limited partnership interest in Goose Creek is anticipated to be allocated as follows:


Cash...........................................................  $   37,681
Inventories....................................................      23,796
Prepaid and other current assets...............................      32,445
Property and equipment.........................................   5,425,000
Excess of cost over net assets acquired........................     766,696
Intangible assets..............................................      40,379
Deposits.......................................................       1,866
                                                                 ----------
                                                                  6,327,863
                                                                 ----------
Less:
Accounts payable...............................................     332,993
Checks written against future deposits.........................      53,930
Accrued expenses...............................................      41,774
Deferred membership revenue....................................      25,166
Line of credit.................................................      74,941
Notes payable, other...........................................      28,600
Note payable, related party....................................     106,823
Current maturities of long-term debt...........................     197,700
Minority interest..............................................     140,844
Long-term debt, less current maturities........................   3,944,504
                                                                 ----------
                                                                  4,947,275
                                                                 ----------
Total purchase price...........................................   1,380,588
Less convertible notes payable.................................     887,250
Less deferred acquisition costs................................      15,588
                                                                 ----------
Cash to be paid at closing.....................................  $  477,750
                                                                 ----------
                                                                 ----------


NOTES PAYABLE AND EQUIPMENT PURCHASE

    On January 31, 1996, Illinois Center entered into a $2,000,000 promissory note with Textron Financial Corporation ('Textron'). Textron advanced $1,750,000 to Illinois Center. The note bears interest at 3% above the Chase Manhattan Bank's prime rate and is due on or before December 31, 2002. Illinois Center applied $900,000 of the proceeds to its working capital and applied the remaining $850,000 of the proceeds to the purchase of a clubhouse facility and various items of equipment. The total purchase price of the clubhouse and equipment was $1,434,000. Illinois Center entered into a $584,000 promissory note for the remaining purchase price. The promissory note bears interest at 8% per annum and is due June 1, 2005. Principal and interest payments on the note commence January 1, 1998.

                    METROGOLF INCORPORATED AND SUBSIDIARIES


                     (FORMERLY THE VINTAGE GROUP USA, LTD.)


                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


                                                                                                                      ILLINOIS
                                                            THE COMPANY                 FREMONT PRO                  CENTER PRO
                                                             PRO FORMA                     FORMA        ILLINOIS       FORMA
JUNE 30, 1996                                 THE COMPANY   ADJUSTMENTS     FREMONT     ADJUSTMENTS      CENTER     ADJUSTMENTS
- --------------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
ASSETS
Current:
  Cash......................................  $  1,313,841   $7,295,450(2) $             $            $     27,760   $
                                                               (600,000)(4)
                                                             (1,575,000)(5)
                                                               (477,750)(6)
                                                             (1,485,416)(3)
  Accounts receivable.......................                                                                 9,542
  Management fee receivable, related
   party....................................        39,252
  Inventories...............................                                    52,448        2,552(4)       17,112
  Other current assets......................        16,184                       5,732       (5,732)(8)       14,420
                                              ------------  ------------  ------------  ------------  ------------  ------------
Total current assets........................     1,369,277    3,157,284         58,180       (3,180)        68,834
                                              ------------  ------------  ------------  ------------  ------------  ------------
Property and equipment, net.................        54,302                     456,276      920,196(4)    4,395,199   1,504,801(5)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Other:
  Investments in subsidiaries...............                  1,431,472(4)
                                                              3,167,773(5)
                                                              1,380,588(6)
  Excess of cost over net assets acquired,
   net of accumulated amortization..........                                   592,180     (592,180)(8)                 977,272(5)
  Debt issue costs, net of accumulated
   amortization.............................       245,555
  Notes receivable, related parties.........       606,823
  Intangible assets, net of accumulated
   amortization.............................                                     2,297       (2,297)(8)      173,035
  Deferred offering costs...................       185,450     (185,450)(2)
  Deposit on acquisition....................        50,000      (50,000)(4)
  Deferred acquisition costs................       147,322      (81,472)(4)
                                                                (17,773)(5)
                                                                (15,588)(6)
  Deposits..................................        39,800                                                   6,786
                                              ------------  ------------  ------------  ------------  ------------  ------------
Total other assets..........................     1,274,950    5,629,550        594,477     (594,477)       179,821      977,272
                                              ------------  ------------  ------------  ------------  ------------  ------------
                                              $  2,698,529   $8,786,834   $  1,108,933   $  322,539   $  4,643,854   $2,482,073
                                              ------------  ------------  ------------  ------------  ------------  ------------
                                              ------------  ------------  ------------  ------------  ------------  ------------


                                                            GOOSE CREEK
                                                             PRO FORMA     ELIMINATING   CONSOLIDATED
JUNE 30, 1996                                 GOOSE CREEK   ADJUSTMENTS      ENTRIES       PRO FORMA
- --------------------------------------------  ------------  ------------  -------------  -------------
ASSETS
Current:
  Cash......................................  $     37,681   $            $              $   4,536,566

  Accounts receivable.......................                                                     9,542
  Management fee receivable, related
   party....................................                                    (39,252)(7)
  Inventories...............................        23,796                                      95,908
  Other current assets......................        32,445                                      63,049
                                              ------------  ------------  -------------  -------------
Total current assets........................        93,922                      (39,252)     4,705,065
                                              ------------  ------------  -------------  -------------
Property and equipment, net.................     4,948,837      476,163(6)                  12,755,774
                                              ------------  ------------  -------------  -------------
Other:
  Investments in subsidiaries...............                                 (1,431,472)(7)
                                                                             (3,167,773)(7)
                                                                             (1,380,588)(7)
  Excess of cost over net assets acquired,
   net of accumulated amortization..........                    653,709(6)      354,877      1,985,858
  Debt issue costs, net of accumulated
   amortization.............................                                                   245,555
  Notes receivable, related parties.........                                   (606,823)(7)
  Intangible assets, net of accumulated
   amortization.............................        40,379                                     213,414
  Deferred offering costs...................
  Deposit on acquisition....................
  Deferred acquisition costs................                                                    32,489

  Deposits..................................         1,866                                      48,452
                                              ------------  ------------  -------------  -------------
Total other assets..........................        42,245      653,709      (6,231,779)     2,525,768
                                              ------------  ------------  -------------  -------------
                                              $  5,085,004   $1,129,872   $  (6,271,031) $  19,986,607
                                              ------------  ------------  -------------  -------------
                                              ------------  ------------  -------------  -------------



    See accompanying headnote and notes to pro forma consolidated financial statements (unaudited).

                    METROGOLF INCORPORATED AND SUBSIDIARIES


                     (FORMERLY THE VINTAGE GROUP USA, LTD.)


                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


                                                                                                                      ILLINOIS
                                                            THE COMPANY                 FREMONT PRO                  CENTER PRO
                                                             PRO FORMA                     FORMA        ILLINOIS       FORMA
               JUNE 30, 1996                  THE COMPANY   ADJUSTMENTS     FREMONT     ADJUSTMENTS      CENTER     ADJUSTMENTS
- --------------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................  $    548,174   $            $     33,542   $  (33,542)(8) $    400,955  $
  Accounts payable, related party...........                                                                39,252
  Accrued real estate taxes.................                                                               377,315
  Checks issued against future deposits.....                                     6,377       (6,377)(8)       61,620
  Deferred membership revenue...............                                                               133,768
  Deferred sponsorship revenue..............                                                                20,000
  Accrued expenses..........................                                                               117,343
  Accrued interest expense..................        20,250
  Accrued salaries..........................       327,458
  Advances payable..........................        10,000
  Notes payable, other......................
  Notes payable, related party..............                                                               500,000
  Note payable, officer.....................         4,825
  Lines of credit...........................
  Convertible subordinated notes payable,
   net......................................     1,781,400
  Current maturities of long-term debt......        17,546      700,000(4)       76,760     (76,760)(8)      183,569
                                              ------------  ------------  ------------  ------------  ------------  ------------
Total current liabilities...................     2,709,653      700,000        116,679     (116,679)     1,833,822
                                              ------------  ------------  ------------  ------------  ------------  ------------
Long-term debt, less current maturities.....        13,586    1,575,000(5)      164,096    (164,096)(8)    2,048,143
                                                                887,250(6)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Investments in affiliates...................         6,318
Minority interest in consolidated
 subsidiaries...............................        21,773
                                              ------------  ------------  ------------  ------------  ------------  ------------
Total liabilities...........................     2,751,330    3,162,250        280,775     (280,775)     3,881,965
                                              ------------  ------------  ------------  ------------  ------------  ------------
                                              ------------  ------------  ------------  ------------  ------------  ------------


                                                            GOOSE CREEK
                                                             PRO FORMA     ELIMINATING   CONSOLIDATED
               JUNE 30, 1996                  GOOSE CREEK   ADJUSTMENTS      ENTRIES       PRO FORMA
- --------------------------------------------  ------------  ------------  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................  $    332,993   $            $              $   1,282,122
  Accounts payable, related party...........                                    (39,252)(7)
  Accrued real estate taxes.................                                                   377,315
  Checks issued against future deposits.....        53,930                                     115,550
  Deferred membership revenue...............        25,166                                     158,934
  Deferred sponsorship revenue..............                                                    20,000
  Accrued expenses..........................         8,541                                     125,884
  Accrued interest expense..................        33,233                                      53,483
  Accrued salaries..........................                                                   327,458
  Advances payable..........................                                                    10,000
  Notes payable, other......................        28,600                                      28,600
  Notes payable, related party..............       106,823                     (606,823)(7)
  Note payable, officer.....................                                                     4,825
  Lines of credit...........................        74,941                                      74,941
  Convertible subordinated notes payable,
   net......................................                                                 1,781,400
  Current maturities of long-term debt......       197,700                                   1,098,815
                                              ------------  ------------  -------------  -------------
Total current liabilities...................       861,927                     (646,075)     5,459,327
                                              ------------  ------------  -------------  -------------
Long-term debt, less current maturities.....     3,944,504                                   8,468,483

                                              ------------  ------------  -------------  -------------
Investments in affiliates...................                                     (6,318)(7)
Minority interest in consolidated
 subsidiaries...............................                                    465,241 (7)    487,014
                                              ------------  ------------  -------------  -------------
Total liabilities...........................     4,806,431                     (187,152)    14,414,824
                                              ------------  ------------  -------------  -------------
                                              ------------  ------------  -------------  -------------



    See accompanying headnote and notes to pro forma consolidated financial statements (unaudited).

                    METROGOLF INCORPORATED AND SUBISIDARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                                                                        ILLINOIS
                                                  THE COMPANY               FREMONT PRO                CENTER PRO
                                                   PRO FORMA                   FORMA       ILLINOIS       FORMA        GOOSE
JUNE 30, 1996                       THE COMPANY   ADJUSTMENTS    FREMONT    ADJUSTMENTS     CENTER     ADJUSTMENTS     CREEK
- ----------------------------------  -----------  -------------  ----------  ------------  ----------  -------------  ----------
Stockholders' equity:
  Preferred stock.................       45,500      (45,500)(3)
  Common stock....................      146,830    7,110,000(2)
  Additional paid-in capital......      940,609     (940,609)(3)
  Partners' capital...............                                                           761,889    2,482,073(5)    278,573
  Net assets......................                                 828,158     922,748(4)
                                                                              (319,434)(8)
  Notes receivable, stockholder...     (166,324)
  Accumulated deficit.............   (1,019,416)    (499,307)(3)
                                    -----------  -------------  ----------  ------------  ----------  -------------  ----------
Total stockholders' equity
 (deficit)........................      (52,801)   5,624,584       828,158     603,314       761,889    2,482,073       278,573
                                    -----------  -------------  ----------  ------------  ----------  -------------  ----------
                                    $ 2,698,529  $ 8,786,834    $1,108,933  $  322,539    $4,643,854  $ 2,482,073    $5,085,004
                                    -----------  -------------  ----------  ------------  ----------  -------------  ----------
                                    -----------  -------------  ----------  ------------  ----------  -------------  ----------


                                     GOOSE CREEK
                                      PRO FORMA      ELIMINATING    CONSOLIDATED
JUNE 30, 1996                        ADJUSTMENTS       ENTRIES       PRO FORMA
- ----------------------------------  --------------  --------------  ------------
Stockholders' equity:
  Preferred stock.................
  Common stock....................
  Additional paid-in capital......                                    7,256,830
  Partners' capital...............     1,129,872(6)   (4,652,407)(7)
  Net assets......................                    (1,431,472)(7)

  Notes receivable, stockholder...                                     (166,324)
  Accumulated deficit.............                                   (1,518,723)
                                    --------------  --------------  ------------
Total stockholders' equity
 (deficit)........................     1,129,872      (6,083,879)     5,571,783
                                    --------------  --------------  ------------
                                    $  1,129,872    $ (6,271,031)    $19,986,607
                                    --------------  --------------  ------------
                                    --------------  --------------  ------------



    See accompanying headnote and notes to pro forma consolidated financial statements (unaudited).

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                                                                                           ILLINOIS
                                          THE COMPANY             FREMONT PRO             CENTER PRO               GOOD CREEK
SIX MONTHS ENDED JUNE 30,        THE       PRO FORMA                 FORMA     ILLINOIS      FORMA       GOOSE      PRO FORMA
1996                           COMPANY    ADJUSTMENTS   FREMONT   ADJUSTMENTS   CENTER    ADJUSTMENTS    CREEK     ADJUSTMENTS
- ----------------------------  ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Revenues....................  $   99,275   $           $ 208,746   $           $ 509,517   $           $ 572,939    $
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Operating expenses..........     422,296                 222,837      25,417(10)   842,981     46,594(10)   565,353      (9,497)(10)
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Income (loss) from
 operations.................    (323,021)                (14,091)    (25,417)   (333,464)    (46,594)      7,586        9,497
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Other income (expense):
  Interest income...........      34,400                                                                   2,432
  Interest expense..........     (62,490)   (250,229) 11)    (9,155)            (137,743)               (271,587)
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Total other income
 (expense)..................     (28,090)   (250,229)     (9,155)               (137,743)               (269,155)
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Equity in loss of
 affiliates.................      (2,629)
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Minority interest in loss of
 consolidated
 subsidiaries...............      (6,240)
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Net loss....................    (359,980)   (250,229)    (23,246)    (25,417)   (471,207)    (46,594)   (261,569)       9,497
Dividend requirements on
 preferred stock............      85,312     (85,312)(3)
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Loss applicable to common
 stock......................  $ (445,292)  $(164,917)  $ (23,246)  $ (25,417)  $(471,207)  $ (46,594)  $(261,569)   $   9,497
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Net loss per common share...  $     (.32)
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
Weighted average number of
 common shares outstanding..   1,395,701
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------
                              ----------  -----------  ---------  -----------  ---------  -----------  ---------  -------------


SIX MONTHS ENDED JUNE 30,     ELIMINATING  CONSOLIDATED
1996                            ENTRIES     PRO FORMA
- ----------------------------  -----------  ------------
Revenues....................   $ (99,275)(7)  $1,291,202
                              -----------  ------------
Operating expenses..........     (99,275)    2,016,706
                              -----------  ------------
Income (loss) from
 operations.................                  (725,504)
                              -----------  ------------
Other income (expense):
  Interest income...........     (25,239)(7)      11,593
  Interest expense..........      25,239(7)    (705,965)
                              -----------  ------------
Total other income
 (expense)..................                  (694,372)
                              -----------  ------------
Equity in loss of
 affiliates.................       2,629(7)
                              -----------  ------------
Minority interest in loss of
 consolidated
 subsidiaries...............      69,568(7)      63,328
                              -----------  ------------
Net loss....................      72,197    (1,356,548)
Dividend requirements on
 preferred stock............
                              -----------  ------------
Loss applicable to common
 stock......................   $  72,197    $(1,356,548)
                              -----------  ------------
                              -----------  ------------
Net loss per common share...               $      (.52 )
                              -----------  ------------
                              -----------  ------------
Weighted average number of
 common shares outstanding..                 2,595,701 (12)
                              -----------  ------------
                              -----------  ------------



    See accompanying headnote and notes to pro forma consolidated financial statements (unaudited).

                    METROGOLF INCORPORATED AND SUBISIDARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                                                                 ILLINOIS
                                            THE COMPANY              FREMONT PRO                CENTER PRO
                                  THE        PRO FORMA                  FORMA       ILLINOIS       FORMA        GOOSE
YEAR ENDED DECEMBER 31, 1995    COMPANY     ADJUSTMENTS    FREMONT   ADJUSTMENTS     CENTER     ADJUSTMENTS     CREEK
- -----------------------------  ----------  -------------  ---------  ------------  ----------  -------------  ----------
Revenues.....................  $  335,303  $              $ 507,959  $             $1,552,712  $              $1,451,922
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Operating expenses...........     882,709     125,000(9)    531,638     50,833 (10  2,011,646     164,889 (10  1,227,543
                                                                                                  (80,500)(13)
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Income (loss) from
 operations..................    (547,406)   (125,000)      (23,679)   (50,833)      (458,934)    (84,389)       224,379
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Other income (expense):
  Interest income............      61,116                                                   6                      3,830
  Interest expense...........     (25,994)   (540,956)(11)   (28,585)                 (76,284)   (199,443)(11)   (469,732)
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Total other income
 (expense)...................      35,122    (540,956)      (28,585)                  (76,278)   (199,443)      (465,902)
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Equity in loss of
 affiliates..................        (770)
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Minority interest in loss of
 consolidated subsidiaries...     (19,058)
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Net loss from continuing
 operations..................    (532,112)   (665,956)      (52,264)   (50,833)      (535,212)   (283,832)      (241,523)
Dividend requirements on
 preferred stock.............     155,052    (155,052)(3)
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Loss applicable to common
 stock.......................  $ (687,164) $ (510,904)    $ (52,264) $ (50,833)    $ (535,212) $ (283,832)    $ (241,523)
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
                               ----------  -------------  ---------  ------------  ----------  -------------  ----------
Net loss per common share
 from continuing
 operations..................  $     (.49)
                               ----------
                               ----------
Weighted average number of
 common shares outstanding...   1,395,701
                               ----------
                               ----------


                                GOOSE CREEK
                                 PRO FORMA     ELIMINATING    CONSOLIDATED
YEAR ENDED DECEMBER 31, 1995    ADJUSTMENTS      ENTRIES        PRO FORMA
- -----------------------------  -------------  -------------  ---------------
Revenues.....................  $              $  (190,303)(7) $  3,657,593
                               -------------  -------------  ---------------
Operating expenses...........     (18,995)(10)    (190,303)(7)    4,704,460

                               -------------  -------------  ---------------
Income (loss) from
 operations..................      18,995                      (1,046,867)
                               -------------  -------------  ---------------
Other income (expense):
  Interest income............                                      64,952
  Interest expense...........                                  (1,340,994)
                               -------------  -------------  ---------------
Total other income
 (expense)...................                                  (1,276,042)
                               -------------  -------------  ---------------
Equity in loss of
 affiliates..................                         770(7)
                               -------------  -------------  ---------------
Minority interest in loss of
 consolidated subsidiaries...                     104,157(7)       85,099
                               -------------  -------------  ---------------
Net loss from continuing
 operations..................      18,995         104,927      (2,237,810)
Dividend requirements on
 preferred stock.............
                               -------------  -------------  ---------------
Loss applicable to common
 stock.......................  $   18,995     $   104,927    $ (2,237,810)
                               -------------  -------------  ---------------
                               -------------  -------------  ---------------
Net loss per common share
 from continuing
 operations..................                                $       (.86)
                                                             ---------------
                                                             ---------------
Weighted average number of
 common shares outstanding...                                   2,595,701(12)
                                                             ---------------
                                                             ---------------


    See accompanying headnote and notes to pro forma consolidated financial statements (unaudited).

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                    (FORMERLY THE VINTAGE GROUP USA, LTD.):

        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  PRO FORMA ADJUSTMENTS

    The pro forma condensed consolidated balance sheet as of June 30, 1996 assumes the Transactions were consummated as of June 30, 1996 and the pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 assumes the Transactions were consummated as of January 1, 1995.



2.  PROPOSED INITIAL PUBLIC OFFERING


    Reflects the sale of 1,200,000 shares of the Company's common stockat a price of $7 per share for gross proceeds of$8,400,000 and net proceeds of $7,110,000 after deducting estimated offering costs of $1,290,000.



3.  REDEMPTION OF PREFERRED STOCK


    Reflects the redemption of the preferred stock. The preferred stock has a redemption value of $1,194,375 as of June 30, 1996 and dividends in arrears of $291,041 as of June 30, 1996.



4.  ACQUISITION OF FREMONT PARK GOLF CENTER


    The Company has entered into an agreement to acquire Fremont for $650,000 in cash, a $700,000 note due to the seller, and $81,472 in acquisition costs. The $700,000 note will accrue interest at 9% and is due November 15, 1996. The acquisition of Fremont is recorded using the purchase method.



    The purchase price for Fremont is anticipated to be allocated as follows:



Inventories....................................................  $   55,000
Building and improvements......................................   1,151,472
Furniture and equipment........................................     225,000
                                                                 ----------
Total purchase price...........................................  $1,431,472
                                                                 ----------
                                                                 ----------



5.  ACQUISITION OF ILLINOIS CENTER GOLF PARTNERS, L.P.


    The Company has offered to purchase all of the limited partnership interests in Illinois Center. Under the Company's proposal, (i) each limited partner who is an accredited investor and who elects to sell will receive for each $50,000 limited partnership interest either (a) $25,000 cash and a $25,000 convertible note or (b) a $50,000 convertible note and (ii) each limited partner who is a non-accredited investor and who elects to sell will receive $50,000 in cash for each $50,000 limited partnership interest. Based on the Company's discussions with certain limited partners, the Company anticipates that it will acquire a 90% limited partnership interest in Illinois Center for cash of $1,575,000, convertible notes of $1,575,000 and acquisition costs of $17,773. The acquisition of Illinois Center is recorded using the purchase method.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                    (FORMERLY THE VINTAGE GROUP USA, LTD.):

  NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)


5.  ACQUISITION OF ILLINOIS CENTER GOLF PARTNERS, L.P. (CONTINUED)


    The purchase price for a 90% limited partnership interest in Illinois Center is anticipated to be allocated as follows:



Cash...........................................................  $   27,760
Accounts receivable............................................       9,542
Inventories....................................................      17,112
Other current assets...........................................      14,420
Property and equipment.........................................   5,900,000
Excess of cost over net assets acquired........................   1,225,479
Intangible assets..............................................     173,035
Deposits.......................................................       6,786
                                                                 ----------
                                                                  7,374,134
                                                                 ----------
Less:
Accounts payable...............................................     400,955
Checks written against future deposits.........................      61,620
Accounts payable, related party................................      39,252
Accrued real estate taxes......................................     377,315
Accrued expenses...............................................     117,343
Deferred sponsorship revenue...................................      20,000
Deferred membership revenue....................................     133,768
Note payable, related party....................................     500,000
Current maturities of long-term debt...........................     183,569
Minority interest..............................................     324,396
Long-term debt, less current maturities........................   2,048,143
                                                                 ----------
                                                                  4,206,361
                                                                 ----------
Total purchase price...........................................   3,167,773
Less convertible notes payable.................................   1,575,000
Less deferred acquisition costs................................      17,773
                                                                 ----------
Cash to be paid at closing.....................................  $1,575,000
                                                                 ----------
                                                                 ----------



6.  ACQUISITION OF GOOSE CREEK GOLF PARTNERS LIMITED PARTNERSHIP


    The Company has offered to purchase all of the limited partnership interests in Goose Creek. Under the Company's proposal, (i) each limited partner who is an accredited investor and who elects to sell will receive for each $25,000 limited partnership interest either (a) $12,500 cash and a $26,500 convertible note or
(b) a $39,000 convertible note and (ii) each limited partner who is a non-accredited investor and who elects to sell will receive $39,000 in cash for each $25,000 limited partnership interest. Based on the Company's discussions with certain limited partners, the Company anticipates that it will acquire a 90% limited partnership interest in Goose Creek for cash of $477,750, convertible

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                    (FORMERLY THE VINTAGE GROUP USA, LTD.):

  NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)


6.  ACQUISITION OF GOOSE CREEK GOLF PARTNERS LIMITED PARTNERSHIP (CONTINUED)


notes of $887,250 and acquisition costs of $15,558. The acquisition of Goose Creek is recorded using the purchase method. The purchase price for a 90% limited partnership interest in Goose Creek is anticipated to be allocated as follows:



Cash...........................................................  $   37,681
Inventories....................................................      23,796
Prepaid and other current assets...............................      32,445
Property and equipment.........................................   5,425,000
Excess of cost over net assets acquired........................     766,696
Intangible assets..............................................      40,379
Deposits.......................................................       1,866
                                                                 ----------
                                                                  6,327,863
                                                                 ----------
Less:
Accounts payable...............................................     332,993
Checks written against future deposits.........................      53,930
Accrued expenses...............................................      41,774
Deferred membership revenue....................................      25,166
Line of credit.................................................      74,941
Notes payable, other...........................................      28,600
Note payable, related party....................................     106,823
Current maturities of long-term debt...........................     197,700
Minority interest..............................................     140,844
Long-term debt, less current maturities........................   3,944,504
                                                                 ----------
                                                                  4,947,275
                                                                 ----------
Total purchase price...........................................   1,380,588
Less convertible note payable..................................     887,250
Less deferred acquisition costs................................      15,588
                                                                 ----------
Cash to be paid at closing.....................................  $  477,750
                                                                 ----------
                                                                 ----------



7.  ELIMINATING ENTRIES


INTERCOMPANY RECEIVABLES AND PAYABLES

    Removes the Company's notes receivable due from Illinois Center and Goose Creek against Illinois Center's and Goose Creek's notes payable due to the Company.

INTERCOMPANY REVENUES AND EXPENSES


    Removes the Company's intercompany revenues generated from Illinois Center and Goose Creek against Illinois Center's and Goose Creek's intercompany expenses generated from the Company.


INVESTMENTS IN AFFILIATES

    Reflects the net adjustment in investment in affiliates when Illinois Center and Goose Creekare consolidated with the Company.

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES

    Reflects the minority interest in Illinois Center and Goose Creek when these entities are consolidated with the Company.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                    (FORMERLY THE VINTAGE GROUP USA, LTD.):

  NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)


7.  ELIMINATING ENTRIES (CONTINUED)

NET ASSETS OF FREMONT

    Reflects the adjustment to remove the net assets of Fremont when Fremont is consolidated with the Company.

PARTNERS' CAPITAL

    Reflects the adjustment to remove the partners' capital of Illinois Center and Goose Creek when these entities are consolidated with the Company.

EQUITY IN LOSS OF AFFILIATE

    Removes the Company's equity in earnings of Illinois Center and Goose Creek when these entities are consolidated with the Company.

MINORITY INTEREST IN LOSS OF CONSOLIDATED SUBSIDIARIES

    Reflects the Company's minority interest in loss of Illinois Center and Goose Creek when these entities are consolidated with the Company.


8.  UNACQUIRED ASSETS AND LIABILITIES

    Removes assets not acquired and liabilities not assumed in the acquisition of Fremont.


9.  COMPENSATION EXPENSE


    Reflects the change in compensation of the Company's President from $180,000 to $250,000 and the change in compensation of the Company's Executive Vice President from $120,000 to $175,000 for the year ended December 31, 1995.



FREMONT



10. DEPRECIATION AND AMORTIZATION


    Reflects additional depreciation of property and equipment due to the increase in cost in the assets acquired using the straight-line method. The estimated useful lives of the assets range from 5 to 31.5 years.



ILLINOIS CENTER



    Reflects additional depreciation of property and equipment due to the increase in cost in the assets acquired using the straight-line method. The estimated useful lives of the assets range from 14.5 to 39 years. Reflects amortization of cost in excess of assets acquired using the straight-line method over 14.5 years. The pro forma consolidated statement of operations for the year ended December 31, 1995 reflects additional depreciation on clubhouse and equipment using the straight-line method (see Note 13). The estimated useful lives of the clubhouse and equipment range from 5 to 39 years.



GOOSE CREEK



    Reflects change in depreciation of property and equipment due to the increase in cost in the assets acquired using the straight-line method. The estimated useful lives of the assets range from 5 to 31.5 years. Reflects amortization of cost in excess of assets acquired using the straight-line method over 20 years.



11. INTEREST EXPENSE


THE COMPANY


    Reflects interest expense for the $2,025,000 in convertible subordinated notes payable. The convertible subordinated notes payable bear interest at 12% and are due June 1, 1997. Reflects

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                    (FORMERLY THE VINTAGE GROUP USA, LTD.):

  NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)


11. INTEREST EXPENSE (CONTINUED)


interest expense for the $700,000 note payable used to finance the acquisition of Fremont. The note payable bears interest at 9% and is due on November 15, 1996. Reflects interest expense for the $2,462,250 convertible notes payable used to finance the acquisition of Illinois Center and Goose Creek. The convertible notes payable bear interest at 6% per annum and are due on June 1, 2005. Reflects a reduction in interest expense on the Company's $225,000 line of credit since the line of credit was paid off. The line of credit bore interest at 8.5% per annum.



    Reflects amortization of debt issue costs due to the issuance of the convertible subordinated notes. The debt issue costs are being amortized over 29 months.



ILLINOIS CENTER



    The pro forma consolidated statement of operations for the year ended December 31, 1995 reflects interest expense on Illinois Center's $1,750,000 and $584,000 promissory notes payable (see Note 13).



12. WEIGHTED AVERAGE SHARES OUTSTANDING

    On a pro forma basis, weighted average shares are adjusted to reflectthe 1,200,000 shares issued in the IPO. The 1,200,000 shares are assumed to be outstanding for the entire period.


13. NOTES PAYABLE AND EQUIPMENT PURCHASE


    On January 31, 1996, Illinois Center entered into a $2,000,000 promissory note with Textron. Textron advanced $1,750,000 to Illinois Center. The note bears interest at 3% above the Chase Manhattan Bank's prime rate and is due on or before December 31, 2002. Illinois Center applied $900,000 of the proceeds to its working capital and applied the remaining $850,000 of the proceeds to the purchase of a clubhouse facility and various items of equipment. The total purchase price of the clubhouse and equipment was $1,434,000. Illinois Center entered into a $584,000 promissory note for the remaining purchase price. The promissory note bears interest at 8% per annum and is due June 1, 2005. Principal and interest payments on the note commence January 1, 1998.


    The pro forma consolidated statement of operations for the year ended December 31, 1995 reflects a reduction in equipment lease expense as a result of Illinois Center purchasing its clubhouse and equipment.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
MetroGolf Incorporated (Formerly The Vintage Group USA, Ltd.)
Denver, Colorado

    We have audited the accompanying consolidated balance sheets of MetroGolf Incorporated and subsidiaries (the "Company"), formerly The Vintage Group USA, Ltd., as of December 31, 1995 and 1994 and the related consolidated statement of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1995 and the related combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994 and 1993. These consolidated and combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of MetroGolf Incorporated and subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Denver, Colorado
May 17, 1996

                    METROGOLF INCORPORATED AND SUBSIDIARIES


                     (FORMERLY THE VINTAGE GROUP USA, LTD.)



                          CONSOLIDATED BALANCE SHEETS



                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1995       1994
                                                                                 JUNE 30,    ---------  ---------
                                                                                   1996
                                                                                -----------
                                                                                (UNAUDITED)
                                                 ASSETS (NOTE 5)
Current:
  Cash and cash equivalents...................................................   $1,313,841  $     324  $ 195,777
  Restricted cash (Note 3)....................................................      --         222,700    200,000
  Management fee receivable, related parties (Note 7).........................      39,252      83,256     41,063
  Commission advances to officer..............................................      --          --         13,500
  Other current assets........................................................      16,184      15,452     18,417
                                                                                -----------  ---------  ---------
      Total current assets....................................................   1,369,277     321,732    468,757
                                                                                -----------  ---------  ---------
Property and equipment:
  Automobile..................................................................      52,262      35,715     35,715
  Furniture and equipment.....................................................      35,715      52,262     13,455
                                                                                -----------  ---------  ---------
                                                                                    87,977      87,977     49,170
Less accumulated depreciation.................................................      33,675      24,025      4,726
                                                                                -----------  ---------  ---------
Net property and equipment....................................................      54,302      63,952     44,444
                                                                                -----------  ---------  ---------
Other:
  Notes receivable, related parties (Note 1)..................................     606,823     514,728    275,724
  Debt issue costs net of accumulated amortization of $22,323 as of June 30,
   1996.......................................................................     245,555      --         --
  Deposits....................................................................      39,800      19,800     18,800
  Deferred offering costs.....................................................     185,450      --          5,000
  Deferred acquisition costs..................................................     147,322      59,467     --
  Deposit on acquisition......................................................      50,000      --         --
                                                                                -----------  ---------  ---------
Total other assets............................................................   1,274,950     593,995    299,524
                                                                                -----------  ---------  ---------
                                                                                 $2,698,529  $ 979,679  $ 812,725
                                                                                -----------  ---------  ---------
                                                                                -----------  ---------  ---------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................................................   $ 548,174   $ 380,217  $ 120,413
  Accrued salaries............................................................     327,458     145,784     69,705
  Accrued payroll taxes and other liabilities.................................      20,250       1,446     45,307
  Advances payable............................................................      10,000      10,000     10,000
  Note payable, officer (Note 4)..............................................       4,825      26,827     --
  Lines of credit (Note 3)....................................................      --         246,937     38,863
  Convertible subordinated notes payable, net of original issue discount of
   $243,600 (Note 13).........................................................   1,781,400      --         --
  Current portion of long-term debt (Note 5)..................................      17,546      16,489      5,047
                                                                                -----------  ---------  ---------
Total current liabilities.....................................................   2,709,653     827,700    289,335
                                                                                -----------  ---------  ---------
Long-term debt, less current portion (Note 5).................................      13,586      23,151     26,287
                                                                                -----------  ---------  ---------
Investments in affiliates (Note 2)............................................       6,318       3,689      2,919
                                                                                -----------  ---------  ---------
Minority interest in consolidated subsidiaries................................      21,773      24,178      5,118
                                                                                -----------  ---------  ---------
Total liabilities.............................................................   2,751,350     878,718    323,659
                                                                                -----------  ---------  ---------
Commitments and contingencies (Note 6)
Stockholders' equity (deficit) (Note 8):
  Preferred stock -- $1 par value; 1,000,000 shares authorized; 45,500, 45,500 and 37,500 shares issued and outstanding; liquidation value of $25 per share plus dividends in arrears of $291,041, $205,729 and $50,677 (in the
   aggregate $1,428,541, $1,343,229 and $988,177).............................      45,500      45,500     37,500
Additional paid-in capital....................................................     940,609     940,609    749,105
Common stock -- no par value; 9,000,000 shares authorized; 1,045,000 shares
 issued and outstanding.......................................................     146,830     (96,770)   (96,770)
  Notes receivable, stockholder (Note 1)......................................    (166,324)   (120,300)   (64,803)
  Accumulated deficit.........................................................  (1,019,416)   (668,078)  (135,966)
                                                                                -----------  ---------  ---------
Total stockholders' equity (deficit)..........................................     (52,801)    100,961    489,066
                                                                                -----------  ---------  ---------
                                                                                 $2,698,529  $ 979,679  $ 812,725
                                                                                -----------  ---------  ---------
                                                                                -----------  ---------  ---------


                See accompanying summary of accounting policies and notes to consolidated and combined financial statements.

                    METROGOLF INCORPORATED AND SUBSIDIARIES


                     (FORMERLY THE VINTAGE GROUP USA, LTD.)



               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS



                                                  SIX MONTHS ENDED
                                                      JUNE 30,                 YEARS ENDED DECEMBER 31,
                                              ------------------------  --------------------------------------
                                                    CONSOLIDATED        CONSOLIDATED          COMBINED
                                              ------------------------  ------------  ------------------------
                                                 1996         1995          1995         1994         1993
                                              -----------  -----------  ------------  -----------  -----------
                                                    (UNAUDITED)
Revenues:
  Management fees, related parties (Notes 2
   and 7)...................................  $    99,275  $    85,013   $  190,303   $   159,691  $    46,313
  Acquisition fee...........................      --           --           120,000       --           --
  Development fees, related party (Note
   7).......................................      --           --            --           125,000      --
  Consulting fees...........................      --           --            25,000         6,546       60,000
                                              -----------  -----------  ------------  -----------  -----------
    Total revenues..........................       99,275       85,013      335,303       291,237      106,313
                                              -----------  -----------  ------------  -----------  -----------
Operating expenses:
  Salaries and bonuses......................      269,752      157,644      343,827       373,779       50,816
  General and administrative................      142,894      207,305      519,583       181,201       53,438
  Depreciation..............................        9,650        6,062       19,299        10,831        4,922
                                              -----------  -----------  ------------  -----------  -----------
    Total operating expenses................      422,296      371,011      882,709       565,811      109,176
                                              -----------  -----------  ------------  -----------  -----------
Loss from operations........................     (323,021)    (285,998)    (547,406)     (274,574)      (2,863)
                                              -----------  -----------  ------------  -----------  -----------
Other income (expense):
  Interest income...........................       34,400       20,040       61,116        15,472        3,146
  Interest expense..........................      (62,490)     (10,371)     (25,994)       (1,842)      (3,058)
                                              -----------  -----------  ------------  -----------  -----------
    Total other income (expense)............      (28,090)       9,669       35,122        13,630           88
                                              -----------  -----------  ------------  -----------  -----------
Equity in loss of affiliates (Note 2).......       (2,629)        (877)        (770)         (309)      (1,392)
                                              -----------  -----------  ------------  -----------  -----------
Minority interest in income of consolidated
 subsidiaries...............................       (6,240)      (4,662)     (19,058)       (3,560)     --
                                              -----------  -----------  ------------  -----------  -----------
Net loss....................................     (359,980)    (281,868)    (532,112)     (264,813)      (4,167)
Dividend requirements on preferred stock....       85,312       72,521      155,052        50,677      --
                                              -----------  -----------  ------------  -----------  -----------
Loss applicable to common stock.............  $  (445,292) $  (354,389)  $ (687,164)  $  (315,490) $    (4,167)
                                              -----------  -----------  ------------  -----------  -----------
                                              -----------  -----------  ------------  -----------  -----------
Net loss per common share...................  $      (.32) $      (.25)  $     (.49)  $      (.23) $         0
                                              -----------  -----------  ------------  -----------  -----------
                                              -----------  -----------  ------------  -----------  -----------
Weighted average number of common shares
 outstanding................................    1,395,701    1,395,701    1,395,701     1,395,701    1,395,701
                                              -----------  -----------  ------------  -----------  -----------
                                              -----------  -----------  ------------  -----------  -----------


                See accompanying summary of accounting policies and notes to consolidated and combined financial statements.

                    METROGOLF INCORPORATED AND SUBSIDIARIES


                     (FORMERLY THE VINTAGE GROUP USA, LTD.)



     CONSOLIDATED AND COMBINED STATEMENTS OF STOKCHOLDERS' EQUITY (DEFICIT)



                                           PREFERRED STOCK     ADDITIONAL       COMMON STOCK         NOTES
                                         --------------------    PAID-IN    --------------------  RECEIVABLE,  ACCUMULATED
                                          SHARES     AMOUNT      CAPITAL     SHARES     AMOUNT    STOCKHOLDER    DEFICIT
                                         ---------  ---------  -----------  ---------  ---------  -----------  ------------
Balance, January 1, 1993...............     --      $  --       $  --             100  $     100   $ (40,073)   $   22,554
  Issuance of IC's common stock for
   cash................................     --         --          --             900         90      --            --
  Change in notes receivable,
   stockholder                              --         --          --          --         --         (79,552)       --
  Combined net loss....................     --         --          --          --         --          --            (4,167)
                                         ---------  ---------  -----------  ---------  ---------  -----------  ------------
Balance, December 31, 1993.............     --         --          --           1,000        190    (119,625)       18,387
  Issuance of IC's common stock for
   cash................................     --         --          --             100     15,000      --            --
  Business reorganization as of July
   29, 1994............................     --         --          --          (1,100)   (15,190)     --            --
  Issuance of common stock in
   connection with business
   reorganization......................     --         --          --       1,045,000     13,690      --            --
  Reclassification of VA's and IC's
   subchapter S income and losses from
   accumulated deficit to common
   stock...............................     --         --          --          --       (110,460)     --           110,460
  Issuance of preferred stock for cash
   in private offering, net of stock
   issuance costs of $150,895..........     37,500     37,500     749,105      --         --          --            --
  Change in notes receivable,
   stockholder.........................     --         --          --          --         --          54,822        --
  Combined net loss....................     --         --          --          --         --          --          (264,813)
                                         ---------  ---------  -----------  ---------  ---------  -----------  ------------
Balance, December 31, 1994.............     37,500     37,500     749,105   1,045,000    (96,770)    (64,803)     (135,966)
  Issuance of preferred stock for
   cash................................      8,000      8,000     191,504      --         --          --            --
  Change in notes receivable,
   stockholder.........................     --         --          --          --         --         (55,497)       --
  Net loss.............................     --         --          --          --         --          --          (532,112)
                                         ---------  ---------  -----------  ---------  ---------  -----------  ------------
Balance, December 31, 1995.............     45,500     45,500     940,609   1,045,000    (96,770)   (120,300)     (668,078)
  Change in notes receivable,
   stockholder.........................     --         --          --          --         --         (46,024)       --
  Increase in ownership of subsidiary
   for no consideration................                                                                              8,642
  Discount on debt.....................     --         --          --          --        243,600      --            --
  Net loss (Unaudited).................     --         --          --          --         --          --          (359,980)
                                         ---------  ---------  -----------  ---------  ---------  -----------  ------------
Balance, June 30, 1996 (Unaudited).....     45,500  $  45,500   $ 940,609   1,045,000  $ 146,830   $(166,324)   $(1,019,416)
                                         ---------  ---------  -----------  ---------  ---------  -----------  ------------
                                         ---------  ---------  -----------  ---------  ---------  -----------  ------------


                See accompanying summary of accounting policies and notes to consolidated and combined financial statements.

                    METROGOLF INCORPORATED AND SUBSIDIARIES


                     (FORMERLY THE VINTAGE GROUP USA, LTD.)



               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS



                                                     SIX MONTHS ENDED
                                                         JUNE 30,
                                                ---------------------------         YEARS ENDED DECEMBER 31,
                                                                             ---------------------------------------
                                                       CONSOLIDATED          CONSOLIDATED          COMBINED
                                                ---------------------------  ------------  -------------------------
                                                                   1995          1995          1994         1993
                                                    1996       ------------  ------------  ------------  -----------
                                                -------------
                                                 (UNAUDITED)
Increase (Decrease) in Cash and Cash
 Equivalents
Operating activities:
Net loss......................................  $    (359,980) $   (281,868)  $ (532,112)  $   (264,813) $    (4,167)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating
   activities:
  Depreciation................................          9,650         6,062       19,299         10,831        4,922
  Interest expense............................         22,323       --            --            --           --
  Salary expense..............................       --             --            --            125,000      --
  Write off of deferred offering costs........       --               5,000        5,000        --           --
  Deferred revenue............................       --             --            --           (125,000)     --
  Equity in loss of affiliates................          2,629           877          770            309        1,392
  Minority interest in income of consolidated
   subsidiaries...............................          6,240         4,662       19,060          3,560      --
Changes in operating assets and liabilities:
  Management fee receivable, related party....         44,005        (4,341)     (42,193)       (41,063)     --
  Commission advances to officer..............       --             (18,000)      13,500        (13,500)     --
  Other current assets........................           (736)       18,368        2,965        (17,837)        (520)
  Accounts payable............................        167,957        80,732      259,804        103,916       12,066
  Accrued salaries............................        181,674       (11,372)      76,079         69,705      --
  Accrued payroll taxes and other
   liabilities................................         18,804       (47,995)     (43,861)        45,307      --
  Deferred revenue............................       --             --            --            --           125,000
                                                -------------  ------------  ------------  ------------  -----------
Net cash provided by (used in) operating
 activities...................................         92,566      (247,875)    (221,689)      (103,585)     138,693
                                                -------------  ------------  ------------  ------------  -----------


                See accompanying summary of accounting policies and notes to consolidated financial statements.

                    METROGOLF INCORPORATED AND SUBSIDIARIES


                     (FORMERLY THE VINTAGE GROUP USA, LTD.)



         CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)



                                                           SIX MONTHS ENDED
                                                               JUNE 30,                   YEARS ENDED DECEMBER 31,
                                                      ---------------------------  ---------------------------------------
                                                             CONSOLIDATED          CONSOLIDATED          COMBINED
                                                      ---------------------------  ------------  -------------------------
                                                          1996           1995          1995          1994         1993
                                                      -------------  ------------  ------------  ------------  -----------
                                                              (UNAUDITED)
Investing activities:
  Restricted cash...................................        222,700       --           (22,700)      (200,000)     --
  Payments for notes receivable, related parties....        (92,095)      (90,890)    (239,004)      (166,099)     --
  Proceeds from notes receivable, stockholder.......       --             --            --            --            17,280
  Payments for notes receivable, stockholder........        (46,024)      (40,691)     (55,497)      (189,803)     (93,686)
  Purchase of furniture and equipment...............       --             (38,807)     (38,807)        (8,437)     (20,569)
  Payments for deferred acquisition costs...........        (87,855)      --           (59,467)       --           --
  Payment for deposit on acquisition................        (50,000)      --            --            --           --
  Payment for investment in affiliate...............       --             --            --            --               (90)
  Deposits..........................................        (20,000)       17,000       (1,000)       (18,800)     --
                                                      -------------  ------------  ------------  ------------  -----------
Net cash used in investing activities...............        (73,274)     (153,388)    (416,475)      (583,139)     (97,065)
                                                      -------------  ------------  ------------  ------------  -----------
Financing activities:
  Proceeds from advances payable....................       --             --            --            --            20,000
  Proceeds from (payments) on lines of credit.......       (246,937)      178,164      208,074         38,863      --
  Proceeds from convertible subordinated notes
   payable..........................................      2,025,000       --            --            --           --
  Proceeds from long-term debt......................       --              22,786       22,971         10,000      --
  Proceeds from notes payable, officer..............       --             --            48,827        --           --
  Payments for long-term debt.......................         (8,508)       (6,705)     (14,665)        (4,557)      (1,120)
  Payments on note payable, officer.................        (22,002)      --           (22,000)       --           --
  Principal payments for notes payable..............       --             --            --            --           (20,000)
  Payments for debt issue costs.....................       (267,878)      --            --            --           --
  Increase in deferred offering costs...............       (185,450)      --            --             (5,000)     --
  Proceeds from issuance of common stock............       --             --            --             15,000          190
  Proceeds from issuance of preferred stock, net of
   stock issuance costs.............................       --              75,000      199,504        786,605      --
                                                      -------------  ------------  ------------  ------------  -----------
Net cash provided by (used in) financing
 activities.........................................      1,294,225       269,245      442,711        840,911         (930)
                                                      -------------  ------------  ------------  ------------  -----------
Increase (decrease) in cash and cash equivalents....      1,313,517      (132,018)    (195,453)       154,187       40,698
Cash and cash equivalents, beginning of period......            324       195,777      195,777         41,590          892
                                                      -------------  ------------  ------------  ------------  -----------
Cash and cash equivalents, end of period............  $   1,313,841  $     63,759   $      324   $    195,777  $    41,590
                                                      -------------  ------------  ------------  ------------  -----------
                                                      -------------  ------------  ------------  ------------  -----------


                See accompanying summary of accounting policies and notes to consolidated and combined financial statements.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                         SUMMARY OF ACCOUNTING POLICIES
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

ORGANIZATION AND BUSINESS

    MetroGolf Incorporated, formerly The Vintage Group USA, Ltd., (the Company), a Colorado corporation, was incorporated on July 29, 1994 by its sole common stockholder. The Company was formed for the purpose of acquiring and consolidating its stockholder's ownership of two pre-existing corporations, as described below and, therefore, it is a continuation of these pre-existing corporations. The Company acquires, develops and manages urban golf centers and other golf facilities.


    On July 29, 1994, the Company acquired all of the issued and outstanding common stock of MetroGolf Virginia, Inc., formerly TVG (Virginia), Inc. (VA) a Colorado corporation incorporated on February 21, 1992. Prior to the formation of the Company, VA was the primary operating entity in the business of golf course management, development and acquisition. VA is the managing general partner of Goose Creek Golf Partners Limited Partnership (Goose Creek), a Virginia Limited Partnership formed on June 1, 1992. Also on July 29, 1994, the Company acquired 90 percent of the issued and outstanding common stock of MetroGolf Illinois Center, Inc., formerly TVG (Illinois Center), Inc. (IC), a Colorado corporation incorporated on May 26, 1993.IC is the managing general partner of Illinois Center Golf Partners, L.P. (Illinois Center), an Illinois Limited Partnership formed on May 28, 1993. The Company issued 1,045,000 shares of its common stock to an individual for 100 percent of his interest in VA and 90 percent of his interest in IC. This exchange of ownership with entities under common control has been accounted for at historical cost in a manner similar to that of a pooling of interest. As of December 31, 1995, the Company held 89 percent of the issued and outstanding common stock of IC. Prior to the July 29, 1994 business reorganization, VA and IC were entities under common control and management.



    On March 30, 1994, the Company formed and acquired 51 percent of the issued and outstanding common stock of MetroGolf Management, Inc., formerly Vintage Golf Management, Inc. - (MGM), a Colorado Corporation. MGM provides golf management services to Illinois Center.



    During April 1996, the Company acquired the remaining 49 percent of MGM for no consideration.



    On May 24, 1995, the Company formed and acquired 100 percent of the issued and outstanding common stock of MetroGolf New York, Inc., formerly TVG (New
York), Inc., (NY), a New York Corporation.NY is the 100 percent Class A member of Vintage New York Golf L.L.C., a limited liability company formed to develop and operate an urban golf center facility.


PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries as of December 31, 1995 and for the year then ended, and as of December 31, 1994. All significant intercompany accounts and transactions have been eliminated in consolidation.

COMBINED FINANCIAL STATEMENTS


    The combined statements of operations, stockholders' equity and cash flows include the accounts of the Company for the period from July 29, 1994 (inception) to December 31, 1994, the accounts of VA for the years ended December 31, 1994 and 1993, the accounts of IC for the year ended December 31, 1994 and for the period from May 26, 1993 (inception) to December 31, 1993 and the accounts of MGM for the period from March 30, 1994 (inception) to December 31, 1994. All significant intercompany accounts and transactions have been eliminated in combination.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

UNAUDITED INTERIM FINANCIAL STATEMENTS


    In the opinion of management, the unaudited interim consolidated financial statements for the six months ended June 30, 1996 and 1995 are presented on a basis consistent with the audited financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year ending December 31, 1996.


CASH AND CASH EQUIVALENTS

    The Company considers all money market accounts and highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations. Depreciation is provided on the straight-line method based upon the estimated useful lives of the depreciable assets.

DEFERRED OFFERING COSTS

    Deferred offering costs include professional fees directly related to the Company's proposed private and public offerings.If the offerings are successful, costs incurred will be offset against the proceeds of the offerings. If the offerings are unsuccessful, such costs will be expensed.

DEFERRED ACQUISITION COSTS

    Deferred acquisition costs include professional fees and other direct costs related to evaluation of prospective property acquisitions. If the acquisitions are completed, these costs are included as property costs. If a prospective property is not acquired, the costs are expensed.


DEBT ISSUE COSTS



    Debt issue costs are being amortized using the straight-line method over the term of the convertible subordinated notes payable (see Note 13).


INVESTMENTS IN AFFILIATES

    The Company has recorded its investments in limited partnerships using the equity method of accounting. Under such method, the Company's share of net income (loss) is included as a separate item in the statement of operations.

CONCENTRATION OF RISK

    Financial instruments which potentially expose the Company to concentration of credit risk, as defined by Financial Accounting Standards Board Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, consist primarily of cash equivalents and notes receivable with the Company's related parties. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
                   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Standards Board has recently issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and SFAS No. 123, Accounting for Stock Based Compensation. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reported at the lower of the carrying amounts or their estimated recoverable amounts and the adoption of this statement by the Company is not expected to have an impact on the financial statements. SFAS No. 123 encourages the accounting for stock-based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair value based method is not adopted, then the statement requires pro forma disclosure of net income and earnings per share as if the fair value based method has been adopted. The Company has not yet determined how SFAS No. 123 will be adopted nor its impact on the financial statements. Both statements are effective for fiscal years beginning after December 15, 1995.

FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    RECEIVABLES FROM RELATED PARTIES


    Due to the related party nature and terms of the receivables from related parties, the Company cannot estimate the fair market value of such financial instruments.



    NOTES PAYABLE AND LONG-TERM DEBT



    Substantially all of these notes bear interest at a floating rate of interest based upon the lending institutions prime lending rate. Accordingly, the fair value approximates their reported carrying amount at June 30, 1996, and December 31, 1995 and 1994.


LOSS PER SHARE
    Primary loss per share is computed using the weighted average number of common and common equivalent shares outstanding during each period. Pursuant to the requirements of the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 83 (SAB 83), common shares issued by the Company during the twelve months immediately preceding the initial public offering at a price below the initial public offering price plus the number of common share equivalents which result from the grant of common stock options and warrants having exercise prices below the initial public offering price during the same period have been included in the calculation of the shares used in computing loss per share as if they were outstanding for all periods presented.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

1.  NOTES RECEIVABLE

    NOTES RECEIVABLE, RELATED PARTIES


    On September 1, 1994, IC entered into a $500,000 note agreement with Illinois Center.Advances under the agreement accrue interest at two percent over the Citibank's prime rate, which is 8.75 percent at December 31, 1995. The note is unsecured and due on the earlier of demand or September 1, 1996. The balance outstanding on the note is $500,000, $459,739 and $275,724 as of June 30, 1996, and December 31, 1995 and 1994.



    On November 21, 1995, VA entered into a $100,000 note agreement with Goose Creek. On April 15, 1996, the note agreement was increased to $150,000. Advances under the agreement accrue interest at two percent over the Citibank's prime rate, which is 8.75 percent at December 31, 1995.The note is unsecured and due on the earlier of demand or November 21, 1996. The balance outstanding on the note is $106,823 and $54,989 as of June 30, 1996 and December 31, 1995.


    NOTES RECEIVABLE, STOCKHOLDER


    During 1994, the Company entered into two note agreements and in 1995 the Company entered into one note agreement with its sole common stockholder. The notes bear interest at eight percent per annum and are due on demand. The balances outstanding on the notes are $166,324, $120,300 and $64,803 as of June 30, 1996 and December 31, 1995 and 1994.


2.  INVESTMENTS IN AFFILIATES

    INVESTMENT IN GOOSE CREEK

    VA is the managing general partner of Goose Creek in which it holds a 0.5 percent general partnership interest. As the managing general partner of Goose Creek, VA is responsible for the day-to-day management and operation of the business and property of Goose Creek. The administrative general partner of Goose Creek, an unaffiliated corporation also having a 0.5 percent interest in Goose Creek, holds joint authority with VA over annual budgets, significant capital expenditures, significant deposits into and withdrawals from the Goose Creek reserve account, as defined, and replacement of the management company, as hired by Goose Creek. The general partners do not have the authority to sell or refinance all or any material portion of the property without the consent of 51 percent of the Class A limited partners. Both general partners contributed their expertise to Goose Creek's formation and other consideration in exchange for an interest in Goose Creek.


    In addition to its 0.5 percent general partnership interest, VA holds a
10.33 percent Class B limited partnership interest in Goose Creek. The Company accounts for its 10.33 percent Class B limited partnership interest using the cost method of accounting. The Class B limited partnership interest entitles the Company to share in cash distributions and profit or loss allocations, as described below, subsequent to the Class A limited partners receiving a preferred return of 12 percent on their capital contributions and certain other funding requirements.


    Goose Creek's partnership agreement allows for cash distributions to the general and limited partners from available net cash flow, at the discretion of the managing general partner. Net cash flow is defined as the excess of operating cash receipts over operating cash disbursements after the funding of reasonable reserves for anticipated expenses and capital replacement.


    Profits and losses are allocated to the partners in the same proportion as net cash flow is distributed subject to the provision of Section 704(b) of the Internal Revenue Code of 1986 relating to substantial economic effect. As of June 30, 1996 and December 31, 1995 and 1994, the Company has recorded an investment in Goose Creek of $(6,347), ($3,731), and ($2,975).

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

2.  INVESTMENTS IN AFFILIATES (CONTINUED)

    In addition to the above, VA as managing general partner, receives an asset management fee from Goose Creek of $45,000 per annum that started June 1, 1992 and increased by a factor of five percent per annum on June 1st of each year. The Company is also be entitled to receive a fee equal to one percent of the gross proceeds upon any disposition of Goose Creek's property. Asset management fees for the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994 and 1993, are $26,264, $51,059, $48,628, and $46,313.


    INVESTMENT IN ILLINOIS CENTER

    IC is the managing general partner of Illinois Center in which it holds a 40 percent general partnership interest. As the managing general partner, IC has the responsibility to make all decisions affecting the day-to-day business of Illinois Center. The general partner does not have the authority except under certain conditions as provided for in the partnership agreement, to cause Illinois Center to secure certain indebtedness of Illinois Center with a mortgage, deed of trust or similar lien on the property, nor shall the general partner have the authority to sell or transfer all or substantially all of the assets of Illinois Center, unless the general partner first obtains the majority consent of the limited partners. The general partner contributed $90, its agreement to develop and acquire the Illinois Center's ground lease and expertise to Illinois Center's formation in exchange for its interest in Illinois Center.


    Illinois Center's partnership agreement allows for cash distributions to the general and limited partners from available net cash flow. Net cash flow is defined for any period as the excess, if any, of revenues over expenses. Net cash flow is to be distributed not less frequently than quarterly, commencing after the first full calendar quarter following the opening to the public of Illinois Center. Profits and losses are allocated to the partners as defined in the partnership agreement. As of June 30, 1996 and December 31, 1995 and 1994, the Company has recorded an investment in Illinois Center of $29, $42 and $56.



    In addition to the above, IC, as managing general partner, is entitled to receive an asset management fee from Illinois Center of $60,000 per annum increased by a factor of five percent per annum. Asset management fees for the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994 were approximately $31,500, $60,000 and $35,000.


    The Company, as general partner of Goose Creek, does not have the authority to sell or refinance all or any material portion of the property without the consent of 51 percent of the Class A limited partners. The Company, as general partner of Illinois Center, does not have the authority except under certain conditions as provided for in the partnership agreement, to cause Illinois Center to secure certain indebtedness of Illinois Center with a mortgage, deed of trust or similar lien on the property, nor does the general partner have the authority to sell or transfer all or substantially all of the assets of Illinois Center, unless the general partner first obtains the majority consent of the limited partners. Accordingly, the Company has recorded its investments in affiliates using the equity method of accounting.

3.  LINES OF CREDIT
    The Company entered into a $225,000 line of credit agreement dated December 20, 1994 and a $22,000 line of credit dated November 28, 1995. Borrowings under the lines accrue interest at the National Prime Lending Rate (8.5 percent) and are due on March 25, and May 28, 1996, respectively. The $225,000 line is collateralized by the Company's note receivable from a related party, a $200,000 money market account and is personally guaranteed by the sole common stockholder of the Company. The $225,000 line of credit was paid in full during May 1996 and the Company redeemed its $200,000

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

3.  LINES OF CREDIT (CONTINUED)

money market account. The $22,000 line of credit is collateralized by a $22,700 certificate of deposit. The $22,000 line of credit was paid in full during June 1996 and the Company redeemed its $22,700 certificate of deposit.



    The balance outstanding on the lines are $0, $246,937 and $38,863 as of June 30, 1996 and December 31, 1995 and 1994.


4.  NOTE PAYABLE, OFFICER

    During 1995, an officer of the Company advanced funds to the Company. The advances are due on demand and accrue interest at two percentage points over Citibank's prime rate.The balance outstanding at June 30, 1996 and December 31, 1995 including accrued interest is $4,825 and $26,827.


5.  LONG-TERM DEBT
    The following is a summary of the Company's long-term debt:


                                                                                      DECEMBER 31,
                                                                                  --------------------
                                                                                    1995       1994
                                                                      JUNE 30,    ---------  ---------
                                                                        1996
                                                                     -----------
                                                                     (UNAUDITED)
Note payable to a bank, interest at 7.75 percent; principal and interest payments of $545 through October 1998. The note is collateralized by an auto and is personally guaranteed by the
 common stockholder of the Company.................................   $  13,778   $  16,547  $  21,334
Note payable to a bank, interest at ten percent; principal and interest payments of $1,099 through December 25, 1997. The note is collateralized by substantially all assets of the Company and is
 personally guaranteed by the common stockholder of the Company....      17,354      23,093     10,000
                                                                     -----------  ---------  ---------
                                                                         31,132      39,640     31,334
Less current portion...............................................      17,546      16,489      5,047
                                                                     -----------  ---------  ---------
                                                                      $  13,586   $  23,151  $  26,287
                                                                     -----------  ---------  ---------
                                                                     -----------  ---------  ---------


    Future maturities of long-term debt as of December 31, 1995 are as follows:

1996..............................................................  $  16,489
1997..............................................................     15,629
1998..............................................................      7,522
                                                                    ---------
    Total.........................................................  $  39,640
                                                                    ---------
                                                                    ---------

6.  COMMITMENTS AND CONTINGENCIES

    EMPLOYMENT AGREEMENTS

    During 1994, the Company entered into employment agreements with its President through December 1996 and with its Executive Vice President through September 1997. The employment agreements set forth annual compensation of $180,000 to the President and $120,000 to the Executive Vice President plus bonuses as the board of directors of the Company may from time to time approve. Effective January 1, 1996, both agreements were extended until December 31, 1998 with annual salaries of $250,000 and $175,000, respectively.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

6.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    OPERATING LEASES

    The Company leases office space and equipment under noncancelable leases with terms that expire at various dates through August 1997. Future minimum lease payments as of December 31, 1995 are as follows:

1996..............................................................  $  23,000
1997..............................................................     15,500
                                                                    ---------
Total.............................................................  $  38,500
                                                                    ---------
                                                                    ---------


    Total lease expenses for the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994 and 1993 are approximately $14,000, $25,000, $8,000 and $7,000.


    DIRECT GUARANTEES


    The Company is the guarantor of long-term indebtedness of Illinois Center totaling approximately $1,750,000, and the Company is the guarantor of long-term acquisition indebtedness of Goose Creek totaling approximately $3,345,000 and $3,333,000 as of June 30, 1996 and December 31, 1995. In addition, VA has guaranteed Goose Creek's $150,000 line of credit subsequently reduced to $74,941 during April 1996. Goose Creek's balance on the line of credit is $74,941, $150,000 and $0 as of June 30, 1996 and December 31, 1995 and 1994.


7.  RELATED PARTY TRANSACTIONS

    DEVELOPMENT FEES

    During 1994, the Company earned $125,000 for land acquisition, concept planning design and development services provided to Illinois Center. The Company earned no development fees for the year ended December 31, 1995.

    PROPERTY MANAGEMENT AGREEMENT


    On December 1, 1993, MGM entered into a property management agreement with Illinois Center.The management agreement expires on January 1, 1997.The terms of the management agreement provide for a management fee of $5,000 per month plus a membership incentive fee of ten percent of the gross proceeds received from membership initiation fees and the equivalent of one month's membership dues as received by Illinois Center. The membership incentive fee for renewal memberships will be reduced to four percent of annual dues for renewal members. In addition, the management agreement provides for an annual incentive fee of five percent of the amount of annual net operating income in excess of $1,600,000.



    MGM initially was operated by Club Sports International (CSI). On October 1, 1994, CSI was removed as operator of MGM. On November 17, 1994, Billy Casper Golf Management, Inc. (BCGM) was engaged as the new operator of MGM. From the period June 1, 1994 through September 30, 1994, MGM's' base fee was split between CSI and the Company with CSI receiving $4,000 and the Company receiving $1,000. From October 1, 1994 through November 18, 1994, the Company earned the full amount of MGM's fee. From November 18, 1994 through November 30, 1995, BCGM earned the entire fee. During November 1995, BCGM was removed as operator of MGM. In addition, MGM has agreed to waive 80 percent of the deferred $5,000 per month fees that it had earned under its contract from the period December 1, 1993 to May 31, 1994. For the six months ended June 30, 1996 and for the

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

7.  RELATED PARTY TRANSACTIONS (CONTINUED)

years ended December 31, 1995 and 1994, property management fees, including incentive fees, are $41,511, $79,243 and $76,063. As of June 30, 1996 and
December 31, 1995 and 1994, Illinois Center owes MGM $39,252, $83,256 and
$41,063.


8.  STOCKHOLDERS' EQUITY (DEFICIT)

    PREFERRED STOCK


    During August 1995, the Company amended its articles of incorporation to increase the authorized shares of preferred stock from 100,000 to 1,000,000 shares. Of the 1,000,000 authorized shares, 100,000 shares have been designated as redeemable preferred stock. The holders of redeemable preferred stock are entitled to receive, when, and if declared by the Board of Directors and out of funds legally available for the payment of dividends or if mandatorily redeemable as discussed below, dividends at the annual dividend rate of 15 percent per annum ($3.75) on each outstanding share of preferred stock, commencing upon issuance and thereafter through the end of the eighth complete calendar quarter after the date of issuance. Thereafter, the annual dividend rate on the redeemable preferred stock is 18 percent per annum ($4.50) on each outstanding share of preferred stock. Dividends on shares of the redeemable preferred stock are payable in four equal quarterly installments on the last day of March, June, September and December beginning September 30, 1994. The dividends shall accrue and become cumulative not compounded from the date of issuance. Accumulated dividends do not bear interest. Whenever dividends on the redeemable preferred stock are in arrears for eight consecutive quarters or in an amount equal to at least 12 quarterly dividends, the holders of such stock (voting as a class) have the right to elect one director of the Company until all cumulative dividends have been paid in full. Dividends in arrears on the outstanding preferred shares total $291,041, $205,729 and $50,677 as of June 30, 1996 and December 31, 1995 and 1994. No dividends have been declared for the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994. Therefore, assuming no dividends are paid and the redeemable preferred stock is not redeemed prior to September 30, 1996, the holders of such stock will have the right to appoint one director on such date.


    Shares of the redeemable preferred stock are redeemable, at the Company's election, in whole or in part. However, if IC declares a dividend, the Company is contractually obligated to use those proceeds, subject to sufficient legally available funds to redeem, in whole or in part, the preferred stock, to the extent such cash dividends are not applied to payment of accrued dividends on redeemable preferred stock. The shares are redeemable at $26.25 per share together with accrued and unpaid dividends, if any. Shares of the redeemable preferred stock have a liquidation value of $25 per share plus accrued dividends, including cumulative dividends.

    COMMON STOCK

    During August 1995, the Company amended its articles of incorporation to increase the authorized shares of common stock from 1,000,000 shares to 9,000,000 shares.

    PREFERRED STOCK OFFERING

    During 1994, the Company offered to sell 50,000 Units in a private offering of up to $1.25 million in redeemable preferred stock and warrants at $25 per Unit. Each Unit consists of one share of preferred stock and one warrant to purchase 5.5 shares of the Company's common stock at an exercise price of $1.45 per share subject to antidilution adjustments. The warrants expire five years from the

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

8. STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED) date of issuance. During 1995, the Company sold 8,000 shares of preferred stock resulting in net proceeds of $199,504 and during 1994, the Company issued 37,500 shares of its preferred stock resulting in net proceeds to the Company after paying offering costs of $786,605.

    The underwriter received warrants entitling the underwriter to purchase 17,050 shares of common stock at an exercise price of $1.45 per share on a fully diluted basis. At the closing of the offering, two directors of the Company will receive, as compensation, warrants equal to five percent of the number of Units sold in the offering entitling them to purchase one percent of the outstanding common stock at an exercise price of $1.45 per share on a fully diluted basis. Twenty-five percent of the warrants issued to the directors vested on August 28, 1995 and an additional 25 percent will vest every six months thereafter.

    OFFICERS' WARRANTS

    During 1995, the Company issued warrants to its officers to purchase an aggregate of 150,000 shares of common stock at an exercise price of $1.45 per share. Twenty-five percent of the warrants vested on December 1, 1995 and an additional 25% will vest every six months thereafter.

    STOCK SPLIT

    During August 1995, the Company declared a 5.5 to 1.0 forward stock split. All other share information herein has been restated to reflect the 5.5 to 1.0 forward stock split.

9.  INCOME TAXES

    At June 30, 1996 and December 31, 1995, the Company has available net operating loss carry forwards of approximately $942,000 and $584,000 for tax reporting purposes which expire through 2012. These operating loss carry forwards are subject to various limitations imposed by the rules and regulations of the Internal Revenue Service.



    The Company has deferred tax assets fully reserved as of June 30, 1996 and December 31, 1995 and 1994. The tax effect on the components is as follows:



                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1995          1994
                                                                  JUNE 30,    ------------  ------------
                                                                    1996
                                                                 -----------
                                                                 (UNAUDITED)
Net operating loss carry forward...............................   $ 188,000   $    117,000  $     35,000
Salary accrual.................................................      --             29,000        13,000
Basis difference in property and equipment.....................       1,000          1,000         1,000
                                                                 -----------  ------------  ------------
                                                                    189,000        147,000        49,000
Valuation allowance............................................    (189,000)      (147,000)      (49,000)
                                                                 -----------  ------------  ------------
                                                                  $  --       $    --       $    --
                                                                 -----------  ------------  ------------
                                                                 -----------  ------------  ------------



    A 100 percent valuation allowance has been established to reflect management's evaluation that it is more likely than not that all of the deferred tax assets will not be realized. For the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994, the valuation allowance increased by $42,000, $98,000 and $49,000.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

9.  INCOME TAXES (CONTINUED)
    VA and IC are Subchapter S Corporations for income tax purposes through July 27, 1994. Under provisions of the Internal Revenue Code, the net income or loss of VA and IC are to be included in the Federal income tax returns of the individual stockholders. Since VA and IC incurred losses while Subchapter S Corporations, no pro forma income tax provision is required.

10. SUPPLEMENTAL DATA TO STATEMENTS OF CASH FLOWS


                                               SIX MONTHS ENDED
                                                   JUNE 30,             YEARS ENDED DECEMBER 31,
                                             --------------------  ----------------------------------
                                                 CONSOLIDATED      CONSOLIDATED        COMBINED
                                             --------------------  ------------  --------------------
                                               1996       1995         1995        1994       1993
                                             ---------  ---------  ------------  ---------  ---------
                                                 (UNAUDITED)
Cash payments for interest.................  $  42,240  $  10,371   $   25,994   $   1,842  $   3,058


    Excluded from the consolidated and combined statements of cash flows were the effects of certain noncash investing and financing activities as follows:


Increase in common stock for
 discount on debt................  $ 243,600  $  --       $  --       $  --      $  --
Increase in ownership of
 subsidiary......................  $   8,642  $  --       $  --       $  --      $  --
Payable to related party
 offset..........................  $  --      $  --       $  --       $  10,000  $  --
Vehicle acquired through long-
 term debt.......................  $  --      $  --       $  --       $  --      $  27,011
Reclassification of VA's and IC's
 Subchapter S income and losses
 from accumulated deficit to
 common stock....................  $  --      $  --       $  --       $ 110,460  $  --
                                   ---------  ---------  -----------  ---------  ---------
                                   ---------  ---------  -----------  ---------  ---------


11. ACQUISITIONS

    FREMONT PARK GOLF CENTER


    The Company has executed an agreement to purchase the leasehold interest on an existing driving range/learning center facility for $1,350,000 plus acquisition costs of approximately $81,000. The acquisition is expected to close during the summer of 1996. The existing golf facility consists of a 35-tee station driving range, two practice putting greens, a clubhouse and a maintenance area on approximately 15 acres of land. The current clubhouse design will require modifications to re-incorporate a grill room and bar area with an outdoor patio after the acquisition.


    After closing of the acquisition, the Fremont Park Golf Center will be expanded to include an 80-station tee area, practice putting green, chipping/short game practice and sand bunker areas. The clubhouse redesign will also include a pro shop and locker rooms. A corporate entertainment and group area will be located adjacent to the patio.

    HARBORSIDE GOLF CENTER

    The Company has entered into a letter of intent to sublease, with an option to purchase, the Harborside Golf Center located in downtown San Diego, California. Under the current agreement, the Company intends to operate the Harborside Golf Center sublease commencing in the summer of 1996.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

11. ACQUISITIONS (CONTINUED)
    ACQUISITIONS OF LIMITED PARTNERSHIP INTERESTS

    The Company has offered to purchase all of the limited partnership interests in Illinois Center and Goose Creek. Under the Company's current proposal, (i) each accredited limited partner of Illinois Center who elects to sell will receive for each $50,000 limited partnership interest either (a) $25,000 cash and a $25,000 convertible note or (b) a $50,000 convertible note (ii) each accredited limited partner of Goose Creek who elects to sell will receive for each $25,000 limited partnership interest (a) $12,500 in cash and a convertible note in the amount of $26,500 or (b) a convertible note in the amount of $39,000. The convertible notes will bear interest at 6% per annum and will mature on June 1, 2005; interest only will be payable for the first 24 months from the date of the issuance of the convertible notes. Thereafter, interest will continue to be paid semi-annually and principal will be amortized evenly over the remaining seven years until maturity. Each convertible note will be convertible at the holder's option into common stock at any time after the date that is 13 months after the closing of the IPO at a conversion price equal to the price of the common stock to public in the IPO (see Note 12). In addition, each convertible note issued to the limited partners of Illinois Center will convert into warrants to purchase 2,500 shares of common stock at an exercise price equal to 120% of the IPO price. Non-accredited investors of Illinois Center will receive cash only in the amount of $50,000 for each $50,000 limited partnership interest. Non-accredited investors of Goose Creek will receive cash only in the amount of $39,000 for each $25,000 limited partnership interest. The acquisitions will be contingent upon the closing of the IPO.

12. PUBLIC OFFERING
    The Company has signed a letter of intent with Laidlaw & Co. for its subsidiary, Laidlaw Equities, Inc., to complete an initial public offering of the Company's common stock. The Company intends to offer approximately 1,200,000 shares of its common stock at a proposed price to the public of $7 per share. The shares offered for sale to the public intend to be registered with the Securities and Exchange Commission on Form S(1.)

13. EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS (UNAUDITED)

    CONVERTIBLE SUBORDINATED NOTE OFFERING


    On May 30, 1996, the Company completed its offer for sale in a private placement $2,025,000 in convertible subordinated notes (Notes). The Notes were offered by Laidlaw Equities, Inc. (Laidlaw) on a best efforts basis. Net proceeds from the offering, after paying commissions and offering costs were approximately $1,757,122. The Notes bear interest at 12 percent, with interest payable June 1 and December 1 of each year commencing on December 1, 1996. The Notes are due on June 1, 1997. The Notes, including any accrued but unpaid interest, are convertible, at the option of the holder, at any time upon the earlier of (i) the closing of the Company's IPO or (ii) November 30, 1996, into shares of common stock of the Company at either 50 percent of the IPO price, if converted simultaneously with the closing of the IPO, or 50 percent of the market price, if converted after the IPO.



    The market interest rate on the convertible subordinated notes payable has been determined to be greater than the stated interest rate which results in an original issue discount on the face amount of the convertible subordinated notes payable in the amount of $243,600 based on an effective rate of 24%. This original issue discount is being charged to interest over the life of the convertible subordinated notes payable under the effective interest method.

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                     (FORMERLY THE VINTAGE GROUP USA, LTD.)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

13. EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS (UNAUDITED) (CONTINUED)
    Laidlaw purchased for $100 warrants to purchase 25,000 shares of common stock at an exercise price equal to 120% of the IPO price.

    STOCK OPTION PLAN


    In connection with the IPO, the Board of Directors is adopting the Company's stock option plan (the Stock Option Plan). The Stock Option Plan provides for an initial authorization of 250,000 shares of Common Stock for issuance thereunder at exercise prices no less than 85% of the fair market value of the Common Stock at the time of grant. The options will vest over a five-year period, except that up to 10% of the options may be subject to a shorter vesting period at the discretion of the Company's Board of Directors. Options may not be exercised more than three months after an employee's termination of employment with the Company unless such termination was a result of death, disability or retirement, in which case the exercise period is extended to one year. The exercise price may be paid in cash, by tendering shares of the Common Stock (valued at fair market value on the date of exercise) if so provided in the applicable stock option agreement, or by a combination of such means of payment, as may be determined by the Committee. To date, no options have been granted pursuant to the Stock Option Plan. Prior to the IPO, the Stock Option Plan will be approved by the Company's sole stockholder.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
MetroGolf Incorporated
(Formerly The Vintage Group USA, Ltd.)
Denver, Colorado

    The audits referred to in our report to MetroGolf Incorporated dated May 17, 1996 which is contained in the Prospectus constituting part of this Registration Statement included the audits of the schedules listed under Item 16 for the years ended December 31, 1995, 1994 and 1993. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

    In our opinion, such schedule presents fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

Denver, Colorado
May 17, 1996

                    METROGOLF INCORPORATED AND SUBSIDIARIES
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                          BALANCE AT   ADDITIONS CHARGED
                                                          BEGINNING        TO COSTS                    BALANCE AT
                                                           OF YEAR       AND EXPENSES     DEDUCTIONS   END OF YEAR
                                                         ------------  -----------------  -----------  -----------
Year Ended December 31, 1995; Deferred tax asset
 valuation allowance...................................   $   49,000      $    98,000      $  --        $ 147,000
Year Ended December 31, 1994; Deferred tax asset
 valuation allowance...................................   $   --          $    49,000      $  --        $  49,000
Year Ended December 31, 1993; Deferred tax asset
 valuation allowance...................................   $   --          $   --           $  --        $  --
                                                         ------------        --------     -----------  -----------
                                                         ------------        --------     -----------  -----------

                            FREMONT PARK GOLF CENTER
                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
MetroGolf Incorporated

    We have audited the accompanying statements of net assets of Fremont Park Golf Center (the "Center") as of December 31, 1995 and 1994 and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Center's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying statements of net assets and statements of operations were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-1 of MetroGolf Incorporated) as described in the Summary of Accounting Policies.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Fremont Park Golf Center at December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Denver, Colorado
May 24, 1996

                            FREMONT PARK GOLF CENTER
                            STATEMENTS OF NET ASSETS
                                     ASSETS


                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1995           1994
                                                                       JUNE 30, 1996  -------------  -------------
                                                                       -------------
                                                                        (UNAUDITED)
Current:
  Cash...............................................................  $    --        $       9,571  $       2,568
  Inventories........................................................         52,448         41,128         72,660
  Prepaid expenses...................................................          5,732          8,147            779
                                                                       -------------  -------------  -------------
    Total current assets.............................................         58,180         58,846         76,007
                                                                       -------------  -------------  -------------
  Property and equipment, net (Note 2)...............................        456,276        469,227        496,568
                                                                       -------------  -------------  -------------
Other assets:
  Excess of costs over net assets acquired, net of accumulated
   amortization of $120,430, $102,830 and $67,574....................        592,180        609,780        645,036
  Other intangibles..................................................          2,297          3,097          2,647
                                                                       -------------  -------------  -------------
    Total other assets...............................................        594,477        612,877        647,683
                                                                       -------------  -------------  -------------
    Total assets.....................................................  $   1,108,933  $   1,140,950  $   1,220,258
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                                                   LIABILITIES

Current liabilities:
  Checks issued against future deposits..............................  $       6,377  $    --        $    --
  Accounts payable and accrued expenses..............................         33,542         30,042         52,596
  Current maturities of notes payable (Note 3).......................         76,760         76,760         36,490
                                                                       -------------  -------------  -------------
Total current liabilities............................................        116,679        106,802         89,086

Notes payable, less current maturities (Note 3)......................        164,096        182,744        227,504
                                                                       -------------  -------------  -------------
Total liabilities....................................................        280,775        289,546        316,590
                                                                       -------------  -------------  -------------
Commitments (Note 1)

Net assets...........................................................  $     828,158  $     851,404  $     903,668
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------


     See accompanying summary of accounting policies and notes to financial statements.

                            FREMONT PARK GOLF CENTER
                            STATEMENTS OF OPERATIONS


                                                   SIX MONTHS ENDED JUNE
                                                            30,                   YEARS ENDED DECEMBER 31,
                                                  ------------------------  -------------------------------------
                                                     1996         1995         1995         1994         1993
                                                  -----------  -----------  -----------  -----------  -----------
                                                        (UNAUDITED)
Revenues:
  Range.........................................  $   147,114  $   105,749  $   293,030  $   331,047  $   336,383
  Merchandise...................................       46,474       47,214      136,917      144,649      169,698
  Lessons.......................................        8,272       10,523       65,819       68,111       75,554
  Food and beverage.............................        6,886        4,859       12,193       14,477        8,551
                                                  -----------  -----------  -----------  -----------  -----------
    Total revenues..............................      208,746      168,345      507,959      558,284      590,186
                                                  -----------  -----------  -----------  -----------  -----------
Operating expenses:
  Range operations..............................       99,741       99,955      240,440      299,641      288,255
  Merchandise expenses..........................       34,645       47,600      115,043      100,338      120,523
  Lessons expense...............................        3,805        4,125       29,932       34,231       37,198
  Food and beverage expenses....................        3,193        2,560        6,043        7,395        4,606
  General and administrative....................       48,053       45,522       75,153       73,540       79,230
  Depreciation and amortization.................       33,400       33,400       65,027       65,215       62,702
                                                  -----------  -----------  -----------  -----------  -----------
    Total operating expenses....................      222,837      233,162      531,638      580,360      592,514
                                                  -----------  -----------  -----------  -----------  -----------
Loss from operations............................      (14,091)     (64,817)     (23,679)     (22,076)      (2,328)

Interest expense (Note 3).......................       (9,155)     (16,001)     (28,585)     (22,387)     (35,024)
                                                  -----------  -----------  -----------  -----------  -----------

Net loss........................................  $   (23,246) $   (80,818) $   (52,264) $   (44,463) $   (37,352)
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------


     See accompanying summary of accounting policies and notes to financial statements.

                            FREMONT PARK GOLF CENTER
                            STATEMENTS OF CASH FLOWS


                                                     SIX MONTHS ENDED JUNE
                                                              30,                 YEARS ENDED DECEMBER 31,
                                                     ----------------------  ----------------------------------
                                                        1996        1995        1995        1994        1993
                                                     ----------  ----------  ----------  ----------  ----------
                                                          (UNAUDITED)
Increase (Decrease) in Cash
Cash flows from operating activities
  Net loss.........................................  $  (23,246) $  (80,818) $  (52,264) $  (44,463) $  (37,352)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation...................................      15,000      15,000      30,221      29,606      25,798
    Amortization...................................      18,400      18,400      34,806      35,609      34,318
    Change in operating assets and liabilities:
      Inventories..................................     (11,320)     24,737      31,532      (7,491)       (169)
      Prepaid expenses.............................       2,415      (4,953)     (7,368)      2,721       3,500
      Accounts payable and accrued expenses........       3,500      10,527     (22,554)     22,588      17,818
                                                     ----------  ----------  ----------  ----------  ----------
Net cash provided by (used in) operating
 activities........................................       4,749     (17,107)     14,373      38,570      43,913
                                                     ----------  ----------  ----------  ----------  ----------
Cash flows used in investing activities
  Purchases of property and equipment..............      (2,049)     (2,840)     (2,880)     (8,148)     --
                                                     ----------  ----------  ----------  ----------  ----------
Cash flows from financing activities
  Checks issued against future deposit.............       6,377      --          --          --          --
  Proceeds from note payable.......................      --          32,000      32,000      --          --
  Payments on note payable.........................     (18,648)    (14,113)    (36,490)    (37,613)    (34,154)
                                                     ----------  ----------  ----------  ----------  ----------
Net cash provided by (used in) financing
 activities........................................     (12,271)     17,887      (4,490)    (37,613)    (34,154)
                                                     ----------  ----------  ----------  ----------  ----------
Net increase (decrease) in cash....................      (9,571)     (2,060)      7,003      (7,191)      9,759
                                                     ----------  ----------  ----------  ----------  ----------
Cash, beginning of period..........................       9,571       2,568       2,568       9,759         -0-
                                                     ----------  ----------  ----------  ----------  ----------

Cash, end of period................................  $   --      $      508  $    9,571  $    2,568  $    9,759
                                                     ----------  ----------  ----------  ----------  ----------
                                                     ----------  ----------  ----------  ----------  ----------


     See accompanying summary of accounting policies and notes to financial statements.

                            FREMONT PARK GOLF CENTER
                         SUMMARY OF ACCOUNTING POLICIES

    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED.

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


    The statements of net assets and statements of operations relate to the operations of a golf center in Fremont, California. The Fremont Park Golf Center (the "Center") operates a practice golf driving range. The Center also provides individual and group lessons in addition to selling various golf merchandise. The Center was constructed in 1989 and has since been owned and operated by various entities and individuals. In February 1993, the Center was sold for $1.2 million in a transaction involving unrelated entities. The purchase price was financed through a $335,000 bank note payable, the issuance of a short-term note to the seller of $625,000 (which was paid off in July 1993) and cash of approximately $300,000. In July 1993, the entity was again sold in a transaction involving related parties. The February 1993 sales transaction is being used as the basis for valuing the purchased assets and liabilities since this was the last arm's-length transaction involving the transfer of ownership. The fair value assigned to the property and equipment resulting from the 1993 sales transactions approximates the historical cost to construct the facility in 1989. The Center currently is owned by an individual and the related land lease (Note
1) controlled by an affiliated entity. Subsequent to December 31, 1995, the owner and operator of the Center have entered into a preliminary agreement to sell the assets and assign the land lease of the Center to MetroGolf Incorporated ("MetroGolf").


    MetroGolf intends to use funds raised from the placement of convertible subordinated notes to purchase the assets (Note 4).

    Expenses of the Center have been allocated to the business using primarily the specific identification method. The Center's management believes that the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred if the business had operated as a separate company.

    The statements of net assets and statements of operations have been prepared to substantially comply with rules and regulations of the Securities and Exchange Commission for business combinations to be accounted for as a purchase.

INVENTORIES

    Inventories consisting primarily of golf merchandise are recorded at lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT AND AND DEPRECIATION

    Property and equipment are valued at cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings...............................................  31.5 years
Furniture, fixtures and equipment.......................   5-7 years
Land improvement........................................    15 years

EXCESS OF COSTS OVER NET ASSETS ACQUIRED


    The excess of costs over net assets acquired, which relate to the February 1993 acquisition of the Center, is being amortized over a 20-year period using the straight-line method. The Center periodically evaluates realization of this asset based on discounted cash flows.


INCOME TAXES

    No provision has been made for income taxes or income tax benefits in the accompanying financial statements, as operating results are reportable in the tax returns of the owner.

                            FREMONT PARK GOLF CENTER
                   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK


    The Center's financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Center's cash is in demand deposit accounts placed with federally insured financial institutions. Such deposit accounts at times may exceed federally insured limits. The Center has not experienced any losses on such amounts.



FINANCIAL INSTRUMENTS



    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.



    NOTE PAYABLE TO AN AFFILIATE



    Due to the related party nature and terms of the $32,000 note payable to an affiliate, the Company cannot estimate the fair market value of such financial instruments.



    NOTE PAYABLE



    The note bears interest at a floating rate of interest based upon the lending institution's prime lending rate. Accordingly, the fair value approximates their reported carrying amount at June 30, 1996, and December 31, 1995 and 1994.



REVENUE RECOGNITION



    Range, merchandise and food and beverage revenue are recognized as revenue immediately upon sale to the customer. Lessons revenue is recognized when the lessons are provided.


RECENT ACCOUNTING PRONOUNCEMENT


    The Financial Standards Board has recently issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reported at the lower of the carrying amounts of their estimated recoverable amounts and the adoption of this statement by the Center is not expected to have an impact on the financial statements.



UNAUDITED INTERIM FINANCIAL STATEMENTS



    In the opinion of management, the unaudited interim financial statements for the six months ended June 30, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year ending December 31, 1996.

                            FREMONT PARK GOLF CENTER
                         NOTES TO FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED.

1.  LEASE OBLIGATION
    The Center is operated from land which is subject to a lease with the City of Fremont through the year 2014, with an option to extend for 10 years. The lease requires monthly payments equal to the following percentages of gross revenue:

                                                                            1995         1994         1993
                                                                            -----        -----        -----
Range balls............................................................         12%          10%          10%
Golf lessons...........................................................         12           10           10
Merchandise............................................................          5            5            5
Food and beverage......................................................         10           10           10


    Rent expense for the years ended December 31, 1995, 1994 and 1993 and for the six months ended June 30, 1996 and 1995 totaled $49,718, $46,142, $45,273,
$20,247 and $22,084.


    The terms of the lease also require the Center's operator to maintain certain insurance levels for general upkeep of the facility and provide golf professionals to teach lessons to the public.

2.  PROPERTY AND EQUIPMENT
    Property and equipment consists of the following:


                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                        1995         1994
                                                         JUNE 30,    -----------  -----------
                                                           1996
                                                        -----------
                                                        (UNAUDITED)
Building..............................................   $ 308,922   $   308,922  $   308,922
Land improvements.....................................     211,793       211,793      211,793
Furniture, fixtures and equipment.....................      36,186        34,137       31,257
                                                        -----------  -----------  -----------
                                                           556,901       554,852      551,972
Less accumulated depreciation.........................     100,625        85,625       55,404
                                                        -----------  -----------  -----------
                                                         $ 456,276   $   469,227  $   496,568
                                                        -----------  -----------  -----------
                                                        -----------  -----------  -----------


3.  NOTES PAYABLE
    In connection with the acquisition in February 1993, a $335,000 note payable was incurred by the buyers to finance the acquisition. The note requires monthly principal payments of $3,730 plus interest through December 2000. The note bears interest at prime (8.5% at December 31, 1995) plus 1.5%. In January 1995, the Center borrowed $32,000 from an affiliate of the owner to fund operating expenses. This note bears interest at 10% and was due to be paid in March 1995. This note has not yet been repaid.

    Annual maturities of notes payable for the years subsequent to December 31, 1995 are as follows:

Years ending December 31, 1996                             $  76,760
  1997...................................................     44,760
  1998...................................................     44,760
  1999...................................................     44,760
  2000...................................................     48,464
                                                           ---------
                                                             259,504
Less current portion.....................................     76,760
                                                           ---------
                                                           $ 182,744
                                                           ---------
                                                           ---------

                            FREMONT PARK GOLF CENTER
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED.

4.  OFFER TO PURCHASE
    MetroGolf has executed an agreement to purchase the leasehold interest and related assets of the Center for $1,350,000. The closing of the acquisition is expected during the summer of 1996.

5.  SUPPLEMENTAL CASH FLOW INFORMATION
    Cash paid for interest is as follows:


  SIX MONTHS ENDED
      JUNE 30,           YEARS ENDED DECEMBER 31,
- --------------------  -------------------------------
  1996       1995       1995       1994       1993
- ---------  ---------  ---------  ---------  ---------
$   9,155  $  16,001  $  28,585  $  22,387  $  35,024

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Illinois Center Golf Partners, L.P.
(An Illinois Limited Partnership)
Denver, Colorado

    We have audited the accompanying balance sheets of Illinois Center Golf Partners, L.P. (an Illinois limited partnership) (the "Partnership") as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital and cash flows for the years ended December 31, 1995 and 1994 and for the period from May 28, 1993 (Inception) to December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 and for the period from May 28, 1993 (Inception) to December 31, 1993.

                                          BDO SEIDMAN, LLP

Denver, Colorado
May 3, 1996

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                                 BALANCE SHEETS


                                                                                              DECEMBER 31,
                                                                            JUNE 30,    ------------------------
                                                                              1996         1995         1994
                                                                           -----------  -----------  -----------
                                                                            (UNAUDITED)
                                                ASSETS (NOTE 3)
Current:
  Cash...................................................................  $    27,760  $     7,349  $    56,871
  Accounts receivable....................................................        9,542      --           --
  Inventories............................................................       17,112       11,196       18,690
  Prepaid expenses.......................................................      --           --            16,437
  Other current assets...................................................       14,420        3,521        2,100
                                                                           -----------  -----------  -----------
    Total current assets.................................................       68,834       22,066       94,098
                                                                           -----------  -----------  -----------
Fixed assets (Note 2):
  Course and practice facility...........................................    1,503,943    1,503,943    1,503,943
  Building and related improvements......................................    2,181,797    1,140,097    1,125,605
  Design and development costs...........................................      524,719      524,719      522,056
  Furniture, fixtures and equipment......................................      588,252      163,973      143,020
                                                                           -----------  -----------  -----------
                                                                             4,798,711    3,332,732    3,294,624
  Less accumulated depreciation and amortization.........................      403,512      275,284       90,029
                                                                           -----------  -----------  -----------
  Net fixed assets.......................................................    4,395,199    3,057,448    3,204,595
                                                                           -----------  -----------  -----------
Other:
  Organization costs.....................................................      175,017      175,017      175,017
  Loan fees..............................................................      113,269       21,000      --
                                                                           -----------  -----------  -----------
                                                                               288,286      196,017      175,017
  Less accumulated amortization..........................................      115,251       90,426       55,422
                                                                           -----------  -----------  -----------
                                                                               173,035      105,591      119,595
  Deposits...............................................................        6,786       36,022       35,222
                                                                           -----------  -----------  -----------
Total other assets.......................................................      179,821      141,613      154,817
                                                                           -----------  -----------  -----------
                                                                           $ 4,643,854  $ 3,221,127  $ 3,453,510
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------

                                       LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable.......................................................  $   400,955  $   757,025  $   795,007
  Accrued real estate taxes..............................................      377,315      285,573       83,335
  Checks written against future deposits.................................       61,620      --           --
  Deferred membership revenue............................................      133,768      106,250      166,583
  Deferred sponsorship revenue...........................................       20,000      --           --
  Accrued expenses and liabilities.......................................      117,343       15,277       42,222
  Accounts payable, related party (Note 5)...............................       39,252       83,256       41,063
  Line of credit (Note 2)................................................      --           200,000      200,000
  Notes payable (Note 3).................................................      --            80,911       81,268
  Note payable, related party (Note 4)...................................      500,000      459,739      275,724
  Current maturities of long-term debt...................................      183,569      --           --
                                                                           -----------  -----------  -----------
    Total current liabilities............................................    1,833,822    1,988,031    1,685,202
                                                                           -----------  -----------  -----------
  Long-term debt, less current maturities................................    2,048,143      --           --
                                                                           -----------  -----------  -----------
    Total liabilities....................................................    3,881,965    1,988,031    1,685,202
                                                                           -----------  -----------  -----------
Commitments and contingencies (Note 5)
Partners' capital (Note 1)
  General partner........................................................           29           42           56
  Limited partners.......................................................      781,860    1,233,054    1,768,252
                                                                           -----------  -----------  -----------
                                                                               751,889    1,233,096    1,768,308
                                                                           -----------  -----------  -----------
                                                                           $ 4,643,854  $ 3,221,127  $ 3,453,510
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------


     See accompanying summary of accounting policies and notes to financial statements.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                            STATEMENTS OF OPERATIONS


                                                                                            FOR THE
                                                                                          PERIOD FROM
                                                                                            MAY 28,
                                                                                             1993
                                                                                          (INCEPTION)
                                          SIX MONTHS ENDED                                    TO
                                              JUNE 30,          YEAR ENDED DECEMBER 31,    DECEMBER
                                       ----------------------  -------------------------      31,
                                          1996        1995        1995          1994         1993
                                       ----------  ----------  -----------  ------------  -----------
                                            (UNAUDITED)
Revenues:
  Green fees and driving range
   revenue...........................  $  208,202  $  245,834  $   579,186  $    238,099   $  --
  Membership revenue.................     141,060     151,583      352,324       245,749      --
  Instruction revenue................       3,478     119,580      145,226        55,026      --
  Merchandise........................      19,731      27,223       63,969        83,415      --
  Food and beverage..................      54,112      88,186      194,117        60,982      --
  Special events.....................      33,422       9,330       62,446        54,084      --
  Sponsorship........................      20,000      25,000       75,000       --           --
  Parking............................      28,191      19,482       51,474       --           --
  Other income.......................       1,321      17,753       28,970         7,792      --
                                       ----------  ----------  -----------  ------------  -----------
    Total revenues...................     509,517     703,971    1,552,712       745,147      --
                                       ----------  ----------  -----------  ------------  -----------
Operating expenses:
  Pro shop expenses..................     108,380      99,976      152,586       239,856      --
  Instruction expenses...............      --         100,782      146,651        46,247      --
  Food and beverage expenses.........      65,489      97,397      201,013       178,344      --
  Special events.....................      52,472      --          --            --           --
  Golf course maintenance expenses...     111,434     129,137      196,938       155,663      --
  General and administrative
   expenses..........................     279,142     401,686      954,957     1,007,443     244,678
  Depreciation and amortization......     153,053     109,712      220,258       125,033      20,419
  Asset management fees, affiliate
   (Notes 4 and 5)...................      73,011      60,000      139,243       111,063      --
                                       ----------  ----------  -----------  ------------  -----------
    Total operating expenses.........     842,981     998,690    2,011,646     1,863,649     265,097
                                       ----------  ----------  -----------  ------------  -----------
Loss from operations.................    (333,464)   (294,719)    (458,934)   (1,118,502)   (265,097)
                                       ----------  ----------  -----------  ------------  -----------
Other income (expense):
  Interest income....................      --          --                6        27,121      25,766
  Interest expense...................    (137,743)    (34,074)     (76,284)      (19,384)     --
                                       ----------  ----------  -----------  ------------  -----------
    Total other income (expenses)....    (137,743)    (34,074)     (76,278)        7,737      25,766
                                       ----------  ----------  -----------  ------------  -----------
Net loss.............................  $ (471,207) $ (328,793) $  (535,212) $ (1,110,765)  $(239,331)
                                       ----------  ----------  -----------  ------------  -----------
                                       ----------  ----------  -----------  ------------  -----------
Net loss allocated to general
 partner.............................  $      (13) $       (9) $       (14) $        (28)  $      (6)
Net loss allocated to limited
 partners............................  $ (471,194) $ (328,784) $  (535,198) $ (1,110,737)  $(239,325)
                                       ----------  ----------  -----------  ------------  -----------
                                       ----------  ----------  -----------  ------------  -----------


     See accompanying summary of accounting policies and notes to financial statements.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
          FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994, AND FOR THE
           PERIOD FROM MAY 28, 1993 (INCEPTION) TO DECEMBER 31, 1993
             AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)



                                                                            GENERAL       LIMITED
                                                                            PARTNER       PARTNERS         TOTAL
                                                                          -----------  --------------  --------------
Capital balance, May 28, 1993 (inception)...............................   $  --       $     --        $     --
  Capital contributions, net of syndication costs of $365,171...........          90        2,984,839       2,984,929
  Net loss..............................................................          (6)        (239,325)       (239,331)
                                                                          -----------  --------------  --------------
Capital balance, December 31, 1993......................................          84        2,745,514       2,745,598
  Capital contributions, net of syndication costs of $16,525............      --              183,475         183,475
  Partner redemption....................................................      --              (50,000)        (50,000)
  Net loss..............................................................         (28)      (1,110,737)     (1,110,765)
                                                                          -----------  --------------  --------------
Capital balance, December 31, 1994......................................          56        1,768,252       1,768,308
  Net loss..............................................................         (14)        (535,198)       (535,212)
                                                                          -----------  --------------  --------------
Capital balance, December 31, 1995......................................          42        1,233,054       1,233,096
  Net loss (Unaudited)..................................................         (13)        (471,194)       (471,207)
                                                                          -----------  --------------  --------------
Capital Balance, June 30, 1996 (Unaudited)..............................   $      29   $      761,860  $      761,889
                                                                          -----------  --------------  --------------
                                                                          -----------  --------------  --------------


     See accompanying summary of accounting policies and notes to financial statements.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


INCREASE (DECREASE) IN CASH



                                                                                           FOR THE
                                                                                         PERIOD FROM
                                                                                           MAY 28,
                                                                                            1993
                                                                                         (INCEPTION)
                                             SIX MONTHS ENDED     YEARS ENDED DECEMBER       TO
                                                 JUNE 30,                 31,             DECEMBER
                                           --------------------  ----------------------      31,
                                             1996       1995       1995        1994         1993
                                           ---------  ---------  ---------  -----------  -----------
                                               (UNAUDITED)
Operating activities:
  Net loss...............................  $(473,207) $(328,793) $(535,212) $(1,110,765)  $(239,331)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
    Depreciation and amortization........    153,053    109,712    220,258      125,033      20,419
    Changes in operating assets and
     liabilities:
      Accounts receivable................     (9,542)    --         --          --           --
      Inventories........................     (5,916)     8,198      7,494      (18,690)     --
      Receivable, affiliate..............     --         --         --            8,000     (20,000)
      Prepaid expenses and other current
       assets............................    (10,899)     7,462     15,016      (16,437)       (100)
      Accounts payable...................   (356,070)  (172,574)   (37,981)     521,895      52,741
      Accrued real estate taxes..........     91,742    101,118    202,238       83,335      --
      Checks written against future
       deposits..........................     61,620     22,937     --          --           --
      Accrued expenses and liabilities...    102,066     56,771     (1,950)      46,350      --
      Deferred membership revenue........     27,518     30,418    (60,333)     166,584      --
      Deferred sponsorship revenue.......     20,000     25,000     --          --           --
      Accounts payable, related party....    (44,004)     4,341     42,193       41,063      --
                                           ---------  ---------  ---------  -----------  -----------
Net cash used in operating activities....   (441,639)  (135,410)  (148,277)    (153,632)   (186,271)
                                           ---------  ---------  ---------  -----------  -----------
Investing activities:
  Purchase of and construction of fixed
   assets................................     (1,137)    --        (38,108)  (2,018,656)   (983,238)
  Payment of syndication costs...........     --         --         --          (16,525)   (360,132)
  Payment of organization costs..........     --         --         --          --         (154,863)
  Payments for deposits..................     (1,606)     2,238       (800)     (26,522)     (8,700)
                                           ---------  ---------  ---------  -----------  -----------
Net cash used in investing activities....     (2,743)     2,238    (38,908)  (2,061,703) (1,506,933)
                                           ---------  ---------  ---------  -----------  -----------
Financing activities:
  Payments on, proceeds from line of
   credit................................   (200,000)    --         --          200,000      --
  Proceeds from note payable,
   affiliate.............................     40,261     90,890    213,679      266,074      --
  Proceeds from note payable.............    900,000     --         --          --           --
  Payments on note payable, affiliate....     --         --        (51,259)     --           --
  Payments on note payable...............   (183,199)      (651)    (3,757)        (764)     --
  Payments for loan fees.................    (92,269)    --        (21,000)     --           --
  Proceeds from capital contributions....     --         --         --           62,500   3,350,100
  Proceeds from subscriptions pending....     --         --         --          --          137,500
  Payments for redemption of limited
   partner's interest....................     --         --         --          (50,000)     --
                                           ---------  ---------  ---------  -----------  -----------
Net cash provided by (used in) financing
 activities..............................    464,793     90,239    137,663      477,810   3,487,600
                                           ---------  ---------  ---------  -----------  -----------
Net increase (decrease) in cash..........     20,411    (42,933)   (49,522)  (1,737,525)  1,794,396
Cash, beginning of period................      7,349     56,871     56,871    1,794,396      --
                                           ---------  ---------  ---------  -----------  -----------
Cash, end of period......................  $  27,760  $  13,938  $   7,349  $    56,871   $1,794,396
                                           ---------  ---------  ---------  -----------  -----------
                                           ---------  ---------  ---------  -----------  -----------


     See accompanying summary of accounting policies and notes to financial statements.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                         SUMMARY OF ACCOUNTING POLICIES
   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

ORGANIZATION AND BUSINESS

    Illinois Center Golf Partners, L. P. (the "Partnership") was formed on May 28, 1993 under the laws of the State of Illinois. The Partnership was formed for the purpose of developing, owning and operating a public, nine-hole, par 3 golf course and driving range practice facility located in downtown Chicago known as Illinois Center Golf and commenced primary operation in August 1994. The Partnership's business is seasonal. A substantial portion of its business is between May 1 to October 1. Limited partnership interests were offered to investors through a private placement, which raised $3,500,000. The limited partners hold a 60 percent interest in the Partnership (see Note 1).

UNAUDITED INTERIM FINANCIAL STATEMENTS


    In the opinion of management, the unaudited interim financial statements for the six months ended June 30, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year ending December 31, 1996.


CASH AND CASH EQUIVALENTS

    The Partnership considers all highly liquid investments purchased with original maturities of three months or less and money market accounts to be cash equivalents.

INVENTORIES

    Inventories, which consist of pro-shop merchandise and food and beverage, are recorded at the lower of cost (first-in, first-out) or market.

FIXED ASSETS

    Fixed assets are stated at cost and are depreciated and amortized on a straight-line basis over the estimated useful lives of the assets or over the term of the lease, whichever is shorter.

LOAN FEES

    Loan fees are recorded at cost and are amortized using the straight-line method over the term of the long-term debt (see Note 3).

ORGANIZATION COSTS

    Organization costs are recorded at cost and are amortized using the straight-line method over 60 months.

INCOME TAXES


    No provision has been made for income taxes or income tax benefits in the accompanying financial statements, as taxable income or losses are reportable in the tax returns of the individual partners. The net difference between the tax basis and the reported amounts of the Partnership's assets and liabilities as of June 30, 1996 and December 31, 1995 and 1994 are approximately $744,000, $678,000 and $733,000.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

CONCENTRATIONS OF CREDIT RISK

    The Partnership's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Partnership's cash equivalents are in demand deposit accounts placed with federally insured financial institutions. Such deposit accounts at times may exceed federally insured limits. The Partnership has not experienced any losses on such accounts.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS


    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:



    ACCOUNTS PAYABLE AND NOTE PAYABLE RELATED PARTIES



    Due to the related party nature and terms of the payables to related parties, the Partnership cannot estimate the fair market value of such financial instruments.



    NOTES PAYABLE AND LONG-TERM DEBT



    Substantially all these notes bear interest at a floating rate of interest based upon a lending institution's prime lending rate. Accordingly, the fair value approximates the reported carrying amount at June 30, 1996, December 31, 1995 and 1994.


REVENUE RECOGNITION

    Green fees, driving range fees, instruction revenue, merchandise and food and beverage revenue are recognized as revenue immediately upon sale to the customer. Membership fees are recognized as revenue ratably over the life of the membership, usually 12 months. Sponsorship revenue is recognized as revenue ratably over the life of the contract.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Standards Board has recently issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reported at the lower of the carrying amounts or their estimated recoverable amounts and the adoption of this statement by the Partnership is not expected to have an impact on the financial statements.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                         NOTES TO FINANCIAL STATEMENTS
   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

1.  PARTNERS' CAPITAL ACCOUNTS
    The general partner of the Partnership, with a 40-percent interest in the Partnership, has the responsibility to make all decisions affecting the day-to-day business of the Partnership. The general partner does not have the authority except under certain conditions as provided for in the partnership agreement, to cause the Partnership to secure any indebtedness of the Partnership with a mortgage, deed of trust or similar lien on the property, nor does the general partner have the authority to sell or transfer all or substantially all of the assets of the Partnership, unless the general partner first obtains the majority consent of the limited partners. The general partner contributed $90, its agreement to develop and acquire the ground lease (see Note
5) and expertise to the Partnership formation in exchange for its interest in the Partnership. The selling agent for the Partnership received a special limited partner interest for its services. For financial statement purposes, activity for the special limited partner is grouped with the limited partners.

    The Partnership agreement allows for cash distributions to the general and limited partners from available net cash flow. Net cash flow is defined for any period as the excess, if any, of revenues over expenses. Net cash flow is to be distributed not less frequently than quarterly, commencing after the first full calendar quarter following the opening to the public of Illinois Center Golf, as follows:

    a. first, 100 percent to the limited partners until the limited partners have received cash in an amount equal to a 15 percent per annum return on their net capital contribution calculated on a cumulative and compounded basis from the date on which their capital contributions were delivered to the Partnership;

    b. second, to the limited partners in proportion to their net capital contributions until their net capital contributions are reduced to zero; and

    c. thereafter, 57 1/2 percent to the limited partners, 40 percent to the general partner and 2-1/2 percent to the special limited partner.

    Profits and losses are allocated to the partners as follows:

    PROFITS

    a. first, to the partners in proportion to their negative adjusted capital account balances, if any, until the negative balance of each partner's adjusted capital account equals such partner's share of partnership minimum gain and partner nonrecourse debt minimum gain;

    b. second, to the partners until the aggregate amount allocated to each partner for all years equals the aggregate of net losses allocated to each partner for all previous years, pro rata in proportion to the net losses being offset;

    c. third, to the general partner until the aggregate amount allocated to the general partner for all years equals the aggregate distributions of net cash flow to the general partner for all years;

    d. fourth, to the special limited partner until the aggregate amount allocated to the special limited partner for all years equals the aggregate distributions of net cash flow to the special limited partner for all years; and

    e.  the balance, if any, to the limited partners.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

1.  PARTNERS' CAPITAL ACCOUNTS (CONTINUED)
    LOSSES

    a. first, to the limited partners until the amount allocated to each partner equals the aggregate of net profits allocated to each limited partner for all previous years;

    b. second, to the special limited partner until the amount allocated to the special limited partner equals the aggregate of net profits allocated to the special limited partner for all previous years;

    c. third, to the general partner until the amount allocated to the general partner equals the aggregate net profits allocated to the general partner for all previous years;

    d. fourth, to the partners up to the amount of net capital contributions, allocated pro rata in proportion to net capital contributions; and

    e.  the balance, if any, to the general partner.

2.  LINE OF CREDIT
    The Partnership entered into a $200,000 line of credit agreement dated May 6, 1994. Borrowings under the line accrue interest at 1.5 percent over the Associated Bank's prime rate, which was 8.5 percent at December 31, 1995. The line is collateralized by inventory, contract rights, equipment and fixtures. The balance outstanding on the line of credit was $200,000 as of December 31, 1995. The line of credit was paid in full during January 1996.

3.  NOTES PAYABLE
    During 1994, the Partnership entered into two note agreements with a contractor of the Illinois Center Golf facility. Both note agreements are unsecured, accrue interest at fifteen percent and were due in monthly principal and interest installments of $500 through June 1, 1995. The balances on the notes as of December 31, 1995 are $58,493 and $22,418 and as of December 31, 1994 are $57,030 and $24,238. During January 1996, the notes were paid in full.

    NOTE PAYABLE -- TEXTRON

    On January 31, 1996, subsequent to year end, the Partnership entered into a $2,000,000 promissory note with Textron. Textron advanced $1,750,000 to the Partnership. The Partnership may be entitled to receive additional advances up to $250,000 from Textron pursuant to the terms of the note agreement. The note bears interest at three percent above the Chase Manhattan Bank's prime rate and is due on or before December 31, 2002. Principal and interest payments are due under a seasonal payment structure. The note is collateralized by substantially all of the assets of the Partnership and is personally guaranteed by the president of the managing general partner.

    EQUIPMENT PURCHASE


    On January 31, 1996, subsequent to year end, the Partnership purchased its clubhouse facility and various items of equipment which were previously under operating leases for $1,434,000. The Partnership paid $850,000 in cash and entered into a $584,000 promissory note. The note bears interest at eight percent per annum and is due June 1, 2005. Principal and interest payments on the note commence January 1, 1998. The note is collateralized by its clubhouse facility and various items of equipment. The note is subordinate to the Textron note payable.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

4.  RELATED PARTY TRANSACTIONS

    ASSET MANAGEMENT FEE


    The general partner is entitled to receive a $60,000 annual asset management fee, increased by five percent per annum, for its services relating to the operation of Illinois Center Golf, financial advisory services, partnership reporting and other administrative services. The asset management fee is payable in monthly installments beginning July 1994. For the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994, the Partnership incurred asset management fees of $31,500, $60,000 and $35,000.


    NOTE PAYABLE TO AFFILIATE


    On September 1, 1994, the Partnership entered into a $500,000 note agreement with its general partner. Borrowings under the agreement accrue interest at two percent over the Citibank's prime rate, which was 8.5 percent at December 31, 1995. The note is unsecured and due the earlier of demand or September 1, 1996. The balance outstanding on the note is $500,000, $459,739 and $275,724 as of June 30, 1996 and December 31, 1995 and 1994.


5.  COMMITMENTS AND CONTINGENCIES

    PROPERTY MANAGEMENT AGREEMENT


    On December 1, 1993, the Partnership entered into a property management agreement with Metrogolf Management, Inc., formerly Vintage Golf Management, Inc. ("MGM"), an affiliate of the general partner. The management agreement expires on January 1, 1997. The terms of the management agreement provide for a management fee of $5,000 per month plus a membership incentive fee of ten percent of the gross proceeds received from membership initiation fees and the equivalent of one month's membership dues as received by Illinois Center Golf. The membership incentive fee for renewal memberships will be reduced to four percent of annual dues for renewal memberships. In addition, the management agreement provides for an annual incentive fee of five percent of the amount of annual net operating income in excess of $1,600,000.



    Prior to November 11, 1994, MGM was operated by Club Sports International ("CSI"). On October 1, 1994, CSI was removed as operator of MGM. On November 11, 1994, Billy Casper Golf Management, Inc. ("BCGM") was engaged as the new operator of MGM. From June 1, 1994 through September 30, 1994, MGM's base management fee was split between CSI and the general partner, with CSI receiving $4,000 and the general partner receiving $1,000. From October 1 through November 10, the general partner earned the full amount of MGM's fee. Starting November 11, 1994 through November 30, 1995, BCGM earned the entire fee. During November 1995, BCGM was removed as operator of MGM and the general partner became the operator of MGM. In addition, MGM has agreed to waive 80% of the deferred $5,000 per month fees that it had earned under its contract from the period December 1, 1993 to May 31, 1994.



    For the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994, property management expense, including the incentive fees, were $41,511, $79,243 and $76,063. As of June 30, 1996 and December 31, 1995 and
1994, the Partnership owed MGM $39,252, $83,256 and $41,063 in unpaid property management fees and incentive fees.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

5.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    LEASING ACTIVITY


    The Partnership has noncancelable operating lease agreements for equipment and golf carts which expire through October 1998. Total lease expense approximated $11,062, $159,000, $179,000 and $-0- for the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994, and for the period from May 28, 1993 (inception) to December 31, 1993.


    Future minimum payments in accordance with the above lease agreements as of December 31, 1995 are as follows:

1996......................................................  $  23,000
1997......................................................     17,000
1998......................................................      7,000
                                                            ---------
                                                            $  47,000
                                                            ---------
                                                            ---------

    GROUND SUBLEASE AND SUBLICENSE AGREEMENT

    The Partnership entered into a ground sublease and sublicense agreement on July 14, 1993 for the property on which Illinois Center Golf is constructed. The term of the lease is for fifteen years, commencing with the opening date of July 14, 1994, and may be extended by agreement of the parties.

    The sublease agreement calls for the payment of a tax contribution, land rent, and additional rent. Payments for these amounts are subject to available operational proceeds, which are applied and expended in the following order:

    1.  Expenses

    2.  Debt service

    3.  Tax contribution

    4.  Operational reserve

    5.  Partnership preferred return

    6.  Partnership contribution

    7.  Land rent

    8.  Distributable cash


    The tax contribution is in the amount of $10,417 per month starting August 1, 1994, increased by $6,250 per month for any month in which land rent is not paid. Land rent is in the amount of $6,250 per month pro rated from July 13, 1994 to August 17, 1994, and $12,500 per month thereafter. Additional land rent is payable in the amount of 32.5 percent of distributable cash. The contingent payments for tax contribution and land rent as of December 31, 1995 were approximately $285,600 and $282,500. As of December 31, 1995, the Partnership paid no tax contribution nor land rent to the lessor. As of June 30, 1996 and December 31, 1995 and 1994, the Partnership has accrued tax contributions of approximately $377,315, $285,600 and $83,300. As of June 30, 1996 and December 31, 1995, the Partnership was not obligated to pay land rent under the provisions of the agreement.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

6.  SUPPLEMENTAL DISCLOSURES FOR THE STATEMENTS OF CASH FLOWS
    The following is a summary of noncash investing and financing activities.


                                                                                             FOR THE
                                                                                           PERIOD FROM
                                                                                          MAY 28, 1993
                                                SIX MONTHS ENDED    YEARS ENDED DECEMBER   (INCEPTION)
                                                    JUNE 30,                31,                TO
                                              --------------------  --------------------  DECEMBER 31,
                                                1996       1995       1995       1994         1993
                                              ---------  ---------  ---------  ---------  -------------
                                                  (UNAUDITED)
Construction of course, practice facility,
 building and related improvements financed
 with accounts payable......................  $  --      $  --      $  --      $ 259,224    $  33,507
Purchase of equipment with long-term debt...  $1,434,000 $  --      $  --      $  --        $  --
Purchase of equipment financed with
 deposits...................................  $  30,482  $  --      $  --      $  --        $  --
Organization costs financed with accounts
 payable....................................  $  --      $  --      $  --      $  --        $  20,154
Syndicated costs financed with accounts
 payable....................................  $  --      $  --      $  --      $  --        $   5,039
Accounts payable converted to notes
 payable....................................  $  --      $  --      $  --      $  81,758    $  --
Accounts payable converted to note payable,
 affiliate..................................  $  --      $  15,000  $  --      $  15,796    $  --
Accrued interest converted to note
 payable....................................  $  --      $  --      $   3,400  $     274    $  --
Accrued interest converted to note payable,
 affiliate..................................  $  --      $  --      $  21,595  $   3,854    $  --
Receivable due from affiliate offset against
 note payable, affiliate....................  $  --      $  --      $  --      $  10,000    $  --
Subscriptions pending converted to partners'
 capital....................................  $  --      $  --      $  --      $ 137,500    $  --



The Partnership made cash payments for interest of $108,080, $3,482, $37,523, $17,716 and $0 for the six months ended June 30, 1996 and 1995 and for the years December 1995, 1994 and for the period from May 28, (inception) to December 31, 1993.


7.  PROPOSED PARTNERSHIP ACQUISITION

    MetroGolf Illinois Center, Inc., formerly TVG (Illinois Center), Inc., is the managing general partner of the Partnership and is a majority owned subsidiary of MetroGolf Incorporated (the "Company"). The Company has offered to purchase limited partnership interests for a combination of cash and convertible notes. The acquisition will be contingent upon the closing of the Company's initial public offering ("IPO").


    Limited partners who elect not to exchange their interest will remain limited partners in the partnership. Under the Company's current proposal, each limited partner who elects to sell will receive for each $50,000 limited partnership interest either $25,000 cash and a $25,000 convertible note or a $50,000 convertible note. Each convertible note will bear interest at 6% per annum and will mature on June 1, 2005; interest only will be payable for the first 24 months from issuance of the convertible notes, with the remaining interest and principal being amortized evenly over the remaining seven years. Each convertible note will be convertible at the holder's option into common stock at any time after the date is 13 months after the closing of the IPO at a conversion price equal to the price of the common stock to the public in the IPO. In addition, each $25,000 convertible note issued to the limited partners will convert into warrants to purchase 2,500 shares of common stock at an exercise price equal to 120% of the IPO price.

    When the convertible notes are first convertible into the common stock of the Company, the Company will use its best efforts to cause such shares to be registered.

                              ILLINOIS CENTER GOLF
                                 PARTNERS, L.P.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

7.  PROPOSED PARTNERSHIP ACQUISITION (CONTINUED)
    The closing of the acquisition of the limited partnership interests and the promissory notes is contingent upon the closing of the Company's IPO. The limited partnership and promissory note acquisitions will not be consummated before the closing of the IPO and there can be no assurance that the limited partnership interests and promissory note acquisitions or the IPO will occur.

8.  LIQUIDITY
    As of December 31, 1995, the Partnership had negative working capital. As discussed in Note 3, the Partnership was advanced $1,750,000 on January 31, 1996. The Partnership believes that with this loan it will have sufficient working capital to fund its 1996 operations.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Goose Creek Golf Partners Limited Partnership
 (A Virginia Limited Partnership)
Denver, Colorado

    We have audited the accompanying balance sheets of Goose Creek Golf Partners Limited Partnership (a Virginia limited partnership) (the "Partnership") as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital and cash flows for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          BDO SEIDMAN, LLP

Denver, Colorado
May 17, 1996

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS


                                                                                               DECEMBER 31,
                                                                                          ----------------------
                                                                                             1995        1994
                                                                                          ----------  ----------
                                                                              JUNE 30,
                                                                                1996
                                                                             -----------
                                                                             (UNAUDITED)
                                                ASSETS (NOTE 3)
Current:
  Cash.....................................................................   $  37,681   $   19,386  $   26,466
  Restricted cash (Note 2).................................................      --           75,000
  Inventories..............................................................      23,796       34,145      31,226
  Prepaid insurance and other current assets...............................      10,022       15,521       5,030
  Real estate tax escrow...................................................      22,423       11,666       6,474
                                                                             -----------  ----------  ----------
    Total current assets...................................................      93,922      155,718      69,196
                                                                             -----------  ----------  ----------
Fixed assets:
  Land.....................................................................   3,526,961    3,526,961   3,526,961
  Buildings................................................................     861,501      859,401     859,401
  Furniture, fixtures and equipment........................................   1,127,060    1,127,060   1,109,701
                                                                             -----------  ----------  ----------
                                                                              5,515,522    5,513,422   5,496,063
  Less accumulated depreciation and amortization...........................     566,685      500,877     333,542
                                                                             -----------  ----------  ----------
Net fixed assets...........................................................   4,948,837    5,012,545   5,162,521
                                                                             -----------  ----------  ----------
Other:
  Organization costs.......................................................      89,463       89,463      89,463
  Loan fees................................................................     119,305      119,305     119,305
                                                                             -----------  ----------  ----------
                                                                                208,768      208,768     208,768
  Less accumulated amortization............................................     168,389      148,479     106,725
                                                                             -----------  ----------  ----------
                                                                                 40,379       60,289     102,043
  Deposits.................................................................       1,866        1,866       2,300
                                                                             -----------  ----------  ----------
    Total other assets.....................................................      42,245       62,155     104,343
                                                                             -----------  ----------  ----------
                                                                              $5,085,004  $5,230,418  $5,336,060
                                                                             -----------  ----------  ----------
                                                                             -----------  ----------  ----------
                                       LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable.........................................................   $ 332,993   $  220,687  $  135,448
  Accounts payable, related party..........................................      --           --             393
  Checks written against future deposits...................................      53,930
  Sales tax payable........................................................       8,541          547       1,120
  Accrued interest.........................................................      33,233       30,700      28,567
  Deferred membership revenue..............................................      25,166       51,210      69,574
  Line of credit (Note 2)..................................................      74,941      149,941      --
  Note payable, related party (Note 6).....................................     106,823       54,989      --
  Notes payable, other.....................................................      28,600       11,650      --
  Note payable -- Textron, current portion (Note 3)........................      88,811       84,477      76,441
  Convertible notes payable, current portion (Note 3)......................      --           --         527,307
  Capital lease obligations, current portion (Note 5)......................     108,889      103,343      93,084
                                                                             -----------  ----------  ----------
    Total current liabilities..............................................     861,927      707,544     931,934
                                                                             -----------  ----------  ----------
Long-term liabilities:
  Note payable -- Textron, less current portion (Note 3)...................   3,256,062    3,248,486   3,332,953
  Convertible notes payable, less current portion (Note 3).................     380,000      380,000      --
  Capital lease obligation, less current portion (Note 5)..................     308,442      354,246     455,407
                                                                             -----------  ----------  ----------
    Total long-term liabilities............................................   3,944,504    3,982,732   3,788,360
                                                                             -----------  ----------  ----------
    Total liabilities......................................................   4,806,431    4,690,276   4,720,294
                                                                             -----------  ----------  ----------
Commitments and contingencies (Note 5)
Partners' capital (Note 4)
  General partners.........................................................      (6,347)      (3,731)     (2,975)
  Limited partners.........................................................     284,920      543,873     618,741
                                                                             -----------  ----------  ----------
                                                                                278,573      540,142     615,766
                                                                             -----------  ----------  ----------
                                                                              $5,085,004  $5,230,418  $5,336,060
                                                                             -----------  ----------  ----------
                                                                             -----------  ----------  ----------



      See accompanying report of independent certified public accountants, summary of accounting policies and notes to financial statements.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS


                                     SIX MONTHS ENDED
                                         JUNE 30,             YEARS ENDED DECEMBER 31,
                                   --------------------  ----------------------------------
                                     1996       1995        1995        1994        1993
                                   ---------  ---------  ----------  ----------  ----------
                                       (UNAUDITED)
Revenues:
  Greens fees....................  $ 225,748  $ 324,014  $  655,398  $  743,816  $  704,953
  Golf cart rental...............     98,682    140,180     304,188     336,180     266,809
  Merchandise....................     57,409     82,268     176,185     204,356     190,073
  Food and beverage..............     73,119     95,453     188,953     222,570     174,235
  Outings and events.............     62,554     --          --          --          --
  Membership revenue.............     42,773     61,953     114,574     154,007     104,158
  Other income...................     12,654      4,652      12,624      --             388
                                   ---------  ---------  ----------  ----------  ----------
    Total revenues...............    572,939    708,520   1,451,922   1,660,929   1,440,616
                                   ---------  ---------  ----------  ----------  ----------
Operating expenses:
  Pro shop.......................    170,957    147,077     295,546     304,337     312,520
  Food and beverage..............     47,056     59,593     120,698     128,071     103,982
  Golf course maintenance........    105,060    106,252     258,147     241,283     183,652
  General and administrative.....    130,298    132,123     293,004     279,901     322,165
  Depreciation and
   amortization..................     85,718     92,147     209,089     237,966     174,132
  Asset management fee, related
   party (Note 6)................     26,264     25,013      51,059      48,628      46,313
                                   ---------  ---------  ----------  ----------  ----------
    Total operating expenses.....    565,353    562,205   1,227,543   1,240,186   1,142,764
                                   ---------  ---------  ----------  ----------  ----------
Income (loss) from operations....      7,586    146,315     224,379     420,743     297,852
                                   ---------  ---------  ----------  ----------  ----------
Other income (expenses):
  Interest income................      2,432         73       3,830         384       1,073
  Interest expense...............   (271,587)  (233,228)   (469,732)   (449,242)   (437,518)
                                   ---------  ---------  ----------  ----------  ----------
    Total other (expenses).......   (269,155)  (233,155)   (465,902)   (448,858)   (436,445)
                                   ---------  ---------  ----------  ----------  ----------
Loss before extraordinary item...   (261,569)   (86,840)   (241,523)    (28,115)   (138,593)
Extraordinary item, debt
 extinguishment..................     --         --         165,899
                                   ---------  ---------  ----------  ----------  ----------
Net loss.........................  $(261,569) $ (86,840) $  (75,624) $  (28,115) $ (138,593)
Net loss allocated to general
 partners........................  $  (2,616) $    (868) $     (756) $     (281) $   (1,386)
Net loss allocated to limited
 partners........................  $(258,953) $ (85,972) $  (74,868) $  (27,834) $ (137,207)
                                   ---------  ---------  ----------  ----------  ----------
                                   ---------  ---------  ----------  ----------  ----------


      See accompanying report of independent certified public accountants, summary of accounting policies and notes to financial statements.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


                YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
                   SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)



                                                               GENERAL    LIMITED
                                                              PARTNERS   PARTNERS     TOTAL
                                                              ---------  ---------  ---------
Balance, January 1, 1993....................................  $  (1,308) $ 747,115  $ 745,807
  Capital contributions.....................................     --         50,000     50,000
  Distribution to partners..................................     --        (13,333)   (13,333)
  Net loss..................................................     (1,386)  (137,207)  (138,593)
                                                              ---------  ---------  ---------
Balance, December 31, 1993..................................     (2,694)   646,575    643,881
  Net loss..................................................       (281)   (27,834)   (28,115)
                                                              ---------  ---------  ---------
Balance, December 31, 1994..................................     (2,975)   618,741    615,766
  Net loss..................................................       (756)   (74,868)   (75,624)
                                                              ---------  ---------  ---------
Balance, December 31, 1995..................................     (3,731)   543,873    540,142
  Net loss (Unaudited)......................................     (2,616)  (258,953)  (261,569)
                                                              ---------  ---------  ---------
Balance, June 30, 1996 (Unaudited)..........................  $  (6,347) $ 284,920  $ 278,573
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------


      See accompanying report of independent certified public accountants, summary of accounting policies and notes to financial statements.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH


                                              SIX MONTHS ENDED
                                                  JUNE 30,             YEARS ENDED DECEMBER 31,
                                            --------------------  ----------------------------------
                                              1996       1995        1995        1994        1993
                                            ---------  ---------  ----------  ----------  ----------
                                                (UNAUDITED)
Operating activities:
  Net loss................................  $(261,569) $ (86,840) $  (75,624) $  (28,115) $ (138,593)
  Adjustments to reconcile net loss to
   cash provided by (used in) operating
   activities:
    Depreciation and amortization.........     85,718     92,147     209,089     237,966     174,132
    Extraordinary item, debt
     extinguishment.......................     --         --        (165,899)     --          --
    Debt issued for services..............     --         --          11,650      --          --
  Changes in operating assets and
   liabilities:
    Inventories...........................     10,349    (45,297)     (2,919)      9,036      10,273
    Prepaid insurance.....................     15,521      5,030     (10,491)       (979)      3,983
    Real estate tax escrow................    (10,757)    --          (5,192)     (3,031)      8,281
    Other current assets..................    (10,022)    (1,308)     --          --          (5,732)
    Accounts payable......................    112,306     79,844      85,239      25,472      46,657
    Accounts payable, related party.......     --           (393)       (393)        393      --
    Checks written against future
     deposits.............................     53,930     --          --          --          --
    Accrued expenses......................     53,046     38,823      77,857     131,759      41,745
    Deferred membership revenue...........    (26,044)   (33,843)    (18,364)     (6,610)     73,850
                                            ---------  ---------  ----------  ----------  ----------
Net cash provided by operating
 activities...............................     22,478     48,163     104,953     365,891     214,596
                                            ---------  ---------  ----------  ----------  ----------
Investing activities:
  Proceeds from certificate of deposit....     75,000     --          --          --          --
  Purchase of certificate of deposit......     --        (75,000)    (75,000)     --          --
  Purchase of fixed assets................     (2,100)   (17,168)    (17,359)   (157,128)   (263,066)
  Decrease in deposits....................     --         (2,300)        434       1,250      --
                                            ---------  ---------  ----------  ----------  ----------
Net cash provided by (used in) investing
 activities...............................   72,900      (89,868)    (91,925)   (155,878)   (263,066)
                                            ---------  ---------  ----------  ----------  ----------
Financing activities:
  Payments on long-term debt..............    (30,609)   (52,841)   (131,953)   (161,760)    (62,778)
  Borrowings on convertible notes
   payable................................     --         --         380,000      --          --
  Payments on convertible notes payable...     --         --        (380,000)     --          --
  Payments on capital lease obligations...    (40,258)   (36,557)    (93,085)    (81,174)    (71,790)
  Borrowings on line-of-credit............               140,755     149,941      --          --
  Payments on line of credit..............    (75,000)    --          --          --          --
  Borrowings on note payable, related
   party..................................     51,834     --          54,989      --          --
  Borrowings on notes payable, other......     20,000     --          --          --          --
  Payments on notes payable, other........     (3,050)    --          --          --          --
  Partner capital contributions...........     --         --          --          --          50,000
  Partner distributions...................     --         --          --          --         (13,333)
                                            ---------  ---------  ----------  ----------  ----------
Net cash provided by (used in) financing
 activities...............................    (77,083)    51,357     (20,108)   (242,934)    (97,901)
                                            ---------  ---------  ----------  ----------  ----------
Net increase (decrease) in cash...........     18,295      9,652      (7,080)    (32,921)   (146,371)
Cash, beginning of period.................     19,386     26,466      26,466      59,387     205,758
                                            ---------  ---------  ----------  ----------  ----------
Cash, end of period.......................  $  37,681  $  36,118  $   19,386  $   26,466  $   59,387
                                            ---------  ---------  ----------  ----------  ----------
                                            ---------  ---------  ----------  ----------  ----------


      See accompanying report of independent certified public accountants, summary of accounting policies and notes to financial statements.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                         SUMMARY OF ACCOUNTING POLICIES

   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

ORGANIZATION AND BUSINESS

    Goose Creek Golf Partners Limited Partnership (the "Partnership") was formed on May 1, 1992 under the laws of the State of Virginia. The Partnership was formed for the purpose of acquiring, owning, managing and improving a public, daily fee golf course located in Virginia known as Goose Creek Golf Course and commenced primary operations on June 1, 1992. The Partnership's business is seasonal. A substantial portion of its business is between April 1 to October
30. Limited partnership interests were offered to investors through a private placement which raised $975,000. The limited partners hold a 99 percent interest in the Partnership. The managing general partner and the administrative general partner each hold a 0.5 percent interest in the Partnership (see Note 4).

UNAUDITED INTERIM FINANCIAL STATEMENTS


    In the opinion of management, the unaudited interim financial statements for the six months ended June 30, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year ending December 31, 1996.


CASH EQUIVALENTS

    The Partnership considers all highly liquid investments purchased with original maturities of three months or less and money market accounts to be cash equivalents.

INVENTORIES

    Inventories, consisting of proshop merchandise and food and beverage, are recorded at lower of cost (first-in, first-out) or market.

FIXED ASSETS

    Fixed assets are stated at cost and are depreciated on a straight line basis over the estimated useful lives of the assets. Equipment under capital leases is stated at cost and is amortized over the estimated useful life of the equipment or over the term of the lease, whichever is shorter.

LOAN FEES

    Loan fees are recorded at cost and are amortized using the straight-line method over the term of the long-term debt (see Note 3).

ORGANIZATION COSTS

    Organization costs are recorded at cost and are amortized using the straight-line method over 60 months.

INCOME TAXES


    No provision has been made for income taxes or income tax benefits in the accompanying financial statements, as taxable income or losses are reportable in the tax returns of the individual partners. The net difference between the tax basis and the reported amounts of the Partnership's assets and liabilities as of June 30, 1996 and December 31, 1995 and 1994 are approximately $57,000, $1,000 and $114,000.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

CONCENTRATION OF CREDIT RISK

    The Partnership's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Partnership's cash and cash equivalents are in demand deposit accounts placed with federally insured financial institutions. Such deposit accounts at times may exceed federally insured limits. The Partnership has not experienced any losses on such amounts.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS


    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:



    ACCOUNTS PAYABLE AND NOTE PAYABLE RELATED PARTIES



    Due to the related party nature and terms of the payables to related parties, the Partnership cannnot estimate the fair market value of such financial instruments.



    NOTES PAYABLE AND LONG-TERM DEBT



    Substantially all these notes bear interest at a floating rate of interest based upon a lending institutions prime lending rate. Accordingly, the fair value approximates their reported carrying amount at June 30, 1996, December 31, 1995 and 1994.


REVENUE RECOGNITION

    Green fees, golf cart rental, merchandise and food and beverage are recognized as revenue immediately upon sale to the customer. Membership fees are recognized as revenue ratably over the life of the membership, usually 12 months.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Standards Board has recently issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reported at the lower of the carrying amounts or their estimated recoverable amounts, and the adoption of this statement by the Partnership is not expected to have an impact on the financial statements.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS


   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)


1.  GOING CONCERN

    The Partnership has incurred losses since its inception and had a working capital deficit of $768,005 and $551,826 as of June 30, 1996 and December 31, 1995 (reduced from $862,738 as of December 31, 1994 and $589,838 as of December 31, 1993). These conditions raise substantial doubt about the Partnership's ability to continue as a going concern. The Partnership's continued existence is dependent on management's ability to generate additional cash flow from operations or obtain financing to meet its obligations when due (see Note 8). The general partner has replaced the management company in an effort to improve operations (see Note 5) and is negotiating with a lender to refinance its existing long-term debt, to make additional capital improvements to the golf course, and to retire short-term debt obligations. In addition, the general partner has advanced funds to the Partnership to help it meet its obligations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


2.  LINE OF CREDIT

    The Partnership entered into a $150,000 line of credit agreement dated December 23, 1994. Borrowings under the line accrue interest at two percent over the prime rate, which was 8.5 percent at December 31, 1995. The line is due on July 22, 1996. The Partnership deposited a $75,000 certificate of deposit with the lender as collateral for the debt, and the managing general partner of the Partnership has guaranteed the debt. As of June 30, 1996 and December 31, 1995 and 1994 the balance on the line of credit is $74,941, $149,941 and $0.


3.  LONG-TERM DEBT

    NOTE PAYABLE -- TEXTRON

    On June 1, 1992, the Partnership was advanced $3.6 million under a loan agreement whereby the Partnership may borrow up to $4.2 million. The loan agreement bears interest at 10.05 percent and has a five-year term which may be extended for an additional five-year term under certain conditions of the loan agreement. Principal and interest payments are due under a seasonal payment structure with a balloon payment of principal due on June 1, 1997, unless the Partnership exercises its right to extend the maturity date. The loan agreement allows for subsequent advances in amounts of at least $100,000 each until total advances reach $4.2 million, so long as no more than one advance occurs in any 12-month period. The amount of additional advances are tied to a formula involving certain net operating income levels and debt-coverage ratios. The loan is collateralized by all property of the Partnership and is personally guaranteed by the president of the managing general partner.

    CONVERTIBLE NOTES PAYABLE

    On June 1, 1992, the Partnership entered into a convertible note agreement for $400,000 with the seller of the golf course land, buildings and improvements. The note had an original maturity date of June 1, 1994.

    As of June 2, 1994, the Partnership was in default of a provision of the conversion agreement requiring all net proceeds from the sale of Class A Limited Partnership Interests in excess of the initial $950,000 to be paid to the seller. Accordingly, interest has been accrued at the default rate as specified in the note agreement from April 2, 1993 (the date of default).

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)


3.  LONG-TERM DEBT (CONTINUED)
    During August 1995, the general partner negotiated the purchase, at a discount, of the seller's note for $380,000 as payment in full under the note agreement. The purchase price was $165,899 less than the outstanding balance on the note at the time of the purchase. Accordingly, the partnership recorded $165,899 in debt extinguishment income for the year ended December 31, 1995.

    During August 1995, the Partnership entered into three unsecured convertible note agreements. The notes accrue interest at 8 percent per annum through August 1, 1996. Thereafter, the notes accrue interest at 15 percent per annum. Interest-only payments are due on the first of each month. The notes are due on August 1, 1997. The note agreements are subordinate to the note payable with Textron.

    The note agreements contain a conversion provision whereby the noteholders may convert no less than all of the then outstanding principal and accrued interest into limited partnership interests.

    Future maturities of long-term debt as of December 31, 1995 are as follows:

1996...................................................  $   84,477
1997...................................................   3,628,486
                                                         ----------
                                                         $3,712,963
                                                         ----------
                                                         ----------

4.  PARTNERS' CAPITAL ACCOUNTS
    The managing general partner of the Partnership, with a 0.5 percent interest in the Partnership, is responsible for the day-to-day management and operation of the business and property of the Partnership. The administrative general partner of the Partnership, who also has a 0.5 percent interest in the Partnership, holds joint authority with the managing general partner over annual budgets, capital expenditures, significant deposits into and withdrawals from the Partnership reserve account, as defined, and replacement of the management company (see Note 5). The general partners shall not have the authority to sell or refinance all or any material portion of the property without the consent of 51 percent of the limited partners. Both general partners contributed their expertise to the Partnership formation in exchange for an interest in the Partnership.

    The Partnership agreement allows for cash distributions to the general and limited partners from available net cash flow, at the discretion of the managing general partner. Net cash flow is defined as the excess of operating cash receipts over operating cash disbursements after the funding of reasonable reserves for anticipated expenses and capital replacement. Net cash flow is distributed as follows:

        (i) 99 percent to the limited partners and one percent to the general partners (0.5 percent to each) until the limited partners have received an amount equal to 12 percent per annum, cumulative, noncompounded, on their capital contributions;

        (ii) thereafter, to the Partnership reserve account, as defined; and

       (iii) thereafter, distributed to the general and limited partners in accordance with their percentage interests in the Partnership.

    Profits and losses are allocated to the partners in the same proportion as net cash flow is distributed subject to the provisions of Section 704(b) of the Internal Revenue Code of 1986 relating to substantial economic effect.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)


5.  COMMITMENTS AND CONTINGENCIES

    PROPERTY MANAGEMENT AGREEMENT

    On June 1, 1992, the Partnership entered into a five-year property management agreement with a Virginia corporation in the business of managing golf courses and clubs. The terms of the management agreement provide for a management fee of $5,000 per month plus an incentive fee of four percent of gross monthly revenues, to the extent the amount exceeds $5,000 per month. In addition, the management agreement provides for an annual incentive fee of $15,000 plus an additional five to fifteen percent of net operating income in excess of $600,000. The aggregate amount of these fees shall not exceed six percent of gross revenues with respect to the applicable calendar year or portion thereof. In addition, a membership fee of 10 percent of the gross proceeds received from initiation fees is to be paid to the management company.


    For the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994, and 1993, the Partnership incurred $25,476, $60,000, $60,000, and
$60,000 for management fees.


    During March 1996, the general partner gave notice to terminate the property management agreement discussed above. In accordance with the property management agreement, the Partnership is required to pay as much as $75,000 to the property manager for cancelling the agreement as long as the property manager is not in default with respect to this agreement. The general partner is of the opinion that the property manager is in default; accordingly, no provision for any liability that may result from this agreement has been recognized in the accompanying financial statements.

    CAPITAL LEASE OBLIGATIONS

    The Partnership has various lease agreements for irrigation system, maintenance equipment and golf carts. These obligations extend through 2001 with unexpired terms ranging from one to five years.

    Included in fixed assets in the accompanying balance sheets are the following assets held under capital leases:


                                                                                     DECEMBER 31,
                                                                               ------------------------
                                                                                  1995         1994
                                                                   JUNE 30,    -----------  -----------
                                                                     1996
                                                                  -----------
                                                                  (UNAUDITED)
Turf and maintenance equipment..................................   $ 261,000   $   261,000  $   261,000
Golf carts......................................................     196,345       196,345      196,345
Irrigation system...............................................     284,662       284,662      284,662
                                                                  -----------  -----------  -----------
Assets under capital lease......................................     742,007       742,007      742,007
Less accumulated amortization...................................     365,077       313,295      209,729
                                                                  -----------  -----------  -----------
Assets under capital lease, net.................................   $ 376,930   $   428,712  $   532,278
                                                                  -----------  -----------  -----------
                                                                  -----------  -----------  -----------

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)


5.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum lease payments and the present value of the minimum lease payments under the capital lease obligations as of December 31, 1995 are as follows:


Total future minimum lease payments......................................  $ 738,826
Less amount representing interest........................................    281,237
                                                                           ---------
Present value of minimum lease payments..................................    457,589
Current portion of capital lease obligations.............................    103,343
                                                                           ---------
Long-term portion of capital lease obligations...........................  $ 354,246
                                                                           ---------
                                                                           ---------


    As of December 31, 1995, annual maturities of the capital lease obligations for each of the next five years and in the aggregate are as follows:

1996.....................................................  $ 103,343
1997.....................................................     87,772
1998.....................................................     26,804
1999.....................................................     27,628
Thereafter...............................................    212,042
                                                           ---------
                                                           $ 457,589
                                                           ---------
                                                           ---------

6.  RELATED PARTY TRANSACTIONS

    ASSET MANAGEMENT FEE


    The general partner is entitled to receive a $45,000 annual asset management fee, increased by five percent per annum, for its services relating to the Partnership. For the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994 and 1993, the Partnership incurred asset management fees of $26,264, $51,059, $48,628 and $46,313.


    NOTE PAYABLE, RELATED PARTY


    On November 21, 1995, the Partnership entered into a $100,000 note agreement with its general partner. On April 15, 1996, the note agreement was increased to $150,000. Advances under the agreement accrue interest at two percent over the Citibank's prime rate, which was 8.75 percent at December 31, 1995. The note is unsecured and due the earlier of demand or on November 21, 1996. The balance outstanding on the note is $106,823 and $54,989 as of June 30, 1996 and December 31, 1995.


7.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Cash paid for interest was $226,535 and $197,467 for the six months ended June 30, 1996 and 1995, and $335,625, $291,047 and $356,822 for the years ended
December 31, 1995, 1994 and 1993.

                                GOOSE CREEK GOLF
                          PARTNERS LIMITED PARTNERSHIP
                        (A VIRGINIA LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


   (INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)


7.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (CONTINUED)
    Excluded from the statements of cash flows were the effects of certain noncash investing and financing activities as follows:


                                               SIX MONTHS ENDED
                                                   JUNE 30,           YEARS ENDED DECEMBER 31,
                                             --------------------  -------------------------------
                                               1996       1995       1995       1994       1993
                                             ---------  ---------  ---------  ---------  ---------
                                                 (UNAUDITED)
Accrued interest converted to debt.........  $  42,519  $  63,703  $  76,297  $ 132,146  $  44,266
Equipment acquired through capital lease
 obligations...............................  $  --      $  --      $  --      $ 297,680  $  --


8.  PROPOSED PARTNERSHIP ACQUISITION

    MetroGolf Virginia, Inc., formerly TVG (Virginia), Inc. is the managing general partner of the Partnership and is a wholly-owned subsidiary of MetroGolf Incorporated (the "Company"). The Company has offered to purchase the limited partnership interests for a combination of cash and convertible notes. The acquisition will be contingent upon the closing of the Company's initial public offering ("IPO").


    Limited partners who elect not to exchange their interest will remain limited partners in the old partnership. Each limited partner who elects to sell will receive for each $25,000 limited partnership interest $12,500 in cash and a convertible note in the amount of $26,500 or a convertible note in the amount of approximately $39,000. Each convertible note will bear interest at 6% per annum and will mature on June 1, 2005; interest only will be payable for the first 24 months from the date of the issuance of the convertible notes, with the remaining interest and principal being amortized evenly over the remaining seven years until maturity. Each convertible note will be convertible at the holder's option into common stock at any time after the date that is 13 months after the closing of the IPO at a conversion price equal to the price of the Common Stock to the public in the IPO.

    When the convertible notes are first convertible into the common stock of the Company, the Company will use its best efforts to cause such shares to be registered.

    The closing of the acquisition of the limited partnership interests and the promissory notes is contingent upon the closing of the Company's IPO. The limited partnership and promissory note acquisitions will not be consummated before the closing of the IPO, and there can be no assurance that the limited partnership interests and promissory note acquisitions or the IPO will occur.

- ------------------------------------------------
                                ------------------------------------------------
- ------------------------------------------------
                                ------------------------------------------------


    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                           --------------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
PROSPECTUS SUMMARY.............................          4
RISK FACTORS...................................          8
USE OF PROCEEDS................................         14
DIVIDEND POLICY................................         14
DILUTION.......................................         15
CAPITALIZATION.................................         16
SELECTED CONSOLIDATED AND PRO FORMA FINANCIAL
 DATA..........................................         17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS....................................         18
PARTNERSHIP ACQUISITIONS.......................         23
BUSINESS.......................................         25
MANAGEMENT.....................................         35
CERTAIN TRANSACTIONS...........................         39
CONCURRENT OFFERING............................         41
PRINCIPAL STOCKHOLDERS.........................         42
DESCRIPTION OF CAPITAL STOCK...................         43
SHARES ELIGIBLE FOR FUTURE SALE................         44
UNDERWRITING...................................         46
LEGAL MATTERS..................................         48
EXPERTS........................................         48


                           --------------------------

    Until              , 19  (25 days after the date hereof), all dealers
effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriter.

                                1,200,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                             LAIDLAW EQUITIES, INC.

                                CRUTTENDEN ROTH
                                  INCORPORATED

                                          , 1996

- ------------------------------------------------
                                ------------------------------------------------
- ------------------------------------------------
                                ------------------------------------------------

                                [ALTERNATE PAGE]
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                [ALTERNATE PAGE]


                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 22, 1996


PROSPECTUS


                                  COMMON STOCK


                             METROGOLF INCORPORATED

                                   ----------


    This Prospectus relates to the shares of common stock, no par value (the "Common Stock"), of MetroGolf Incorporated, a Colorado corporation (the "Company"), to be issued by the Company to certain holders ("Converting Shareholders") of the Company's 12% Convertible Subordinated Notes Due 1997 (the "PP Notes") upon conversion thereof. The PP Notes were issued by the Company in a private placement that ended May 30, 1996. See "The Conversion."



    On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company of 1,200,000 shares of Common Stock and the shares of Common Stock offered hereby (the "Offering") was declared effective by the Securities and Exchange Commission. The Company will receive approximately $7,110,000 in net proceeds from such public offering (assuming no exercise of the Underwriter's Over-allotment Option) after payment of underwriting discounts and commissions and estimated expenses of such offering.


    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS."

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is             , 1996

                                [ALTERNATE PAGE]


                                 THE CONVERSION



    The PP Notes are convertible into shares of Common Stock at the option of the holder of the PP Notes at any time upon the earlier of (i) the closing of the Offering; or (ii) November 30, 1996. If conversion occurs simultaneously with the closing of the Offering, each PP Note, including any accrued but unpaid interest, will convert into Common Stock at a conversion price equal to 50% of the IPO Price. After the closing of the Offering, each PP Note, including any accrued but unpaid interest, will be convertible into Common Stock at a conversion price of 50% of the "Market Price of the Common Stock." The "Market Price of the Common Stock" is defined as follows: (i) if the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or another securities exchange designated by the Company's Board of Directors, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the market price shall be the average closing price of the Common Stock as reported by THE WALL STREET JOURNAL for the previous five trading days from the date the price is to be determined, or, if no such price is reported for any of such days, then the average will be calculated as of the last immediately preceding five trading days on which the closing price is so reported; or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the market price will be the average of the last reported highest bid and lowest asked prices for the previous five trading days as quoted on the NASD Automated Quotation System; or
(iii) if the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the market price will be determined in such reasonable manner as may be determined by the Company's Board of Directors.



    The Common Stock issuable upon conversion of the PP Notes is registered herewith. Pursuant to the terms of the PP Notes, holders of such Common Stock may not sell such Common Stock for a period of 180 days following the date of consummation of the Offering unless sooner allowed by the underwriters (the "Underwriters") of the Offering.

                                [ALTERNATE PAGE]

                        SHARES ELIGIBLE FOR FUTURE SALE


    The Company has 3,895,147 shares of the Common Stock outstanding (including shares of Common Stock issuable upon exercise of certain warrants, conversion of the PP Notes, conversion of the Convertible Notes and other rights to acquire Common Stock (not including 25,000 shares issuable upon exercise of Laidlaw Equities, Inc.'s warrant, or 250,000 shares issuable under the Stock Option
Plan). Of these shares, 1,200,000 shares of Common Stock are freely tradable without restriction or future registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. Of the remaining 2,575,147 shares of Common Stock, the shares offered hereby are freely tradable upon expiration of the 180-day Underwriters' lock-up or upon earlier waiver of such lock-up by the Underwriters.



    In addition, the Company has agreed to file and use its best efforts to become effective on the date that is 13 months after the date of the closing of the Offering and to cause to remain effective for a period of one year, a registration statement covering the shares of Common Stock issuable upon conversion of the Convertible Notes and the warrants issued in connection therewith. All of the shares that are owned by Mr. Tourtellotte; officers; directors; and persons owning 5% or more of the outstanding Common Stock of the Company, or warrants or options to purchase 5% or more of such Common Stock, or securities convertible into 5% or more of such Common Stock, or any combination thereof that aggregates 5% or more of the outstanding Common Stock are subject to a lock-up to refrain from making any public sale or distribution of their Common Stock or such warrants, options or convertible securities (pursuant to Rule 144 or otherwise) without the prior written consent of the Underwriters for 13 months after the date hereof.



    In general, under Rule 144 as it is currently in effect, a person (or persons whose shares are required to be aggregated) who beneficially owns Restricted Shares with respect to which at least two years have elapsed since the later of the date the shares were acquired from the Company, including persons who may be deemed to be affiliates of the Company, would be entitled to sell, within any three-month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of the Common Stock or the average weekly reported trading volume in the over-the-counter market during the four calendar weeks preceding the filing of the Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and to the availability of current public information about the Company. A person who is not an affiliate of the Company under the Securities Act, has not been an affiliate during the preceding 90 days, and who beneficially owns shares with respect to which at least three years have elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell such shares under Rule 144(k) without regard to the requirements described above.



    Until the existing stockholders of the Company have held the Restricted Shares for two years, no sale of Restricted Shares will be permitted under Rule
144. The Company is unable to estimate the number of shares that may be sold under Rule 144 after the two-year minimum holding period has elapsed, since this will depend on the market price for the Common Stock, the personal circumstances of the sellers and other factors. Additionally, Laidlaw Equities, Inc. has the right under its warrant to purchase 25,000 shares of Common Stock, at any time during the exercise period thereof, to require the Company to file and keep effective for so long as may be reasonably necessary for Laidlaw Equities, Inc. to dispose of such shares, a registration statement covering such shares.



    The Company may file a registration statement under the Securities Act to register Common Stock to be issued to employees pursuant to the Stock Option Plan. Such registration statement may be filed at any time after the date of this Prospectus and would become effective immediately upon filing. Shares issued pursuant to the Stock Option Plan after the effective date of any registration statement covering such shares generally will be available for sale in the open market. As of the date of this Prospectus, no options to purchase shares of Common Stock have been granted under the Stock Option Plan; however, the Company expects to grant options to purchase 5,000 shares of Common Stock at the IPO Price to Michael C. McGetrick if he is elected as a Director of the Company. See "Management -- Stock Option Plan."

                                [ALTERNATE PAGE]


    The following table summarizes all shares eligible for future sale as of the date of this Prospectus assuming, conversion of the PP Notes on the date of the closing of the Company's initial public offering, conversion of the Convertible Notes (assuming 90% of the limited partners of ICGP and GCGP accept the Offer to Purchase and elect to receive 55% (ICGP) and 65% (GCGP) Convertible Notes) and exercise all of warrants, whether vested or unvested. This table does not reflect any options eligible for issuance under the Stock Option Plan.



NAME                                                   NUMBER OF SHARES   PERCENTAGE OWNERSHIP
- -----------------------------------------------------  -----------------  ---------------------
Charles D. Tourtellotte..............................        1,120,000              28.8%
J.D. Finley..........................................           80,500               2.1%
Ernie Banks..........................................           12,513               0.3%
Jack F. Lasday.......................................           20,271               0.5%
Preferred Stockholders...............................          244,750               6.3%
Preferred Stock Placement Agent......................            9,292               0.2%
Laidlaw Equities, Inc................................           25,000               0.6%
Underwriters' warrants...............................          120,000               3.1%
PP Notes.............................................          553,571              14.2%
Convertible Notes....................................          502,500              13.1%
                                                       -----------------
Shares publicly held.................................        1,200,000              30.8%
                                                       -----------------           -----
    Total............................................        3,895,147             100.0%
                                                       -----------------           -----
                                                       -----------------           -----



    Prior to the Offering, there has been no public market for any of the Company's securities, including the Common Stock, and no predictions can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. There can be no assurance that a regular trading market will develop in the Common Stock.

                                [ALTERNATE PAGE]

                           CONCURRENT PUBLIC OFFERING


    On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an underwritten offering of 1,200,000 shares of Common Stock by the Company and up to 180,000 additional shares of Common Stock to cover over-allotment, if any.

                                [ALTERNATE PAGE]

- ------------------------------------------------
                                ------------------------------------------------
- ------------------------------------------------
                                ------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
PROSPECTUS SUMMARY.............................
RISK FACTORS...................................
DIVIDEND POLICY................................
CAPITALIZATION.................................
SELECTED CONSOLIDATED FINANCIAL DATA...........
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS....................................
PARTNERSHIP ACQUISITION........................
BUSINESS.......................................
MANAGEMENT.....................................
CERTAIN TRANSACTIONS...........................
CONCURRENT PUBLIC OFFERING.....................
PRINCIPAL STOCKHOLDERS.........................
DESCRIPTION OF CAPITAL STOCK...................
SHARES ELIGIBLE FOR FUTURE SALE................
LEGAL MATTERS..................................
EXPERTS........................................


                           --------------------------

    UNTIL             , 19  (25 DAYS AFTER THE DATE HEREOF), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER.

                                     [LOGO]

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                                          , 1996

- ------------------------------------------------
                                ------------------------------------------------
- ------------------------------------------------
                                ------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The amount of expenses in connection with the issuance and distribution of the Common Stock registered hereby are set forth in the following table. All the amounts shown are estimates, except the SEC registration fee and the NASD filing fee.


SEC Registration Fee...........................................  $ 5,334.00
NASD Filing Fee................................................    1,932.00
Accounting Fees and Expenses...................................      *
Legal Fees and Expenses........................................      *
Printing and Engraving Costs...................................      *
Blue Sky Fees and Expenses.....................................      *
Stock Exchange Fees............................................      *
Transfer Agent and Registrar Fees..............................      *
Miscellaneous..................................................      *
                                                                 ----------
Total..........................................................
                                                                 ----------
                                                                 ----------


- ------------------------
* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


    Article 109 of the Colorado Business Corporation Act ("CBCA") authorizes the Registrant to indemnify its directors and officers under specified circumstances. The Bylaws of the Registrant provide that the Registrant shall, subject to approval by a majority of its directors, indemnify, to the extent permitted by Colorado law, its directors and officers. The CBCA does not limit an officer's or director's liability for violation of the federal securities laws.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    In the three year period prior to the filing of this Registration Statement, the Registrant has sold the following unregistered securities:


COMMON STOCK



    On July 29, 1994, the date of incorporation of the Company, the Company issued 1,045,000 shares of its Common Stock to the Company's founder, Charles D. Tourtellotte, in exchange for all of his common stock of the general partners of ICGP and GCGP.


PREFERRED STOCK UNITS


    Between July 29, 1994 and August 28, 1995, the Registrant sold 45,500 Units; each Unit consists of one share of its Redeemable Preferred Stock and warrants to purchase 5.5 shares of its Common Stock at an exercise price of $1.45 per share. The Units were sold for cash at $25 per unit, resulting in gross proceeds to the issuer of $1,137,500. Rodman & Renshaw, Inc. acted as placement agent for the offering of Units and received cash compensation equal to 9% of the gross proceeds raised in the offering ($101,250). In addition, Rodman & Renshaw, Inc. received warrants to purchase 17,050 shares of Common Stock at an exercise price of $1.45 per share. None of the warrants have been exercised as of the date of this Registration Statement.


CONVERTIBLE NOTES


    Between May 20, 1996 and May 30, 1996, the Registrant sold $2,025,000 aggregate principal amount of its 12% Convertible Subordinated Notes Due 1997 (the "PP Notes"). The PP Notes were sold for 100% of their principal amount, resulting in gross proceeds to the issuer of $2,025,000. Laidlaw Equities, Inc. acted as placement agent for the PP Notes and received cash compensation equal to 10% of the gross proceeds raised in the offering ($202,500). In addition, Laidlaw Equities, Inc.

purchased for $100 warrants to purchase 25,000 share of Common Stock at an exercise price equal to 120% of the price to public in the offering of the Common Stock registered hereby. None of the warrants have been exercised as of the date of this Registration Statement.

OFFICERS' AND DIRECTORS' WARRANTS

    In 1995, the Registrant issued warrants to purchase 12,513 shares of Common Stock at an exercise price of $1.45 per share to each of its two non-management directors, Ernie Banks and Jack F. Lasday. These warrants were issued as compensation for serving as directors. The Registrant does not otherwise compensate its directors except for their reasonable expenses in attending meetings of the board of directors. None of the warrants has been exercised as of the date of this Registration Statement.

    As compensation for their services in 1995, the Registrant issued warrants to purchase 75,000 shares of Common Stock at an exercise price of $1.45 per share to each of Charles D. Tourtellotte, its President, and J.D. Finley, its Executive Vice President and Chief Financial Officer. None of the warrants has been exercised as of the date of this Registration Statement.

EXEMPTION FROM REGISTRATION CLAIMED


    The Common Stock, Units and PP Notes described above were issued pursuant to
Section 4(2) of the Securities Act of 1933 and in reliance on Rules 505 and 506 of Regulation D under the Securities Act of 1933. The Common Stock, Units and the PP Notes were offered and sold in separate private offerings not involving any form of general solicitation and only to persons that the Company reasonably believed to be "accredited investors" as contemplated by Regulation D or to fewer than 35 persons that the Company had reason to believe were not "accredited investors" but that the Company reasonably believed satisfied the conditions set forth in Rule 506(b)(ii), and in each case who made appropriate investment representations in their purchase agreements. The Officers' and Directors' warrants were issued as compensation for services and were not offered to any other person.


ITEM 16.  EXHIBITS AND FINANCIAL SCHEDULES

    (a) Exhibits


   1       Form of Underwriting Agreement**
   3.1     Articles of Incorporation, as amended, incorporated herein by reference from the Registrant's Offering Statement on Form 1-A (File No. 24D-3840) with
            June 3, 1996 amendment filed herewith.
   3.2     Bylaws, incorporated herein by reference from the Registrant's Offering
            Statement on Form 1-A (File No. 24D-3840)
   4       Specimen Common Stock Certificate of MetroGolf Incorporated**
   4.2     Form of Note Purchase Agreement dated May 8, 1996 between The Vintage Group
            USA, Ltd. and the Purchasers of its 12% Convertible Subordinated Notes due
            1997 (the PP Notes)
   5       Form of Opinion of Brownstein Hyatt Farber & Strickland, P.C.**
  10.1     Employment Agreement between the Company and Charles D. Tourtellotte effective as of January 1, 1996
  10.2     Employment Agreement between the Company and J.D. Finley effective as of
            January 1, 1996
  10.3     Employment Agreement between the Company and James K. Dignan effective as of
            July 1, 1996
  10.4(a)  Form of outstanding Warrant Certificates, incorporated herein by reference from the Registrant's Offering Statement on Form 1-A (File No. 24D-3840)
  10.4(b)  Warrant Agreement, incorporated herein by reference from the Registrant's
            Offering Statement on Form 1-A (File No. 24D-3840)

  10.7     Agreement of Limited Partnership of Illinois Center Golf Partners L.P.,
            incorporated herein by reference from the Registrant's Offering Statement on
            Form 1-A (File No. 24D-3840)
  10.8     Ground Sublease and Sublicense Agreement for Illinois Center Golf Facilities
            between Illinois Center Golf Partners L.P. and Illinois Center Plaza
            Venture, as amended, incorporated herein by reference from the Registrant's
            Offering Statement on Form 1-A (File No. 24D-3840)
  10.9     Agreement of Limited Partnership of Goose Creek Golf Partners Limited
            Partnership, incorporated herein by reference from the Registrant's Offering
            Statement on Form 1-A (File No. 24D-3840)
  10.10    Credit Line Deed of Trust for the benefit of Textron Financial Corporation, incorporated herein by reference from the Registrant's Offering Statement on
            Form 1-A (File No. 24D-3840)
  10.11    Port Authority Letter Agreement, incorporated herein by reference from the
            Registrant's Offering Statement on Form 1-A (File No. 24D-3840)
  10.12    Operating Agreement of Vintage New York Golf L.L.C., incorporated herein by reference from the Registrant's Offering Statement on Form 1-A (File No.
            24D-3840)
  10.13    Agreement of Purchase and Sale between Robert Selleck and Fremont Golf
            Partnership and The Vintage Group USA Ltd. dated as of March 19, 1996
  10.14    Letter of Intent relating to Harborside Golf Center from The Vintage Group
            USA Ltd. to Shapery Enterprises dated March 18, 1996
  10.15    Management Agreement between MetroGolf Management, Inc. and Illinois Center
            Golf, incorporated herein by reference from the Registrant's Offering
            Statement on Form 1-A (File No. 24D-3840)
  10.16    Settlement Agreement relating to 15% interest in Illinois Center Golf and
            Goose Creek, incorporated herein by reference from the Registrant's Offering
            Statement on Form 1-A (File No. 24D-3840)
  10.17    Company's 1996 Stock Option and Stock Bonus Plan
  10.18    Management Agreement between MetroGolf Management, Inc. and the Company dated
            July 1, 1996 relating to Fremont Golf Center.**
  10.19    Management Agreement between MetroGolf Management, Inc. and MetroGolf (San
            Diego) Incorporated dated July 1, 1996 relating to Harborside Golf Center.**
  10.20    Form of Note from the Company to the limited partners of ICGP that accept the
            Offer to Purchase.**
  10.21    Form of Warrant from the Company to the limited partners of ICGP that accept the Offer to Purchase.**
  10.22    Form of Note from the Company to the limited partners of GCGP that accept the
            Offer to Purchase.**
  11       Statement re Computation of per share Earnings**
  21       Subsidiaries of the Registrant**
  23.1     Consent of BDO Seidman, LLP**
  23.2     Consent of Brownstein Hyatt Farber & Strickland, P.C. (included in their opinion filed as Exhibit 5.1)**
  23.3     Consent of Michael S. McGetrick**

  24       Power of Attorney (appears on the signature page of Form S-1 Registration
            Statement)
  27.1     Financial Data Schedule**
(b)        Financial Statement Schedules
            (i) MetroGolf Incorporated and Subsidiaries
               Report of Independent Certified Public Accountants
               Schedule II -- Valuation and Qualifying Accounts


- ------------------------

** Filed herewith.


ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

        (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant tot he foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such case.

    The undersigned hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 4214(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 1 to the Company's Registration Statement (Form S-1) to be signed on its behalf by the undersigned thereunto
duly authorized on                   .


                                          METROGOLF INCORPORATED

                                          By: /s/ CHARLES D. TOURTELLOTTE

                                             -----------------------------------
                                              CHARLES D. TOURTELLOTTE
                                              PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Company's Registration Statement (Form S-1) has been signed below by the following persons in the capacities and on the dates indicated.



August 22, 1996                          /s/ CHARLES D. TOURTELLOTTE
- --------------------------------------   --------------------------------------------------
Date                                     CHARLES D. TOURTELLOTTE
                                         President and Director

August 22, 1996                          /s/ J.D. FINLEY
- --------------------------------------   --------------------------------------------------
Date                                     J. D. FINLEY
                                         Vice President and Chief Financial Officer

August 22, 1996                          /s/ ERNIE BANKS
- --------------------------------------   --------------------------------------------------
Date                                     ERNIE BANKS
                                         Director

August 22, 1996                          /s/ JACK F. LASDAY
- --------------------------------------   --------------------------------------------------
Date                                     JACK F. LASDAY
                                         Director